    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1999


                                                      REGISTRATION NO. 333-79619
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             WEST PENN FUNDING LLC
       (EXACT NAME AS SPECIFIED IN REGISTRANT'S CERTIFICATE OF FORMATION)

                      DELAWARE                                             25-1843349
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                    ORGANIZATION)

                            ------------------------
                             WEST PENN FUNDING LLC

                           2325B-2 RENAISSANCE DRIVE


                              LAS VEGAS, NV 89119


                                 (702) 895-6752

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               KRISTINE W. EPPES


                           2325B-2 RENAISSANCE DRIVE


                              LAS VEGAS, NV 89119


                                 (702) 895-6752

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

       GREGORY M. SHAW, ESQ.              THOMAS K. HENDERSON, ESQ.             GEOFFREY K. HURLEY, ESQ.
      CRAVATH, SWAINE & MOORE               ALLEGHENY ENERGY, INC.                  LATHAM & WATKINS
          WORLDWIDE PLAZA                   10435 DOWNSVILLE PIKE                   885 THIRD AVENUE
         825 EIGHTH AVENUE                HAGERSTOWN, MD 21740-1766                NEW YORK, NY 10022
         NEW YORK, NY 10019                     (301) 790-3400                       (212) 906-1200
           (212) 474-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
       TITLE OF SECURITIES              AMOUNT TO BE         AGGREGATE OFFERING      AGGREGATE OFFERING          AMOUNT OF
        BEING REGISTERED                 REGISTERED           PRICE PER UNIT*              PRICE*             REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Transition Bonds.................       $600,000,000                100%                $600,000,000             $166,522**
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


 * Estimated solely for the purposes of calculating the registration fee.


** Calculated pursuant to Rule 457(o) of the Securities Act. Aggregate fee of
   $166,800 less fee of $278 paid in connection with original Registration Statement filed on May 28, 1999.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED OCTOBER 21, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus dated [               ], 1999)

                             West Penn Funding LLC
                                     Issuer

                            West Penn Power Company
                            Originator and Servicer

                                 Series 1999-A

                         $600,000,000 Transition Bonds


THE ISSUER WILL ISSUE:


                                CLASS A-1            CLASS A-2            CLASS A-3            CLASS A-4
                            -----------------    -----------------    -----------------    -----------------
Principal Amount..........  $                    $                    $                    $
Price.....................  $                    $                    $                    $
                                            (%)                  (%)                  (%)                  (%)
Underwriter's Discounts
  and Commission..........  $                    $                    $                    $
                                            (%)                  (%)                  (%)                  (%)
Proceeds to the Issuer....  $                    $                    $                    $
Bond Rate.................                   %                    %                    %                    %
Interest Paid.............
First Payment Date........     March 27, 2000       March 27, 2000       March 27, 2000       March 27, 2000
Expected Final Payment
  Date....................
Termination Date..........


                            ------------------------


           BEFORE YOU PURCHASE THESE SECURITIES, YOU SHOULD CAREFULLY

                 CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18
                        IN THE ACCOMPANYING PROSPECTUS.

                            ------------------------


    -- These securities are obligations of West Penn Funding LLC only and are backed only by the assets of West Penn Funding LLC.



    --    The issuer is a special purpose entity.


                            ------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


There currently is no secondary market for the Series 1999-A Bonds, and there is no assurance that one will develop.


                            ------------------------

                           MORGAN STANLEY DEAN WITTER

GOLDMAN, SACHS & CO.                                   PNC CAPITAL MARKETS, INC.
BANC OF AMERICA SECURITIES LLC              PRYOR, McCLENDON, COUNTS & CO., INC.


The date of this prospectus supplement is [               ], 1999.

                               TABLE OF CONTENTS


WHERE TO FIND INFORMATION IN THESE DOCUMENTS................  S-1
SUMMARY OF TERMS............................................  S-2
   Securities Offered.......................................  S-2
   Introduction.............................................  S-4
   The Collateral...........................................  S-6
   Interest.................................................  S-6
   Principal................................................  S-6
   Credit Enhancement.......................................  S-7
   Optional Redemption......................................  S-7
   Intangible Transition Charge Adjustment Process..........  S-7
   Tax Status...............................................  S-8
   ERISA Considerations.....................................  S-8
   Servicer's and Issuer's Mailing Address and Telephone
     Number of Principal Executive Office...................  S-8
THE SERIES 1999-A BONDS.....................................  S-9
   General..................................................  S-9
   Distributions from the Collection Account................  S-9
   Interest.................................................  S-10
   Principal................................................  S-10
   Optional Redemption......................................  S-13
   Overcollateralization....................................  S-13
   Other Credit Enhancement.................................  S-14
   Reports to Holders of Series 1999-A Bonds................  S-15
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY...............  S-15
   The Intangible Transition Charges........................  S-15
   Rate Schedule Descriptions...............................  S-17
   Adjustments to the Intangible Transition Charges.........  S-18
DESCRIPTION OF WEST PENN'S BUSINESS.........................  S-19
SERVICING...................................................  S-19
   Servicing Fee............................................  S-19
   Servicer Advances........................................  S-19
UNDERWRITING THE SERIES 1999-A BONDS........................  S-20
RATINGS.....................................................  S-21
GLOSSARY OF DEFINED TERMS...................................  S-22

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We provide information to you about the transition bonds in two separate documents that progressively provide more detail:

     (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of transition bonds; and

     (b) this prospectus supplement, which describes the specific terms of your series of transition bonds.

     This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your series of transition bonds. You are urged to read both documents. In particular, you should read the information under the heading "Risk Factors," beginning on Page 18 of the accompanying prospectus.

     This supplement begins with several sections describing these securities:

      -- Summary of Terms provides important amounts, dates and other terms of your series;

      -- The Series 1999-A Bonds describes the key structural features of your series; and

      -- Description of Intangible Transition Property describes the intangible transition charges that provide the source for payment of your series and refers you to the sections in the accompanying prospectus where you can find further information about the intangible transition charges and other collateral for the transition bonds.

     As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in your series of transition bonds. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

     YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE ISSUER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS

     The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the transition bonds, carefully read this entire document and the accompanying prospectus.

SECURITIES OFFERED

                         SERIES 1999-A TRANSITION BONDS

                                  $600,000,000





ISSUER:                   WEST PENN FUNDING LLC
ORIGINATOR AND SERVICER:  WEST PENN POWER COMPANY
SELLER:                   WEST PENN FUNDING CORPORATION
BOND TRUSTEE:             BANKERS TRUST COMPANY
PRICING DATE:             [               ], 1999
SERIES ISSUANCE DATE:     [               ], 1999
CLEARANCE AND
   SETTLEMENT:            DTC/CEDEL/EUROCLEAR

                       INITIAL CLASS PRINCIPAL BALANCE      BOND RATE      % OF TOTAL SERIES PRINCIPAL
                       -------------------------------      ---------      ---------------------------
Class A-1
Class A-2
Class A-3
Class A-4


Servicing Fee:               On each payment date, the issuer will pay the
                             servicer the quarterly servicing fee with respect to all series of transition bonds, solely to the extent that the issuer has funds available to pay this fee. So long as West Penn acts as servicer, this quarterly fee will be $312,500. If a successor servicer is appointed, the quarterly servicing fee will be based on an amount approved by the Pennsylvania Public Utility Commission, but not in excess of a per annum rate equal to 1.5% of the outstanding principal balance of the transition bonds. The servicer will be entitled to retain as additional compensation net investment income it receives on the intangible transition charges it collects pending remittance to the bond trustee, as well as any late fees paid by customers to the servicer which are associated with the intangible transition charges.

Anticipated Ratings:         S&P/Fitch IBCA                   AAA Moody's
                                                           Aaa


Credit Enhancement:          Intangible transition charge adjustments;
overcollateralization, funded over the life of the Series 1999-A Bonds and expected to reach 0.50% of the initial principal balance of this series of transition bonds; capital of the issuer, funded upon the issuance of each series and expected to be 0.50% of the initial principal balance of this series of transition bonds.



Payment Dates:               March 25, June 25, September 25 and December 26 of
                             each year or, if not a business day, the next business day.



First Payment Date:          March 27, 2000.


                                      CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
                                      ---------   ---------   ---------   ---------
Expected Final Payment Date:*
Termination Date:


                             *The expected final payment date is the date upon which the issuer expects to make the final payment on your Series 1999-A Bond. However, the final payment on your Series 1999-A Bond may be made after that date. Your Series 1999-A Bond will not be in default unless it is not paid in full by its termination date set forth above.



Optional Redemption:         All Series 1999-A Bonds are subject to optional
                             redemption in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than or equal to 5% of the initial principal balance.



Record Date:                 Close of business on the business day prior to any
                             payment date.


                                      CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
                                      ---------   ---------   ---------   ---------
CUSIP Numbers:

INTRODUCTION

     The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Prior to enactment of the Pennsylvania Competition Act, electric utilities, such as West Penn Power Company, invested in various generation-related assets, such as electric generating facilities and power purchase contracts with third-party generators of electricity, to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered these investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.

     One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets. Accordingly, the utilities may incur a loss in value of their generation-related assets as a result of the transition from a regulated environment to competition for electric generation services.

     The Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as stranded costs, by including a new type of charge in their customers' bills. These new charges are known as competitive transition charges. Utilities are authorized to securitize the right to recover all or a portion of these charges through the issuance of transition bonds, such as the securities described in this prospectus supplement. This right is known as intangible transition property. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with the issuance, credit enhancing and servicing of the transition bonds through intangible transition charges included in customers' electric bills. Intangible transition charges will reduce the amount of competitive transition charges.

     Intangible transition property was created by the Pennsylvania Competition Act and a qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on November 19, 1998, as supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on August 12, 1999. Intangible transition property represents the irrevocable right to collect intangible transition charges from customers to recover:

      --    the aggregate principal amount of transition bonds; and

      -- an amount sufficient to provide for any credit enhancement to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

     Intangible transition charges are nonbypassable. Customers cannot avoid paying them even if they purchase electricity from a supplier other than West Penn Power Company.

     On the series issuance date, West Penn Power Company will contribute intangible transition property to West Penn Funding Corporation, which will then sell the intangible transition property to West Penn Funding LLC, which will then pledge all its property, including the intangible transition property, to the bond trustee as the collateral for the transition bonds. West Penn Funding LLC's other property that makes up the collateral for these securities is described in this summary under the subcaption "The Collateral."

     For more information on the Pennsylvania Competition Act, intangible transition property and intangible transition charges, you should review the material under the captions entitled "Risk Factors," "The Pennsylvania Competition Act," "West Penn's Restructuring Plan" and "The Qualified Rate Order and the Intangible Transition Charges" in the accompanying prospectus.


     The following is a summary of other specific matters related to these securities:

THE COLLATERAL

The Series 1999-A Bonds will be secured by the collateral, primarily consisting of:


    -- all the issuer's right, title and interest in and to the intangible transition property transferred by West Penn Funding Corporation to the issuer under the intangible transition property sale agreement;



    -- collections of intangible transition charges that are remitted to the issuer under the servicing agreement between the issuer and the servicer;



    -- the issuer's rights, except for provisions for indemnification of West Penn Funding Corporation and the issuer, under the intangible transition property transfer agreement between West Penn and West Penn Funding Corporation;



    -- the issuer's rights, except for provisions for indemnification of the issuer, under the sale agreement;



    -- the issuer's rights, except for provisions for indemnification of the issuer, under the servicing agreement; and


    -- specified bank accounts of the issuer and all amounts or investment property in these accounts, other than cash amounts payable to West Penn Funding Corporation or the servicer described in the accompanying prospectus.


For a more detailed description of the collateral for the transition bonds, you should review the material under the captions "The Qualified Rate Order and the Intangible Transition Charges" and "The Indenture--Security" in the accompanying prospectus. For a summary of the terms of the transfer agreement, see "The Transfer Agreement" in the accompanying prospectus. For a summary of the terms of the sale agreement, see "The Sale Agreement" in the accompanying prospectus. For a summary of the terms of the servicing agreement, see "The Servicing Agreement" in the accompanying prospectus.


INTEREST

Holders of each class of this series are expected to receive interest at the bond rate for that class as set forth on the cover of this prospectus supplement.

Interest on the Series 1999-A Bonds will be calculated on the basis of a 360-day year of four 90-day periods. With respect to the first payment date, interest will accrue from the issuance date.

You should also review the material under the caption "The Series 1999-A Bonds--Interest" in this prospectus supplement.

PRINCIPAL

On each payment date, to the extent of available funds, the bond trustee will make principal payments in accordance with the expected amortization schedule set forth under the caption "The Series 1999-A Bonds--Principal" in this prospectus supplement. The actual amount of principal paid on any payment date on your Series 1999-A Bond may be less than the amount set forth in the expected amortization schedule for that payment date.

Other than in the event of a redemption or acceleration upon an event of default, in no event will the principal paid to any class on any payment date be greater than the amount necessary to reduce the principal balance of that class to the amount specified in the expected amortization schedule for that class and that payment date.

CREDIT ENHANCEMENT


Overcollateralization.   Overcollateralization is the pledge by the issuer of
collateral, in this case intangible transition property, in excess of what is expected to be needed to cover the repayment of your Series 1999-A Bond. The overcollateralization for these securities will be funded over the life of the Series 1999-A Bonds and is expected to reach 0.50% of the initial principal balance of this series of transition bonds.



Additional Credit Enhancement. In addition, capital of the issuer (expected to be 0.50% of the initial principal balance of this series of transition bonds) is available to make payments on any series of transition bonds as described in the accompanying prospectus. In addition, intangible transition charges will be subject to periodic review and adjustment, as described below under "Intangible Transition Charge Adjustment Process."


You should also review the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payment" in the accompanying prospectus.

OPTIONAL REDEMPTION

The Series 1999-A Bonds may be redeemed in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than or equal to 5% of the initial principal balance.

You should also review the material under the caption "The Series 1999-A Bonds--Optional Redemption" in this prospectus supplement.


INTANGIBLE TRANSITION CHARGE ADJUSTMENT PROCESS


West Penn, as servicer of the intangible transition property on behalf of the issuer, will make adjustments to the intangible transition charges it bills to customers, upon approval by the Pennsylvania Public Utility Commission, if West
Penn:

(1)   collects insufficient intangible transition charges, or

(2)   collects excess amounts of intangible transition charges,

in order:

(1)   to make timely payments on the Series 1999-A Bonds,

(2)   to pay fees, costs and charges associated with the transition bonds, and

(3)   to fund any of the subaccounts to its required level.

The following table summarizes the adjustment frequency of the intangible transition charges with respect to the Series 1999-A Bonds:


                          Adjustment Date
                          ---------------
Annual Adjustments...  1/1/01-1/1/07
Quarterly
  Adjustments........  1/1/08 and 4/1/08
Monthly
  Adjustments........  7/1/08-1/1/08

The first annual adjustment will become effective on January 1, 2001. No adjustment will be made January 1, 2000.



If the last class of the Series 1999-A Bonds is not paid at its termination date, the intangible transition charges will continue to be charged but not for electricity delivered after December 31, 2008. In that case, the final adjustment date will be November 1, 2008.



For a more detailed description of the intangible transition charge adjustment process, you should review the material under the caption "Description of Intangible Transition Property--Adjustments to the Intangible Transition Charges" and the material under the caption "The Qualified Rate Order and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.


TAX STATUS

West Penn has received a ruling from the Internal Revenue Service that the transition bonds will be classified as obligations of West Penn Funding Corporation. Based on the ruling, for U.S. federal income tax purposes, the transition bonds will be treated as debt of West Penn Funding Corporation secured by a pledge of the collateral.

The issuer will be treated as a division of West Penn Funding Corporation and will not be treated as a separate taxable entity.

Transition bondholders who are not United States taxpayers generally will not be subject to United States federal income or withholding taxes on interest received on the transition bonds.

For information regarding the application of U.S. federal income tax laws, you should see the section captioned "United States Taxation" in the accompanying prospectus.

In addition, in the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Pennsylvania tax counsel to the issuer and West Penn, interest from the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to inheritance and estate taxes. Neither residents nor nonresidents of Pennsylvania will be subject at the present time to an intangible personal property tax with respect to the transition bonds. See "Material Commonwealth of Pennsylvania Tax Matters" in the accompanying prospectus.

ERISA CONSIDERATIONS

Employee benefit plans are permitted to purchase transition bonds.

You should also review the material under the caption "ERISA Considerations" in the accompanying prospectus.

SERVICER'S AND ISSUER'S MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE:


The mailing address of West Penn is West Penn Power Company, 800 Cabin Hill Drive, Greensburg, PA 15601, and its telephone number is (724) 837-3000. The mailing address of the issuer is West Penn Funding LLC, 2325B-2 Renaissance Drive, Las Vegas, NV 89119, and its telephone number is (702) 895-6752.

                                  RISK FACTORS

     For a discussion of the material risks associated with an investment in the Series 1999-A Bonds, you should review the discussion under "Risk Factors," which begins on page 18 of the accompanying prospectus.

                            THE SERIES 1999-A BONDS

GENERAL


     The Series 1999-A Bonds will be issued under and secured under a base
indenture dated as of [                  ], 1999 between the issuer and Bankers
Trust Company, as bond trustee, as supplemented by the Series 1999-A supplemental indenture to that base indenture.



     Some terms used in this prospectus supplement are defined in the glossary of defined terms, located on page S-22 of this prospectus supplement or in the glossary of defined terms, located on page 150 of the accompanying prospectus.



     The Series 1999-A Bonds will be issued on the series issuance date in denominations of $1,000 and integral multiples of $1,000 and will be comprised of the classes listed above under "Summary of Terms--Securities Offered."



     Interest and principal relating to the Series 1999-A Bonds will be paid through the Depository Trust Company or, if the Series 1999-A Bonds are no longer in book-entry form, will be payable at the offices of Bankers Trust Company at Four Albany Street, 10th Floor, New York, NY 10006. Generally, payment will be made by check mailed first-class, postage prepaid to a holder's address as it appears on the transition bond register on each record date. For Series 1999-A Bonds registered on a record date in the name of the nominee of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by that nominee, except as described below. The final installment of principal and premium, if any, payable with respect to any Series 1999-A Bond will be payable, after prior notice to the holder, only upon presentation and surrender of the Series 1999-A Bond at a place specified in that notice.


DISTRIBUTIONS FROM THE COLLECTION ACCOUNT


     Amounts distributed from the collection account as described in "The Indenture--Allocations and Payments" in the accompanying prospectus will be applied among the classes of the Series 1999-A Bonds on each payment date as follows:


         (1) with respect to interest, to each class on a pro rata basis based on the amount of interest payable to that class and

         (2) with respect to principal, to each class as described under "--Principal" in this section.

INTEREST


     Interest on each class of the Series 1999-A Bonds will accrue from the series issuance date at the respective bond rates indicated in the section at the beginning of this prospectus supplement entitled "Summary--Securities Offered." The interest will be payable on each payment date, commencing March 27, 2000, to the persons in whose names the Series 1999-A Bonds of each class are registered at the close of business on the applicable record date.


     Interest on the Series 1999-A Bonds will be calculated on the basis of a 360-day year of four 90-day periods.


     The interest accrual period for any payment date shall be the period from and including the preceding payment date -- or, in the case of the first payment date, from and including the series issuance date -- to and excluding that payment date.



     The record date for any payment date shall be the close of business on the business day prior to that payment date.


PRINCIPAL


     On each payment date, the bond trustee shall, as of the related record date and subject to the availability of funds, make principal payments on each class of transition bonds in accordance with the expected amortization schedule.



     To the extent that more than one class of Series 1999-A Bonds is to receive payments of principal in accordance with the expected amortization schedule on any payment date, the applicable funds will be allocated in a sequential manner, to the extent funds are available, as follows:


         (1) To the holders of the Series 1999-A Bonds, Class A-1, until this class is retired in full;

         (2) To the holders of the Series 1999-A Bonds, Class A-2, until this class is retired in full;

         (3) To the holders of the Series 1999-A Bonds, Class A-3, until this class is retired in full; and

         (4) To the holders of the Series 1999-A Bonds, Class A-4, until this class is retired in full.


     The principal payment on any class on a payment date will not be greater than the amount necessary to reduce the class principal balance of that class to the amount specified in the expected amortization schedule for that class and payment date unless an acceleration of payments following an event of default or a redemption occurs.



     Class principal balance means the initial principal balance of a class, reduced by principal distributed to that class in accordance with the terms of the indenture.


     The entire unpaid principal amount for any class of the Series 1999-A Bonds will be due and payable on the applicable class termination date.

     In the event of an acceleration of payments following a default on the Series 1999-A Bonds, principal payments on each class of Series 1999-A Bonds will be made on a pro rata basis based on the respective outstanding principal balance for each class as of the prior payment date.


     The following expected amortization schedule sets forth the scheduled outstanding class principal balance for each class of the Series 1999-A Bonds at each payment date, after giving effect to the payments made on that date, from the series issuance date to the expected final payment date for that class. In preparing the table, it has been assumed that:



         (1)   the Series 1999-A Bonds are issued on November [   ], 1999;



         (2) payments on the Series 1999-A Bonds are made on each payment date, commencing on March 27, 2000;



         (3) the quarterly servicing fee for the Series 1999-A Bonds equals $312,500;



         (4) the quarterly fee paid to the bond trustee under the indenture for the Series 1999-A Bonds equals $875;



         (5) the quarterly fees paid to the independent directors of the issuer equal $300;



         (6) the monthly fee paid to the administrative agent for the issuer equals $6,667 in the aggregate;



         (7) there are no net earnings on amounts on deposit in the collection account;



         (8) operating expenses, including all other fees, costs and charges of the issuer and amounts owed by the issuer to the bond trustee not noted above are paid in the amount of $25,000 in the aggregate for all series on each payment date; and



         (9) all collections of intangible transition charges are deposited in the collection account in accordance with West Penn's forecasts.

                                    TABLE 1

                         EXPECTED AMORTIZATION SCHEDULE

                      OUTSTANDING CLASS PRINCIPAL BALANCES


ISSUANCE OR PAYMENT DATE              CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4   SERIES 1999-A
------------------------              ---------   ---------   ---------   ---------   -------------
series issuance date................
March 2000..........................
June 2000...........................
September 2000......................
December 2000.......................
March 2001..........................
June 2001...........................
September 2001......................
December 2001.......................
March 2002..........................
June 2002...........................
September 2002......................
December 2002.......................
March 2003..........................
June 2003...........................
September 2003......................
December 2003.......................
March 2004..........................
June 2004...........................
September 2004......................
December 2004.......................
March 2005..........................
June 2005...........................
September 2005......................
December 2005.......................
March 2006..........................
June 2006...........................
September 2006......................
December 2006.......................
March 2007..........................
June 2007...........................
September 2007......................
December 2007.......................
March 2008..........................
June 2008...........................



     For various reasons, the actual class principal balance of any class of the Series 1999-A Bonds may not be reduced to the amounts indicated in the foregoing table on any payment date. Accordingly, the actual reductions in class principal balances may be delayed from those indicated in the table. See "Risk Factors" in the accompanying prospectus for various factors which may, individually or in the aggregate, affect the rates of reduction of the class principal balances of any class of the Series 1999-A Bonds.

OPTIONAL REDEMPTION


     The Series 1999-A Bonds may be redeemed in whole on any payment date commencing with the payment date on which the outstanding principal balance of the Series 1999-A Bonds, after giving effect to payments that would otherwise be made on that date, has been reduced to less than or equal to 5% of the initial principal balance of the Series 1999-A Bonds. Notice of redemption will be given by the issuer to the bond trustee and Standard & Poor's Rating Group, Moody's Investors Service Inc. and Fitch IBCA, Inc. Standard & Poor's, Moody's and Fitch are referred to as the rating agencies.


OVERCOLLATERALIZATION


     The amount of overcollateralization for each series of transition bonds is intended to be funded over the expected life of that series and is expected to be 0.50% of the initial principal amount for this series of transition bonds. The intangible transition charges will be calculated at, and periodically adjusted to, a level that is designed to collect the overcollateralization amount ratably over the expected life of each series of transition bonds. Amounts of intangible transition charges collected in any period in order to fund overcollateralization amounts will be available for all series of transition bonds on a pro rata basis without any preference. The calculated overcollateralization level for each payment date related to the Series 1999-A Bonds, as of the date of this prospectus supplement, is set forth below. These balances may change from time to time with the issuance of each new series and the redemption or refunding of a class or series. If amounts payable in the general subaccount and the reserve subaccount are not sufficient on any payment date to make scheduled payments to the holders of the Series 1999-A Bonds, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the independent directors of the issuer, the administrative agent, the servicer and other specified fees and expenses, the bond trustee will draw on amounts in the overcollateralization subaccount.


     For a more detailed description of overcollateralization, see the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

                                    TABLE 2

                     CALCULATED OVERCOLLATERALIZATION LEVEL


                                                               CALCULATED
                                                          OVERCOLLATERALIZATION
PAYMENT DATE                                                      LEVEL
------------                                              ---------------------
March 2000..............................................
June 2000...............................................
September 2000..........................................
December 2000...........................................
March 2001..............................................
June 2001...............................................
September 2001..........................................
December 2001...........................................
March 2002..............................................
June 2002...............................................
September 2002..........................................
December 2002...........................................
March 2003..............................................
June 2003...............................................
September 2003..........................................
December 2003...........................................
March 2004..............................................
June 2004...............................................
September 2004..........................................
December 2004...........................................
March 2005..............................................
June 2005...............................................
September 2005..........................................
December 2005...........................................
March 2006..............................................
June 2006...............................................
September 2006..........................................
December 2006...........................................
March 2007..............................................
June 2007...............................................
September 2007..........................................
December 2007...........................................
March 2008..............................................
June 2008...............................................


OTHER CREDIT ENHANCEMENT


     Reserve Subaccount.   Collections of intangible transition charges
available on any payment date above that amount necessary to pay the:


         (1) amounts payable for expenses of the bond trustee, the independent directors of the issuer, the administrative agent and the servicer and other fees and expenses,

         (2) amounts distributable to the transition bondholders for principal and interest on that payment date,


         (3)   amounts required to replenish the capital subaccount,



         (4) amounts required to fund and replenish the overcollateralization subaccount and



         (5) net investment earnings on amounts in the capital subaccount to the issuer will be allocated to the reserve subaccount.



     On each payment date, the bond trustee will draw on amounts in the reserve subaccount, if any, to the extent amounts available in the general subaccount are insufficient to make scheduled payments to the transition bondholders, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the independent directors of the issuer, the administrative agent, the servicer and other specified fees and expenses. See "The Indenture--Allocations and Payments" in the accompanying prospectus.



     Capital Subaccount.   Upon the issuance of the Series 1999-A Bonds, West
Penn Funding Corporation will deposit the required capital amount of $3 million in the capital subaccount. On each payment date, the bond trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments to the transition bondholders, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the independent directors of the issuer, the administrative agent and the servicer and other specified fees and expenses.


REPORTS TO HOLDERS OF SERIES 1999-A BONDS

     On or prior to each payment date, the bond trustee will prepare and provide statements to the holders of record of the Series 1999-A Bonds. These statements will be available to the beneficial owners of the Series 1999-A Bonds upon request to the bond trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on this financial information.

     For a more detailed description of the statements provided to the holders of record of the Series 1999-A Bonds, you should review the material under the caption "The Indenture--Reports to Transition Bondholders" in the accompanying prospectus.

                 DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

THE INTANGIBLE TRANSITION CHARGES


     West Penn's customers belong to one of three customer categories. These categories are: residential, commercial and industrial, including street lighting. Each customer category is further divided into rate schedules. The Qualified Transition Expenses authorized in the Qualified Rate Order issued by the Pennsylvania Public Utility Commission to West Penn are to be recovered from customers in each of West Penn's separate rate schedules. All series and classes of transition bonds will be secured by the collateral. The intangible transition charges initially will be calculated by determining the total amount of intangible transition charges required to be billed to each customer category, based on current estimates of sales growth, in order to generate collections of intangible transition charges sufficient to ensure timely recovery of Qualified Transition Expenses in accordance with the expected amortization schedule. The amount determined for each customer category will then be allocated to each rate schedule within that customer category based on the allocation of stranded cost recovery borne by each rate schedule through current electric rates approved by the Pennsylvania Public Utility Commission. The intangible transition charges will reduce competitive transition charges, as periodically adjusted, and will appear as a separate line item on each customer's bill. See "The Qualified Rate Order and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.



     Initially, the intangible transition charges, including gross receipts tax,
billed will average approximately $[      ] per month for residential customers,
approximately $[      ] per month for commercial customers and approximately
$[      ] per month for industrial customers. The average monthly bill, including gross receipts tax, for each customer category of West Penn customers
during 1998 was $[      ], $[      ] and $[      ], respectively. The following
projected average intangible transition charges will be imposed on customers in each customer category, and the rate schedules within each customer category, beginning with the series issuance date for the Series 1999-A Bonds. The rates in Table 3 below do not include gross receipts tax.


                                    TABLE 3

                PROJECTED AVERAGE INTANGIBLE TRANSITION CHARGES
               FOR THE PERIOD THROUGH [                  ], 1999

                             RESIDENTIAL CUSTOMERS

                                                            AVERAGE ITC RATE
RATE SCHEDULE                                               in cents per kWh
-------------                                               ----------------
Schedule 10...............................................

                              COMMERCIAL CUSTOMERS

                                                            AVERAGE ITC RATE
RATE SCHEDULE                                               in cents per kWh
-------------                                               ----------------
Schedule 20...............................................
Schedule 22...............................................
Schedule 23...............................................
Schedule 24...............................................

                              INDUSTRIAL CUSTOMERS

                                                            AVERAGE ITC RATE
RATE SCHEDULE                                               in cents per kWh
-------------                                               ----------------
Schedule 30...............................................
Schedule 40...............................................
Schedule 41...............................................
Schedule 44...............................................
Schedule 46...............................................
Schedule 51...............................................
Schedule 52...............................................
Schedule 53...............................................
Schedule 54...............................................
Schedule 55...............................................
Schedule 56...............................................
Schedule 57...............................................
Schedule 58...............................................
Schedule 71...............................................
Schedule 86...............................................

RATE SCHEDULE DESCRIPTIONS:


     Rate schedules are created by the Pennsylvania Public Utility Commission and are subject to change. These changes will be reflected in any Adjustment Request filed with the Pennsylvania Public Utility Commission by the servicer. The current rate schedules, as indicated above, have remained unchanged for
[   ] years. These rate schedules are:


     Residential Rate Schedules:

     Schedule 10 -- The only residential service schedule, available to all residential customers in West Penn's service area.

     Commercial Rate Schedules:

     Schedule 20 -- For small-to-medium commercial and small industrial customers.

     Schedule 22 -- For churches, schools, non-profit colleges and universities.
                    Closed to new customers as of August 30, 1979.

     Schedule 23 -- For athletic field lighting for schools, communities, civic organizations, and other public institutions. Closed to new customers as of August 28, 1985.

     Schedule 24 -- For fairs, carnivals, and other similar temporary enterprises.

     Industrial Rate Schedules:

     Schedule 30 -- For customers with demands in excess of 100 kilowatts, generally large commercial and medium-sized industrial customers.

     Schedule 40 -- For customers with demands in excess of 2,000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers.



     Schedule 41 -- For customers with demands in excess of 2,000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers. Closed to new customers as of December 31, 1998.



     Schedule 44 -- For customers with interruptible demands in excess of 5,000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally large industrial customers able to withstand interruptions in service. Closed to new customers as of December 31, 1998.


     Schedule 46 -- For customers with demands in excess of 30,000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally very large industrial customers. Closed to new customers as of December 31, 1998.

     Schedules 51-56 -- For various types of street and outdoor lighting. Closed to new customers as of June 6, 1997.

     Schedules 57-58 -- For outdoor lighting of various types.

     Schedule 71 -- For municipal street and highway lighting. Closed to new customers as of August 26, 1978.

     Schedule 86 -- For alternative generation.

ADJUSTMENTS TO THE INTANGIBLE TRANSITION CHARGES


     The actual collections of intangible transition charges are intended to be neither more nor less than the amount necessary to pay the principal of the transition bonds of each series in accordance with the expected amortization schedule, to pay interest on each series and to fund the related expenses and reserves. In order to enhance the likelihood that the appropriate amount of intangible transition charges will be collected, the servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and the Qualified Rate Order require the Pennsylvania Public Utility Commission to approve, annual adjustments to the intangible transition charges on January 1 of each year. These adjustments will be based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to the Series 1999-A Bonds. In addition, the Qualified Rate Order provides that, commencing twelve months prior to the expected final payment date for the last series or class of transition bonds, adjustments may be made quarterly or monthly. The final adjustment date for the Series 1999-A Bonds will be December 1, 2008. See "The Servicing Agreement--Servicing Procedures--Intangible Transition Charge Adjustment Process" in the prospectus.

                      DESCRIPTION OF WEST PENN'S BUSINESS

     For a discussion of West Penn Funding Corporation and the servicer, you should review the material under the captions "West Penn Power Company", "West Penn Funding Corporation" and "The Servicer" in the accompanying prospectus.

                                   SERVICING

SERVICING FEE


     On each payment date, the issuer will pay the servicer the quarterly servicing fee with respect to all series of transition bonds. So long as West Penn acts as servicer, the servicing fee will be $312,500 per quarter. If a successor servicer is appointed, the servicing fee will be based on an amount approved by the Pennsylvania Public Utility Commission, but not in excess of a per annum rate equal to 1.5% of the outstanding principal balance of the transition bonds. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available for that payment as described under "The Indenture-- Allocations and Payments" in the accompanying prospectus. The servicing fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Series 1999-A Bonds. The servicer will be entitled to retain, as additional compensation, net investment income on intangible transition charges received by the servicer prior to remittance to the collection account and the portion of late fees, if any, paid by customers relating to the intangible transition charges.


SERVICER ADVANCES

     The servicer will not make any advances of interest or principal on the Series 1999-A Bonds.

                      UNDERWRITING THE SERIES 1999-A BONDS


     Subject to the terms and conditions set forth in the underwriting agreement among West Penn, West Penn Funding Corporation, the issuer and the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amounts of the Series 1999-A Bonds set forth opposite each underwriter's name below:


NAME                                    CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
----                                    ---------   ---------   ---------   ---------
Morgan Stanley & Co. Incorporated.....   $           $           $           $
Goldman, Sachs & Co. .................
Banc of America Securities LLC........
PNC Capital Markets, Inc. ............
Pryor, McClendon, Counts & Co.,
   Inc. ..............................


     Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and to pay for all of the Series 1999-A Bonds offered hereby, if any are taken.



     The Underwriters' Sales Price for the Series 1999-A Bonds.   The
underwriters propose to offer the Series 1999-A Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this prospectus supplement, and in part to some securities dealers at a price
less a concession not in excess of [   ] percent of the principal amount of the
Series 1999-A Class A-1 Bonds, [   ] percent of the principal amount of the
Series 1999-A Class A-2 Bonds, [   ] percent of the principal amount of the
Series 1999-A Class A-3 Bonds and [   ]% of the principal amount of the Series
1999-A Class A-4 Bonds. The underwriters may allow and the dealers may reallow a
concession to some brokers and dealers not in excess of [   ] percent of the
principal amount of the Series 1999-A Class A-1 Bonds, [   ] percent of the
principal amount of the Series 1999-A Class A-2 Bonds, [   ] percent of the
principal amount of the Series 1999-A Class A-3 Bonds and [   ]% of the
principal amount of the Series 1999-A Class A-4 Bonds. After the Series 1999-A Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.



     No Assurance as to Resale Price or Resale Liquidity for the Series 1999-A Bonds. The Series 1999-A Bonds are a new issue of securities with no established trading market. The Series 1999-A Bonds will not be listed on any securities exchange. The issuer has been advised by the underwriters that they intend to make a market in the Series 1999-A Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 1999-A Bonds.



     Various Types of Underwriter Transactions Which May Affect the Price of the
Series 1999-A Bonds.   The underwriters may engage in overallotment
transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 1999-A Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 1999-A Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 1999-A Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 1999-A Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 1999-A Bonds to be higher than they would otherwise be in the absence of these transactions. None of West Penn, West Penn Funding Corporation, the issuer or the bond trustee or any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.



     In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with the issuer and its affiliates, including West Penn. In addition, each underwriter may from time to time take positions in the transition bonds.



     The issuer, West Penn and West Penn Funding Corporation have agreed to indemnify the several underwriters against some liabilities, including liabilities under the Securities Act.



     Under the terms of the underwriting agreement, the issuer and West Penn have agreed to reimburse the underwriters for some expenses. In addition, West Penn has agreed to pay an advisory fee to Morgan Stanley & Co. Incorporated.


                                    RATINGS


     It is a condition of any underwriter's obligation to purchase that the Series 1999-A Bonds be rated "AAA" by Standard & Poor's Rating Group, "AAA" by Fitch IBCA, Inc. and "Aaa" by Moody's Investors Service Inc., which, in each case, is in one of the four highest rating categories of that rating agency.



     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the ratings on any of the Series 1999-A Bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the Series 1999-A Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the Series 1999-A Bonds is revised or withdrawn, the liquidity of that class of the Series 1999-A Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series 1999-A Bonds other than payment in full of each class of the Series 1999-A Bonds by the applicable class termination date and the ability to make timely interest payments.

                           GLOSSARY OF DEFINED TERMS

     Set forth below is a glossary of defined terms used in this prospectus supplement.


     "ADJUSTMENT REQUEST" means each request filed by the servicer with the Pennsylvania Public Utility Commission for adjustments to the intangible transition charges assessed to each rate schedule within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to the projected future usage of electricity by customers on which intangible transition charges are assessed, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds.



     "QUALIFIED RATE ORDER" means the qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on November 19, 1998, as supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on August 12, 1999.



     "QUALIFIED TRANSITION EXPENSES", as set forth in the Qualified Rate Order, means, collectively, the aggregate principal amount of the transition bonds and an amount sufficient to provide for any credit enhancement to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

                                   PROSPECTUS

                             West Penn Funding LLC
                                     Issuer

                            West Penn Power Company
                            Originator and Servicer


           Up to $600,000,000 of Transition Bonds Issuable in Series


                            ------------------------

THE ISSUER
    -- MAY PERIODICALLY ISSUE TRANSITION BONDS IN ONE OR MORE SERIES WITH ONE OR MORE CLASSES;

    --    WILL OWN:
       -- INTANGIBLE TRANSITION PROPERTY, WHICH IS THE RIGHT, CREATED BY PENNSYLVANIA'S COMPETITION ACT, TO COLLECT INTANGIBLE TRANSITION CHARGES IN AMOUNTS DESIGNED TO BE SUFFICIENT TO REPAY THE TRANSITION BONDS, TO PAY OTHER EXPENSES SPECIFIED IN THE INDENTURE AND TO FUND THE TRUST ACCOUNTS;

       --    COLLECTIONS OF INTANGIBLE TRANSITION CHARGES;

       -- ITS RIGHTS UNDER THE TRANSFER AGREEMENT, THE SALE AGREEMENT AND THE SERVICING AGREEMENT;

       --    TRUST ACCOUNTS HELD BY THE BOND TRUSTEE; AND

       -- IF SO STATED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, OTHER CREDIT ENHANCEMENT.
THE TRANSITION BONDS
    --    WILL BE PAYABLE ONLY FROM ASSETS OF THE ISSUER;

    -- WILL BE SUPPORTED BY TRUST ACCOUNTS HELD BY THE TRUSTEE FOR THE TRANSITION BONDS, AND, IF SO STATED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, OTHER CREDIT ENHANCEMENT; AND


    --    WILL BE ISSUED IN SERIES, EACH OF WHICH THE ISSUER MAY ISSUE WITHOUT

          THE CONSENT OF EXISTING TRANSITION BONDHOLDERS.


  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell a series of transition bonds only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is                , 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................   18
   Legal, Legislative or Regulatory Actions Could Adversely
     Affect Transition Bondholders..........................   18
   Nature of Intangible Transition Property.................   22
   Servicing................................................   26
   Bankruptcy; Creditors' Rights............................   31
   The Transition Bonds.....................................   36
AVAILABLE INFORMATION.......................................   40
GLOSSARY OF DEFINED TERMS...................................   40
INCORPORATION OF DOCUMENTS BY REFERENCE.....................   40
WEST PENN POWER COMPANY.....................................   42
THE PENNSYLVANIA COMPETITION ACT............................   44
   The Pennsylvania Competition Act's General Effect on the
     Electric Utility Industry in Pennsylvania..............   44
   Recovery of Stranded Costs...............................   44
   Securitization of Stranded Costs.........................   45
   Jurisdiction Over Disputes; Standing.....................   47
   Possible Federal Preemption of the Competition Act.......   47
   Possible Commonwealth Amendment or Repeal of the
     Competition Act........................................   48
WEST PENN'S RESTRUCTURING PLAN..............................   50
   The History of West Penn's Restructuring Plan............   50
   Provisions of the Settlement.............................   50
   Provider of Last Resort..................................   54
   Prior Litigation.........................................   55
THE QUALIFIED RATE ORDER AND THE INTANGIBLE TRANSITION
   CHARGES..................................................   57
   The Qualified Rate Order.................................   57
   The Intangible Transition Charges........................   59
   Competitive Billing......................................   62
THE SERVICER................................................   65
   Retail Electric Service Territory........................   65
   Customers and Operating Revenues.........................   65
   Concentrations...........................................   69
   Forecasting Customers and Usage..........................   71
   Billing Process..........................................   74
   Limited Information on Customers' Creditworthiness.......   74
   Electric Generation Suppliers and Other Third-Party
     Billers................................................   80
   Year 2000 Compliance.....................................   81
WEST PENN FUNDING CORPORATION...............................   83
THE ISSUER..................................................   84
USE OF PROCEEDS.............................................   87

                                                              PAGE
                                                              ----
THE TRANSITION BONDS........................................   87
   General Terms of the Transition Bonds....................   87
   Interest and Principal...................................   89
   Floating Rate Transition Bonds...........................   89
   Redemption...............................................   90
   Credit Enhancement.......................................   90
   Book-Entry Registration..................................   91
   Definitive Transition Bonds..............................   95
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS..............   96
THE TRANSFER AGREEMENT......................................   97
   Contribution of Intangible Transition Property...........   97
   Representations and Warranties of West Penn..............   99
   Matters Regarding West Penn..............................  105
   Governing Law............................................  105
THE SALE AGREEMENT..........................................  106
   Sale and Assignment of Intangible Transition Property....  106
   Representations and Warranties of West Penn Funding
     Corporation............................................  108
   Governing Law............................................  111
THE SERVICING AGREEMENT.....................................  112
   Servicing Procedures.....................................  112
   Servicer Advances........................................  114
   Servicing Compensation; Releases.........................  114
   Servicer Duties..........................................  115
   Servicer Representations and Warranties..................  115
   Servicer Indemnification.................................  116
   Statements to Issuer and Bond Trustee....................  117
   Evidence as to Compliance................................  118
   Matters Regarding the Servicer...........................  118
   Servicer Defaults........................................  119
   Rights Upon Servicer Default.............................  119
   Successor Servicer.......................................  120
   Governing Law............................................  120
THE INDENTURE...............................................  121
   Security.................................................  121
   Issuance in Series or Classes............................  122
   Collection Account.......................................  122
   Allocations and Payments.................................  126
   Reports to Transition Bondholders........................  128
   Modification of Indenture................................  128
   Enforcement of the Transfer Agreement, the Sale Agreement
     and the Servicing Agreement............................  131

                                                              PAGE
                                                              ----
   Modifications to the Transfer Agreement, the Sale
     Agreement and the Servicing Agreement..................  131
   Events of Default; Rights Upon Event of Default..........  132
   Covenants................................................  134
   List of Transition Bondholders...........................  136
   Annual Compliance Statement..............................  136
   Bond Trustee's Annual Report.............................  137
   Satisfaction and Discharge of Indenture..................  137
   Legal Defeasance and Covenant Defeasance.................  137
   The Bond Trustee.........................................  139
   Governing Law............................................  140
UNITED STATES TAXATION......................................  141
   General..................................................  141
   Taxation of the Issuer and of the Transition Bonds.......  141
   Tax Consequences to U.S. Holders.........................  142
   Tax Consequences to Non-U.S. Holders.....................  143
MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS...........  145
ERISA CONSIDERATIONS........................................  146
PLAN OF DISTRIBUTION........................................  147
RATINGS.....................................................  148
LEGAL MATTERS...............................................  149
EXPERTS.....................................................  149
GLOSSARY OF PRINCIPAL DEFINITIONS...........................  150
INDEX TO FINANCIAL STATEMENTS...............................  F-1

                               PROSPECTUS SUMMARY

This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of transition bonds following this summary. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROSPECTUS.

Transaction Overview:            The Pennsylvania Electricity Generation
                                 Customer Choice and Competition Act was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Prior to enactment of the Pennsylvania Competition Act, electric utilities, such as West Penn Power Company, invested in various generation-related assets, such as electric generating facilities and power purchase contracts with third-party generators of electricity, to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered these investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.

                                 One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets. Accordingly, the utilities may incur a loss in value of these generation-related assets as a result of the transition from a regulated environment to competition for electric generation services.


                                 The Pennsylvania Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as stranded costs, by including a new type of charge in their customers' bills. These new charges are known as competitive transition charges. Utilities are authorized to securitize the right to recover all or a portion of these charges through the issuance of transition bonds, such as the securities described in this prospectus and any related prospectus supplement. This right is known as intangible transition property. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with the issuance, credit enhancing and servicing of the transition bonds through intangible transition charges included in customers' electric bills. Intangible transition charges will reduce the amount of competitive transition charges.


                                 Intangible transition property was created by the Pennsylvania Competition Act and a qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn Power Company on November 19, 1998, as supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn Power Company on August 12, 1999. Intangible transition property represents the irrevocable right to collect intangible transition charges from customers to recover:


                                  --    the aggregate principal amount of
                                        transition bonds; and

                                  -- an amount sufficient to provide for any credit enhancement to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

                                 Intangible transition charges are
                                 nonbypassable. Customers cannot avoid paying them even if they purchase electricity from a supplier other than West Penn Power Company.


                                 On the issue date for each series, West Penn
                                 Power Company will contribute intangible transition property to West Penn Funding Corporation under a transfer agreement. West Penn Funding Corporation will then sell that transferred intangible transition property to West Penn Funding LLC under a sale agreement. West Penn Funding LLC will then pledge this property, along with its rights under the transfer agreement, the sale agreement and the servicing agreement, as well as the collection account and related rights, to the bond trustee as the collateral for the transition bonds under an indenture.

                                 For a diagram depicting the parties to this transaction, refer to page 16 of this prospectus.


                                 For more information on the Pennsylvania
                                 Competition Act, intangible transition property and intangible transition charges, you should review the material under the captions entitled "Risk Factors," "The Pennsylvania Competition Act," "West Penn's Restructuring Plan" and "The Qualified Rate Order and the Intangible Transition Charges" in this prospectus.


Issuer: West Penn Funding LLC, a Delaware limited liability company and, at the time the transition bonds are issued, a wholly owned subsidiary of West Penn Funding Corporation.

                                 The issuer was formed on May 26, 1999, for the purpose of purchasing and owning the transferred intangible transition property, issuing transition bonds from time to time and pledging its interest in the collateral to the bond trustee under the indenture to secure the transition bonds. The issuer is a special purpose entity whose only assets are expected to be the collateral and whose only revenues are expected to be collections of the intangible transition charges. The collateral is the sole source of payment for the transition bonds. See "The Issuer" in this prospectus.


Issuer's Address:                2325B-2 Renaissance Drive, Las Vegas, NV 89119



Issuer's Telephone Number:       (702) 895-6752


Seller of the Transferred
Intangible Transition
Property:                        West Penn Funding Corporation, a Delaware
                                 corporation.


                                 West Penn Funding Corporation was incorporated on October 20, 1999. West Penn Funding Corporation is wholly owned by West Penn Power Company, which will contribute the transferred intangible transition property to West Penn Funding Corporation in exchange for the outstanding capital stock of West Penn Funding Corporation under the transfer agreement. West Penn Funding Corporation will sell intangible transition property from time to time to the issuer under the terms of the sale agreement. See also "Risk Factors--Bankruptcy; Creditors' Rights--Bank-ruptcy of West Penn or West Penn Funding
Corporation--True Sale or Financing" in this prospectus.


Seller's Address:                2325B Renaissance Drive, Las Vegas, Nevada
                                 89119



Seller's Telephone Number:       (702) 895-6751


Bond Trustee:                    Bankers Trust Company


                                 The corporate trust office of the bond trustee is located at Four Albany Street, 10th Floor, New York, NY 10006 and its telephone number is
                                 (212) 250-6137.


Originator and Servicer of the
Transferred Intangible
Transition Property:             West Penn Power Company.

                                 West Penn Power Company is referred to as West Penn throughout this prospectus.


                                 The intangible transition property was created under the West Penn qualified rate order, as supplemented, with respect to its stranded costs and initially will belong to West Penn before being transferred to the seller under the transfer agreement.



                                 West Penn will service the transferred
                                 intangible transition property under the servicing agreement between West Penn, as servicer, and the issuer.


                                 Incorporated in Pennsylvania in 1916, West Penn is engaged as a public utility in the transmission, distribution and sale of electricity to residential, commercial, industrial and governmental customers within all or part of 24 counties in Pennsylvania. West Penn's generation facilities have in the past served those same customers. In the future, those generation facilities, which will continue to serve those customers and others in the competitive generation market, may be transferred to an affiliated or non-affiliated entity. See "West Penn Power Company" in this prospectus.


                                 West Penn, as servicer of the transferred intangible transition property, will collect the intangible transition charges from customers within its service territory on behalf of the issuer for a fee specified in any related prospectus supplement. Due to provisions of the Pennsylvania Competition Act and the settlement of restructuring issues, West Penn customers have the opportunity to choose from several billing source options as of September 1, 2000. One of these options is consolidated billing from third parties providing billing or metering services, including electric generation suppliers. Any of these third parties that provides consolidated billing is required to pay the servicer amounts billed by the third party on behalf of the servicer, including the intangible transition charges, regardless of the third party's ability to collect those amounts from its customers. In that event, the third party effectively replaces the customer as the obligor with respect to those intangible transition charges. The servicer will have no right to collect those intangible transition charges from the customers, except following payment defaults by a third party biller and the expiration of the applicable grace period. See "The Qualified Rate Order and the Intangible Transition Charges--Competitive
                                 Billing" and "Risk Factors--It May Be More
                                 Difficult to Collect Intangible Transition
                                 Charges Due to Billing by Third Parties" in this prospectus.


The Assets of the Issuer:        The issuer will own:

                                  --    the intangible transition property
                                        transferred to the issuer (see "The Sale
                                        Agreement--Sale and Assignment of
                                        Intangible Transition Property" in this
                                        prospectus);

                                  --    collections of intangible transition
                                        charges;

                                  -- its rights under the transfer agreement, the sale agreement and the servicing agreement;

                                  --    trust accounts held by the bond trustee;
                                        and

                                  --    other credit enhancement acquired or
                                        held to ensure payment of the transition bonds as specified in the related prospectus supplement.

                                 The intangible transition property is described in more detail under "The Transfer Agreement--Contribution of Intangible
                                 Transition Property" and "The Sale
                                 Agreement--Sale and Assignment of Intangible
                                 Transition Property" in this prospectus. The trust accounts are described in more detail under "The Indenture--Collection Account" in this prospectus.

Customers:                       West Penn's customers belong to one of three
                                 customer categories. These categories are:
                                 residential,
                                 commercial, and industrial, including street lighting. Each customer category is further divided into rate schedules. These rate schedules total 20. The customer categories and rate schedules are described in greater detail in "The Servicer of the Intangible Transition
                                 Property--West Penn's Customers" in this prospectus.


Payment Sources:                 On each payment date specified in the related
prospectus supplement, the bond trustee will pay amounts owed on all outstanding series of transition bonds from:


                                  --    amounts collected by the servicer--or
                                        any third party electric generation
                                        suppliers or other third parties
                                        providing billing or metering
                                        services--for the issuer with respect to intangible transition charges during the prior quarter; and



                                  --    amounts available for withdrawal from
                                        trust accounts held by the bond trustee, including specified investment earnings on amounts in the trust accounts, or paid under contracts, such as the transfer agreement, the sale agreement, the bills of sale or the servicing agreement, pledged to secure one or more series of transition bonds. All accounts referred to in this prospectus will be held by the bond trustee in trust, and are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds" in this prospectus.


State Pledge:                    The Commonwealth of Pennsylvania has pledged in
                                 the Pennsylvania Competition Act that it will not limit, alter, impair or reduce the value of intangible transition property or the intangible transition charges which were approved by an order of the Pennsylvania Public
                                 Utility Commission until the transition bonds are fully repaid or discharged. However, the Commonwealth of Pennsylvania may limit or alter the value of intangible transition charges or intangible transition property if adequate compensation is made for the full protection of the beneficial owners of the transition bonds.
                                 The Pennsylvania Competition Act does not define adequate compensation. Thus, the amount of this compensation may not be sufficient to pay the full amount of outstanding principal of and interest on the transition bonds or compensate transition bondholders for any reinvestment risk.


Priority of Distributions:       The bond trustee shall apply amounts on deposit
                                 in the collection account to pay the monthly fees owed by the issuer to Allegheny Energy
                                 Service Corporation, an affiliate of West Penn, under an administration agreement. In addition, on each payment date specified in the related prospectus supplement, the bond trustee will pay or allocate remittances by the servicer of collections of intangible transition charges and investment earnings on amounts in the collection account, to the extent funds are available in the collection account, in the following order of priority:


                                  (1)   payment of the bond trustee's fee,
                                        expenses and indemnities, if any;

                                  (2)   payment of fees to the independent
                                        directors of the issuer, which will be
                                        fixed in an amount to be agreed upon by
                                        the issuer and the independent
                                        directors;

                                  (3)   payment of the servicing fee to the
                                        servicer in the amount specified in the
                                        related prospectus supplement;


                                  (4)   so long as no event of default has
                                        occurred and is continuing or would be
                                        caused by that payment, payment of
                                        current operating expenses of the
                                        issuer--up to an aggregate of $100,000
                                        for each payment date for each series;



                                  (5) payment of the interest then due on the transition bonds;



                                  (6) payment of any principal then payable on the transition bonds:


                                           (a)   as a result of acceleration
                                                 triggered by an event of
                                                 default,

                                           (b)   on a series termination date or
                                                 class termination date, as
                                                 applicable, or

                                           (c)   on a redemption date;


                                  (7) payment of the principal then scheduled to be paid on the transition bonds in accordance with the expected amortization schedule;

                                  (8)   payment of any remaining unpaid
                                        operating expenses then owed by the
                                        issuer;



                                  (9)   replenishment of any shortfalls in the
                                        capital subaccount, which account is
                                        described in detail under "--Accounts"
                                        in this prospectus summary and "The
                                        Indenture--"Collection Account" in this
                                        prospectus;



                                 (10) allocation of any required amount to the overcollateralization subaccount, which account is described in detail under "--Accounts" in this prospectus summary and "The Indenture"--"Collection
                                        Account" in this prospectus;



                                 (11)   so long as no event of default has
                                        occurred and is continuing, payment of
                                        net investment earnings on amounts in
                                        the capital subaccount to the issuer;



                                 (12) allocation of the remainder, if any, to the reserve subaccount, which account is described in detail under "--Accounts" in this prospectus summary and "The Indenture--"Collection Account" in this prospectus; and



                                 (13) following repayment of all outstanding series of transition bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.



                                 If, on any payment date, available collections of intangible transition charges, together with available amounts in the subaccounts, are not sufficient to make the payments contemplated by clauses (5) or (6) above with respect to a series of transition bonds, then the payments shall be made pro rata based on the respective outstanding principal amounts of transition bonds, unless, in the case of a series comprised of two or more classes, the related prospectus supplement specifies otherwise. All payments to transition bondholders of a class under clause (5) or (6) above shall be made pro rata based on the respective outstanding principal amounts of transition bonds of that class held by those transition bondholders.

                                 For a diagram depicting how the intangible transition charges and investment earnings will be allocated, refer to page 17 in this prospectus.

Credit Enhancement:              Credit enhancement for the transition bonds
                                 will be as follows:


                                  --    The servicer of the intangible
                                        transition property on behalf of the
                                        issuer will make periodic adjustments to the intangible transition charges it bills to customers, once the
                                        Pennsylvania Public Utility Commission
                                        approves these adjustments. West Penn
                                        will make these adjustments if it
                                        determines that collections of
                                        intangible transition charges are either greater or lesser than the amount necessary to make timely payments on the transition bonds, to fund subaccounts to required levels and to pay applicable fees and expenses. The servicer can make these changes, with the approval of the Pennsylvania Public Utility Commission, once a year. In addition, after the period beginning on the date which is 12 months before the expected final payment date for the last class or series of transition bonds, the servicer can make these adjustments as frequently as monthly. See "The Qualified Rate Order and the Intangible Transition
                                        Charges--The Qualified Rate Order" in
                                        this prospectus.


                                  -- The amounts in the overcollateralization subaccount, the capital subaccount and the reserve subaccount will also provide credit enhancement for the transition bonds.


                                  --    Additional credit enhancement for any
                                        series may include surety bonds, letters of credit, maturity guarantees, a financial guaranty insurance policy, a credit or liquidity facility, a repurchase obligation, a third party payment or cash deposit, each as specified in the related prospectus supplement. The credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.


Accounts:                        The bond trustee will hold the following trust
                                 accounts:

                                  -- Collection Account--Under the indenture, the issuer will establish a single collection account for all series of transition bonds which will be held by the bond trustee. The collection account will be divided into subaccounts which will allocate the funds deposited in the collection account to specific uses.

                                  -- General Subaccount--Funds received from collections of the intangible transition charges will initially be allocated to the general subaccount of the collection account.


                                  --    Overcollateralization Subaccount--Each
                                        prospectus supplement will set a funding level for the overcollateralization subaccount that takes into account the issuance of any previous series of transition bonds. The overcollateralization amount to be funded by each series of transition bonds will be equal to the percentage of the initial principal amount of that series stated in the related prospectus supplement. That amount is intended to be funded over the expected term of that series of transition bonds through the imposition of intangible transition charges.


                                  --    Capital Subaccount--The amount of
                                        capital required to be held by the
                                        issuer for a series of transition bonds, which will be the amount specified in the related prospectus supplement, will be deposited into the capital subaccount by West Penn Funding Corporation on the date of issuance of that series.


                                  --    Reserve Subaccount--If the issuer
                                        collects intangible transition charges
                                        in excess of:


                                     (1)   amounts then scheduled to be paid or
                                           due on a series of transition bonds;

                                     (2)   related expenses;

                                     (3)   amounts needed to make required
                                           deposits to the overcollateralization
                                           subaccount and the capital
                                           subaccount; and

                                     (4)   net investment earnings on amounts in
                                           the capital subaccount released to
                                           the issuer,

                                     the excess will be held in the reserve
                                 subaccount.

                                  -- Other Accounts--If funds are remitted to the bond trustee in connection with a legal defeasance or covenant defeasance under the indenture, a defeasance subaccount will be established.

                                 Each of the overcollateralization subaccount, the capital subaccount and the reserve subaccount will be available to make payments on a series of transition bonds on each payment date as described in "The
                                 Indenture--Allocations and Payments" in this prospectus.


Interest and Principal:          Interest will accrue on the outstanding
                                 principal balance of transition bonds of a series or class at the applicable rate of interest specified in or determined in the manner specified in the applicable prospectus supplement.


                                 On any payment date with respect to any series, unless principal is payable:

                                 (a) as a result of acceleration triggered by an event of default,

                                 (b)   on a series termination date or class
                                       termination date, as applicable, or

                                 (c)   on a redemption date,


                                 the issuer will make principal payments on that series only until the outstanding principal balance of that series has been reduced to the amount specified for that payment date in the expected amortization schedule set forth in the prospectus supplement for that series, and only to the extent funds are available for that payment as described in this prospectus. Principal of that series or class of transition bonds may be paid later than reflected in the expected amortization schedule for that series or class.



                                 See "Risk Factors--The Transition
                                 Bonds--Weighted Average Life on Payments of
                                 Transition Bonds May be Affected by Rate of
                                 Intangible Transition Charge Collections or
                                 Optional Redemption" and "Weighted Average Life and Yield Considerations" in this prospectus.


                                 The entire unpaid principal amount of the transition bonds will be due and payable if an event of default under the indenture occurs and is continuing and the bond trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding have declared the transition bonds to be immediately due and payable. See "The Indenture--

                                 Events of Default; Rights Upon Event of
                                 Default" in this prospectus.

Optional Redemption:             A prospectus supplement may provide for
                                 redemption of a series of transition bonds at the option of the issuer.

Payment and Record Dates:        The payment dates and record dates for each
                                 series of transition bonds will be listed in the corresponding prospectus supplement.


Expected Final Payment Dates,
Series Termination Dates and
Class Termination Dates:         The expected final payment date for each series
                                 or class of transition bonds will be the date when all interest and principal of that series or class is expected to be paid in full. The series termination date for a series or, if applicable, the class termination date for a class of transition bonds will be on or after the expected final payment date. Failure to pay the entire outstanding amount of any class or series by the expected final payment date will not result in a default with respect to that class or series unless there is still an outstanding amount on the series termination date or class termination date for the class or series. The expected final payment date and the series termination date or class termination date of each series and class of transition bonds will be specified in the corresponding prospectus supplement.



Risk Factors:                    Prospective investors should consider the risks
associated with an investment in the transition bonds. These risks may cause transition bondholders to suffer a loss of their investment in transition bonds or may adversely affect the timing of payments to transition bondholders.


                                 For a detailed discussion of the material risks associated with an investment in transition bonds, prospective investors should review the discussion under "Risk Factors" which begins on page 18 of this prospectus.

The Transition Bonds; Issuance
of New Series:                   The issuer may issue transition bonds in one or
                                 more series, each comprised of one or more classes. Each series of transition bonds will be issued under the indenture. See "The
                                 Indenture" in this prospectus.

                                 Any series of transition bonds may include one or more classes which differ as to the bond rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes of that series, will be described in the related prospectus supplement.



                                 The terms of that series and any classes of that series will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. A new series may be issued under the indenture only upon satisfaction of the conditions described in this prospectus under "The Indenture--Issuance in Series or Classes." See "Risk Factors--The Transition Bonds--Issuance of Additional Series May Adversely Affect Outstanding Transition Bonds" and "The Transition Bonds" in this prospectus.


Denominations:                   Each class of transition bonds will initially
                                 be issued in the minimum denominations set forth in the related prospectus supplement.

Form of the Transition Bonds:    Each series and class of transition bonds will
                                 initially be issued either only in book-entry form through The Depository Trust Company or in another form as specified in the applicable prospectus supplement. See "The Transition
                                 Bonds--Book-Entry Registration" in this
                                 prospectus.


Tax Status:                      West Penn has received a ruling from the
                                 Internal Revenue Service that the transition bonds will be classified as obligations of West
                                 Penn Funding Corporation. Based on this ruling, for U.S. federal income tax purposes, the transition bonds will be treated as debt of West Penn Funding Corporation secured by a pledge of the collateral.


                                 The issuer will be treated as a division of West Penn Funding Corporation and will not be treated as a separate taxable entity.

                                 Transition bondholders who are not United
                                 States taxpayers generally will not be subject to United

                                 States federal income or withholding taxes on interest received on the transition bonds.

                                 See "United States Taxation" in this
                                 prospectus.

                                 In addition, in the opinion of Ballard Spahr
                                 Andrews & Ingersoll, LLP, special Pennsylvania tax counsel to the issuer and West Penn, interest from the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to inheritance and estate taxes. Neither residents nor nonresidents of Pennsylvania will be subject at the present time to an intangible personal property tax with respect to the transition bonds. See "Material Commonwealth of Pennsylvania Tax Matters" in this prospectus.


ERISA Considerations:            Employee benefit plans are permitted to
                                 purchase transition bonds. A fiduciary of any employee benefit plan or other plan or arrangement that is subject to the Employee
                                 Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal
                                 Revenue Code of 1986, as amended, should carefully review with its legal advisers whether the purchase or holding of the transition bonds of any class or series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Internal Revenue Code. See "ERISA
                                 Considerations" in this prospectus.


Ratings: It is a condition of any underwriter's obligation to purchase each series or class of transition bonds that, at the time of issuance, that series or class receive the rating indicated in the related prospectus supplement, which will be in one of the four highest categories, from one or more rating agencies which have rated the transition bonds specified in that prospectus supplement.


                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any transition bond and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance of that series or class will not be revised or withdrawn by a rating agency at any time thereafter without prior notification.


                                 If a rating of any series or class of
                                 transition bonds is revised downward or
                                 withdrawn, the liquidity and the price of that series or class of transition bonds may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable series termination date or class termination date.

                                 See "Risk Factors--The Transition Bonds--
                                 Weighted Average Life of Payments on Transition Bonds May be Affected by Rate of Intangible Transition Charge Collections or Optional Redemption" and "Ratings" in this prospectus.

                                      LOGO

                   [Diagram of Allocations and Distributions]

                                  RISK FACTORS

     You should consider the following risk factors in deciding to purchase transition bonds:

   LEGAL, LEGISLATIVE OR REGULATORY ACTIONS COULD ADVERSELY AFFECT TRANSITION
                                  BONDHOLDERS

LEGAL CHALLENGES COULD
ADVERSELY AFFECT TRANSITION
BONDHOLDERS                      Intangible transition property and its adequacy
                                 to pay principal of and interest on the
                                 transition bonds depends on the Pennsylvania
                                 Competition Act and the West Penn qualified rate order, as supplemented. If the Pennsylvania Competition Act or the West Penn qualified rate order, as supplemented, were challenged in a lawsuit and a court decided it was invalid or unenforceable, West Penn would have breached a representation in the transfer agreement. In that case, West Penn would have to indemnify the issuer and the bond trustee for the losses resulting from that breach. See
                                 "The Transfer Agreement--Representations and
                                 Warranties of West Penn" in this prospectus.

                                 Also, West Penn may not be able to meet its indemnity obligations. As a result, if the Pennsylvania Competition Act or the West Penn qualified rate order, as supplemented, was overturned, transition bondholders could suffer a loss of their investment. Also, the time and expense of enforcing rights against West Penn could result in a loss to transition bondholders or delay expected payments on the transition bonds.

CHANGES IN LAW MAY RESULT IN
LOSSES TO TRANSITION
BONDHOLDERS                      West Penn will not breach a representation for
                                 a change in law by legislative enactment or constitutional amendment, including an enactment or amendment that breaches the Commonwealth of Pennsylvania's pledge not to limit, alter or impair intangible transition property or intangible transition charges.
                                 Examples of a change in law are a repeal of the Pennsylvania Competition Act, an amendment to it voiding the existence of intangible transition property or the adoption of a federal statute prohibiting the recovery of stranded costs.

                                 Under the Pennsylvania Competition Act, the
                                 Commonwealth of Pennsylvania may limit or alter the value of intangible transition property or intangible transition charges if "adequate compensation is made by law" for the protection of the intangible transition charges and of transition bondholders. It is unclear if "adequate compensation . . . by law" would be sufficient to pay the full amount of the outstanding principal of and interest on the transition bonds or would compensate transition bondholders for any reinvestment risk.

                                 Under the United States and Pennsylvania
                                 Constitutions, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act--by way of legislative process--or take any action that violates its pledge and agreement described in the first paragraph of this subheading without paying just compensation to the transition bondholders if doing so would:


                                  --    constitute a permanent taking of the
                                        property interest of transition
                                        bondholders in the intangible transition property; and


                                  --    deprive the transition bondholders of
                                        their reasonable expectations arising
                                        from their investments in the transition bonds.

                                 However, even if a court awarded just
                                 compensation, it may not be enough to pay the full amount of principal of and interest on the transition bonds or compensate transition bondholders for any reinvestment risk.

                                 Also, if there were a change in law described in the first paragraph of this subheading, there might be costly and time-consuming litigation. There is no judicial precedent directly on point, and the security for the transition bondholders is a new type of asset. As a result, the outcome of any of this litigation cannot be predicted with certainty.

FEDERAL LEGISLATION MAY RESULT
IN LOSSES TO TRANSITION
BONDHOLDERS                      Congress or a federal agency may pass a law or
                                 adopt a rule or regulation prohibiting or limiting the collection of intangible transition charges. Congress considered in 1997 at least one bill prohibiting the recovery of stranded costs, but the bill was not enacted. The issuer cannot predict if any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. If the Pennsylvania Competition Act or the West Penn qualified rate order, as supplemented, was preempted by federal law, a court may decide that it is not a taking for which the government would have to pay the estimated market value of the transferred intangible transition property. Even if any federal preemption were considered a taking, for which the government had to pay this value, that compensation may not be enough to pay the full amount of principal of and interest on the transition bonds. In that case, transition bondholders could suffer a loss of their investment. Also, in this case, West Penn would not be required to indemnify the issuer or the bond trustee. See "--Changes in Law May Result in Losses to Transition Bondholders" above.


THE PENNSYLVANIA PUBLIC
UTILITY
COMMISSION MAY TAKE ACTIONS
THAT ADVERSELY AFFECT
TRANSITION
BONDHOLDERS                      The Pennsylvania Public Utility Commission will
continue to regulate some aspects of the electric industry in Pennsylvania and it may take actions that adversely affect transition bondholders. For example, it will

                                  -- regulate all aspects of the business of electric distribution companies;

                                  -- set financial and other requirements for electric generation suppliers and other third parties; and

                                  --    set customer billing guidelines and
                                        collection, metering and disclosure
                                        requirements for electric generation
                                        suppliers and other third parties.

                                 Also, subject to the Commonwealth of
                                 Pennsylvania's pledge not to limit or alter the value of intangible transition charges or intangible transition property unless adequate compensation is made for the full protection of the transition bondholders, the Pennsylvania Public Utility Commission could revise or rescind any of its regulations. West Penn cannot predict whether the Pennsylvania Public Utility Commission will make new regulations or the timing or content of any new Pennsylvania Public Utility Commission regulations.

                                 West Penn agrees to take legal or
                                 administrative actions, including bringing lawsuits, as may be reasonably necessary to block or overturn:

                                  --    any government attempt to repeal or
                                        change the Pennsylvania Competition Act, the West Penn qualified rate order, as supplemented, or the intangible transition property in a way that is materially adverse to the holders of transition bonds, or

                                  --    lawsuits by third parties which, if
                                        successful, would result in a breach of
                                        West Penn's representations concerning
                                        the intangible transition property, the
                                        West Penn qualified rate order, as
                                        supplemented, or the Pennsylvania
                                        Competition Act.

                                 West Penn, however, may not be able to take those actions and any action West Penn is able to take may not be successful.

                                 Future Pennsylvania Public Utility Commission regulations may affect the rating of the transition bonds or their price. Those actions may also affect the rate of collections of intangible transition charges and, as a result, the amortization of transition bonds and their weighted average lives. As a result, transition bondholders could suffer a loss of their investment.

LITIGATION AND OTHER EVENTS IN
OTHER JURISDICTIONS COULD
ADVERSELY AFFECT TRANSITION
BONDHOLDERS                      A court decision based on the U.S. Constitution
                                 or other federal law overturning a state statute like the Pennsylvania Competition Act adopted by another state could give rise to a challenge to the Pennsylvania Competition Act.
                                 That decision would not automatically
                                 invalidate the Pennsylvania Competition Act. It could, however, set a legal precedent for a successful challenge to the Pennsylvania
                                 Competition Act that could adversely affect transition bondholders. As a result, the market value of the transition bonds could be reduced.

                                 Also, legal actions in other states challenging stranded cost recovery or securitization of stranded cost recovery could adversely affect the market for transition bonds. Legal challenges brought in jurisdictions other than Pennsylvania based on state laws other than Pennsylvania would not, however, directly affect the

                                 Pennsylvania Competition Act or the interests of the transition bondholders. These actions, however, could increase awareness of the political and other risks associated with these types of securities and limit the liquidity of the transition bonds and impair their value.

                    NATURE OF INTANGIBLE TRANSITION PROPERTY

LACK OF CONTINUED OPERATION OF
EXISTING GENERATION FACILITIES
MAY RESULT IN LOSSES TO
TRANSITION BONDHOLDERS
                                 Under the Pennsylvania Competition Act,
                                 recovery of stranded costs associated with existing generating facilities depends on continued operation of these facilities. There is an exception if that operation is uneconomic because of the transition to a competitive market. Although the parts of the West Penn qualified rate order, as supplemented, providing for collection of intangible transition charges are stated to be irrevocable, the collection of intangible transition charges could be challenged if some generating facilities of West Penn ceased to operate at reasonable levels. If the challenge were successful, the issuer may not have funds to make payments on the transition bonds. As a result, transition bondholders could suffer a loss of their investment. Also, in this case, West Penn would not be required to indemnify the issuer or the bond trustee.

FAILURE TO MAKE ADEQUATE
ADJUSTMENTS TO THE INTANGIBLE
TRANSITION CHARGES MAY RESULT
IN LOSSES TO TRANSITION
BONDHOLDERS                      The actual rate of collections of intangible
                                 transition charges may vary from projections used to set the intangible transition charges due to a number of factors. These include variations in electricity usage by customers from projected electricity usage and delinquencies and write-offs. The servicer must seek an adjustment to the intangible transition charges from the Pennsylvania Public Utility
                                 Commission on each calculation date to reflect shortfalls in or excesses of collections of intangible transition charges for prior periods, including shortfalls or excesses resulting from inaccurate servicer forecasts.
                                 The adjustments are intended to take into account any projected trends in customers or usage impacting billed revenue from which intangible transition charges are allocated to prevent shortfalls or excesses of collections of intangible transition charges in future periods.

                                 If those forecasts or projected trends are not accurate, adjustments to the intangible transition charges may not result in the issuer receiving funds sufficient to pay interest on the transition bonds when due and principal of the transition bonds in accordance with the expected amortization schedule.

                                 The Pennsylvania Competition Act and the West Penn qualified rate order, as supplemented, require the Pennsylvania Public Utility Commission to approve annual adjustment requests within 90 days of the applicable date on which the servicer calculates the required adjustment and files that adjustment request with the Public Utility Commission. Also, the West Penn qualified rate order, as supplemented, provides that, during the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds, monthly or quarterly adjustments will become effective on the first day of the next calendar month or the first day of the next quarterly period, respectively. If the Pennsylvania Public Utility Commission fails to approve these adjustments on a timely basis or there is any litigation challenging the approval of these adjustments or methodology in calculating these adjustments, the price and liquidity of the transition bonds could be adversely affected.

                                 Any of these factors could affect the
                                 sufficiency of amounts available to pay the principal of the transition bonds or the dates of the payment of the principal of the transition bonds. As a result, transition bondholders could suffer a loss of their investment or the weighted average lives of the transition bonds could be adversely affected.

LIMITED TIME PERIOD FOR
IMPOSITION OR ADJUSTMENT OF
INTANGIBLE TRANSITION CHARGES
MAY RESULT IN LOSSES TO
TRANSITION BONDHOLDERS           The intangible transition charges associated
                                 with the issuance of transition bonds may not be imposed for service periods after December
                                 31, 2008. Also, after the final adjustment date specified for each series, the intangible transition charges may no longer be adjusted for that series. After that date, any shortfalls in collections of intangible transition charges available to make payments on the series are expected to be covered through amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. If those amounts are not enough to cover the shortfalls, the transition bonds may not be paid in full by the applicable expected final payment date or class or series termination date, and transition bondholders would suffer a loss of their investments.

LACK OF HISTORICAL INFORMATION
ABOUT, AND INEXPERIENCE
ADMINISTERING, INTANGIBLE
TRANSITION PROPERTY MAY RESULT
IN LOSSES TO TRANSITION
BONDHOLDERS                      The servicer does not have historical
                                 information for intangible transition property, although it does have customer and energy usage records. Those usage records, however, do not reflect customers' payment patterns or energy usage in a competitive market. They also do not reflect consolidated billing by electric generation suppliers or other third parties. As a result, these records may not be useful in predicting payments of intangible transition charges.

                                 The servicer does not have any experience administering this type of asset.

                                 In the event of a foreclosure, there is likely to be a limited market, if any, for the transferred intangible transition property. Therefore, foreclosure may not be a realistic or practical remedy. See "--Bankruptcy; Creditors' Rights" below.

                                 These factors may result in delays or
                                 shortfalls in scheduled payments on the
                                 transition bonds.


ADJUSTMENTS TO INTANGIBLE
TRANSITION CHARGES BY RATE
SCHEDULE MAY RESULT IN
INSUFFICIENT COLLECTIONS         The customers who will be responsible for
                                 paying intangible transition charges are divided into 20 rate schedules. These rate schedules are grouped among three customer categories. Intangible transition charges will be assessed by rate schedule within each customer class. Adjustments to the intangible transition charges will also be made to each rate schedule within each customer category. A shortfall in collection in one rate schedule must be made up by adjustments to that rate schedule as well as the other rate schedules within that customer category. However, shortfalls in a customer category may not be corrected by making adjustments to rate schedules in any other customer category. Some rate schedules in a particular category have a significantly smaller number of customers than other rate schedules in that customer category.
                                 If customers in a rate schedule fail to pay intangible transition charges, the servicer may have to substantially increase the intangible transition charges for the remaining customers in that rate schedule and the other rate schedules in that customer category. The servicer may also have to take this action if consumers representing a significant percentage of a rate schedule cease to be customers. These increases could lead to further failures by the remaining customers in that customer category to pay intangible transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

ONE CUSTOMER CATEGORY CANNOT
COMPENSATE FOR THE FAILURE TO
COLLECT INTANGIBLE TRANSITION
CHARGES FROM ANOTHER CATEGORY    The Pennsylvania Competition Act and the
                                 qualified rate order, as supplemented, do not permit costs to be shifted among customer categories. As a result, a shortfall in collections of intangible transition charges in one customer category cannot be made up by adjustments of intangible transition charges in the other customer categories. See "The
                                 Pennsylvania Competition Act" in the
                                 prospectus.

THE AMOUNT OF GENERATION
CHARGES INCLUDING INTANGIBLE
TRANSITION CHARGES MAY NOT
EXCEED A STATUTORY CAP           The Pennsylvania Competition Act and the
                                 qualified rate order, as supplemented, set a cap on generation charges including intangible transition charges through December 31, 2008.
                                 This generation rate cap applies to each rate schedule within each customer category separately. If there is a severe or persistent shortfall in collections of intangible transition charges in any rate schedule, the rate cap applicable to that rate schedule may prevent the servicer from adjusting intangible transition charges for that rate schedule in excess of the rate cap. If this occurs, the servicer would have to adjust intangible transition charges for the remaining rate schedules within that customer category. These adjustments may result in the assessment of intangible transition charges on the remaining rate schedules at a level that is limited by their rate caps. This could reduce the amount or the rate of collections of intangible transition charges, which may result in a loss to transition bondholders or delay expected payments on the transition bonds. See "The
                                 Pennsylvania Competition Act--The Pennsylvania
                                 Competition Act's General Effect on the
                                 Electric Utility Industry in Pennsylvania" in this prospectus.

                                 The qualified rate order, as supplemented, gives West Penn the right to request relief from the generation rate cap if the combined total of the charges subject to that cap exceeds the generation rate cap. However, there is no assurance that the Pennsylvania Public Utility Commission would grant this request, or that the Pennsylvania Public Utility Commission would grant the request in a timely manner. West Penn also may adjust the shopping credit to comply with the generation rate cap, if necessary.

                                   SERVICING

WEST PENN CEASING TO ACT AS
SERVICER MAY RESULT IN LOSSES
TO TRANSITION BONDHOLDERS        The servicer will be responsible for
                                 calculating adjustments to the intangible transition charges, submitting adjustment requests to the Pennsylvania Public Utility
                                 Commission and billing and collecting the intangible transition charges. If West Penn ceased servicing intangible transition property, it may be hard to obtain a successor servicer. Also, a transfer of servicing functions will require cooperation by the Pennsylvania Public Utility Commission. A successor servicer may have difficulties in collecting intangible transition charges and determining appropriate adjustments to intangible transition charges. Also, under current law, a successor servicer may not be able to shut off service to a customer that fails to pay intangible transition charges.

                                 If West Penn were replaced as servicer, any of those factors and others could delay the timing of payments on the intangible transition property. As a result, transition bondholders could incur a loss of their investment. See "The Servicing Agreement" in this prospectus.


INACCURATE PROJECTIONS BY
SERVICER MAY RESULT IN LOSSES
TO TRANSITION BONDHOLDERS        If the servicer incorrectly forecasts the
                                 billed revenue from which intangible transition charges are allocated and the delinquency and write-off experience relating to intangible transition charges, the timely receipt of collections of intangible transition charges could be adversely affected. A variety of risks and uncertainties could cause actual results to differ materially from those projected. They include changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, regulatory initiatives, compliance with governmental regulations and litigation. All of those events and circumstances are beyond the control of the servicer. Adjustments to the intangible transition charges are required to be made under the Pennsylvania
                                 Competition Act if actual results differ from projections. However, until the adjustments are made, payments on the transition bonds could be delayed, and the market value of the transition bonds could be reduced. There can be no assurance that, when made, adjustments will be sufficient.

DELAYS IN PAYMENTS ON
TRANSITION BONDS MAY BE
CAUSED BY CHANGES IN PAYMENT
TERMS The servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from customers. The servicer cannot change the amount of a customer's individual intangible transition charges, but it can take actions that it believes will increase collections from a customer. These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The servicer can also write-off outstanding bills that it deems uncollectible in accordance with its usual billing and collection practices. Additionally, West Penn or a successor to West Penn as servicer may change its billing and collection practices, or the Pennsylvania Public Utility Commission may require changes to these practices. These changes could delay or reduce collections of intangible transition charges and, as a result, adversely affect the payment of interest on the transition bonds on a timely basis or the payment of principal of the transition bonds in accordance with the expected schedule. See "The Servicer--Customers and Operating Revenues," "--Billing Process" and "--Limited Information on Customers' Creditworthiness" in this prospectus.

WEST PENN'S LIMITED
INFORMATION ON CUSTOMERS'
CREDITWORTHINESS MAY RESULT IN
INCREASED DELINQUENCIES AND
WRITE-OFFS                       The servicer's ability to collect intangible
                                 transition charges will depend in part on the creditworthiness of its customers. Under
                                 Pennsylvania law, West Penn generally must provide service to new customers in its service area. Credit investigations of new customers by West Penn have been limited. If the servicer incorrectly determines the creditworthiness of a large number of its customers, there may be significant increases in delinquencies and write-offs. This could result in delays in payments to transition bondholders. See "--It
                                 May Be More Difficult to Collect Intangi-ble Transition Charges Due To Billing by Third
                                 Parties" below.


IT MAY BE MORE DIFFICULT TO
COLLECT INTANGIBLE TRANSITION
CHARGES DUE TO BILLING BY
THIRD PARTIES                    Under the Pennsylvania Competition Act, after
September 1, 2000, intangible transition charges may be collected by third parties providing billing or metering services, including electric generation suppliers. Any third party that provides consolidated billing must pay the servicer amounts billed by the servicer to the third party, including the intangible transition charges. Third party billing parties are required to make these payments even if the third party fails to collect those amounts from customers.


                                 Billing by third parties as described in the paragraph above could adversely affect the timely payment of interest on the transition bonds or the payment of principal of the transition bonds in accordance with the expected amortization schedule because:

                                  -- any third party that collects intangible transition charges may not use the same customer credit standards as the servicer;

                                  -- problems may arise from new and untested systems or any lack of experience on the part of third parties with customer billing and collections;

                                  --    the servicer may not be able to reduce
                                        credit risks relating to third parties
                                        in the same manner in, or to the same
                                        extent to which, it reduces those risks
                                        relating to its customers;

                                  -- the servicer generally will not have the right to pursue customers of a third party which provides consolidated billing who defaults in the payment of intangible transition charges; and

                                  --    to the extent that customers choose
                                        consolidated billing by electric
                                        generation suppliers or other third
                                        parties, the issuer may be relying on a
                                        small number of electric generation
                                        suppliers and other third parties rather than a large number of individual customers, to pay collections of intangible transition charges. As a result, a default in the payment of intangible transition charges by a single third party that provides billing service to a large number of customers may adversely affect the timing of payments on the transition bonds or could result in a loss of their investment.

                                 Neither West Penn nor the servicer will pay any shortfalls resulting from the failure of any third party to forward collections of intangible transition charges to the servicer. The adjustment mechanism for the intangible transition charges, as well as the amounts on deposit in the capital subaccount, the overcollateralization subaccount and the reserve subaccount are intended to address delays in the timing of collections and payments. However, delays in payments to transition bondholders might occur as a result of delays in obtaining adjustments, limitations on rate adjustments or any lack of funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

CUSTOMERS WITHIN WEST PENN'S
SERVICE AREA MAY STOP OR
DELAY MAKING INTANGIBLE
TRANSITION CHARGE PAYMENTS       Customers within West Penn's service area may
                                 stop or delay paying intangible transition charges because:

                                  --    they may be confused by the assessment
                                        of a charge they have not seen before or because of changes in billing and payment arrangements, including billing by third parties;

                                  --    they may misdirect their payments as
                                        they may owe amounts to several
                                        different parties which may include both
                                        West Penn and an electric generation
                                        supplier or other third party;

                                  --    if a large number of customers
                                        self-generate, move out of West Penn's
                                        service territory, significantly reduce
                                        their electricity consumption or cease
                                        consuming electricity altogether, the
                                        intangible transition charges, as
                                        periodically adjusted, required to be
                                        paid by remaining customers may become
                                        burdensome. Greater delinquencies and
                                        write-offs or petitions to the
                                        Pennsylvania Public Utility Commission
                                        to reduce intangible transition charges
                                        might result; and

                                  -- the servicer may not be able to collect intangible transition charges from customers who partially self-generate because the servicer may not know which consumers are self-generating and will not be able to exercise full shut-off rights against a self-generator.

                                 Any of these factors could result in delays or shortfalls in scheduled payments on the transition bonds.

THE COMMINGLING OF
COLLECTIONS OF INTANGIBLE
TRANSITION CHARGES WITH
SERVICER'S OTHER FUNDS MAY
RESULT IN PAYMENT DELAYS         Until collections of intangible transition
                                 charges are deposited with the bond trustee, the servicer will not segregate them from its general funds. If the servicer does not or cannot remit the full amount of the collections of intangible transition charges there may be delays or reductions in payments to transition bondholders. The adjustments to the intangible transition charges and amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are designed to reduce this risk. However, there may be delays in payments to transition bondholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

POTENTIAL COMPUTER PROGRAM
PROBLEMS BEGINNING IN THE
YEAR 2000 MAY RESULT IN
PAYMENT DELAYS ON TRANSITION
BONDS                            There could be delays in principal and interest
payments on the transition bonds if West Penn, as servicer, or the bond trustee experiences problems in its computer programs, or those of vendors on whom they rely, relating to the Year 2000. Many existing computer programs use only two digits to identify a year. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000 and afterwards.

                                 West Penn has evaluated the impact of preparing its systems for the Year 2000. It has identified areas of potential impact and is implementing conversion efforts. On March 30, 1999, West Penn reported to the Pennsylvania Public Utility Commission that, except for a few items, its critical electricity production and delivery systems were Year 2000 ready pending final confirmation system testing of its power stations in April and May. West Penn has determined that as of June 30, 1999, all of its critical components and systems related to safety and the production and distribution of electricity and nearly all of its important business systems, including accounting and billing, are Year 2000 ready. West Penn anticipates that the remediation and testing work on the remaining business and non-critical systems will be completed by October 31, 1999. West Penn has defined Year 2000 ready to mean that a determination has been made by testing or other means that a component or system will be able to perform its critical functions, or that contingency plans are in place to overcome any inability to do so. See "The Servicer--Year 2000 Compliance" in this prospectus.


                                 If West Penn, or a third party on whom West
                                 Penn relies for collection of intangible transition charges, does not have a computer system that is Year 2000 compliant by January 1, 2000, West Penn's ability to service the intangible transition property may be materially and adversely affected.

                                 If the bond trustee does not have a computer system that is Year 2000 compliant by January 1, 2000, the bond trustee's ability to make distributions on the transition bonds may be materially and adversely affected.

                                 The Year 2000 issue could also affect usage if there are problems with the generation or distribution of electricity.

                                 There is no way to predict the impact of the Year 2000 issue. However, if there are significant interruptions of service to customers or significant business interruptions in general caused by Year 2000 issues, there could be significant delays in collections of intangible transition charges. In that case, payments to transition bondholders could be delayed.

                         BANKRUPTCY; CREDITORS' RIGHTS

BANKRUPTCY OF WEST PENN OR
WEST PENN FUNDING
CORPORATION MAY RESULT IN
LOSSES TO TRANSITION
BONDHOLDERS                      GENERAL.   The bankruptcy of West Penn or West
                                 Penn Funding Corporation could have several adverse consequences for transition bondholders, the most important of which are briefly described below.

                                 TRANSFER OF INTANGIBLE TRANSITION PROPERTY MAY BE RECHARACTERIZED AS A FINANCING RATHER THAN A TRUE SALE. The Pennsylvania Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee that is expressly stated to be a sale or other absolute transfer in a transaction approved in a qualified rate order, will be treated as a sale, rather than a pledge or other financing, of the intangible transition property. West Penn will represent in the transfer agreement that:

                                  --    the transfer of the transferred
                                        intangible transition property to West
                                        Penn Funding Corporation is a capital
                                        contribution; and

                                  --    the transfer of the transferred
                                        intangible transition property by West
                                        Penn Funding Corporation to the issuer
                                        is a sale.

                                 West Penn and West Penn Funding Corporation will also represent that they will take the appropriate actions under the Pennsylvania Competition Act, including filing an intangible transition property notice, to perfect these transfers.


                                 However, if West Penn became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or another party could take the position that the transfer of the transferred intangible transition property to West Penn Funding Corporation was a financing transaction and not a capital contribution. Similarly, if West Penn Funding Corporation became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn Funding Corporation or another party could take the position that the sale of the transferred intangible transition property to the issuer was a financing transaction and not a true sale. If a court agreed with either of these positions, delays or reductions in payments on the transition bonds could result. Regardless of a court's final decision on the character of the transactions, the mere fact of a West Penn or West Penn Funding Corporation bankruptcy could result in delays in payments on the transition bonds. A bankruptcy also could have an adverse effect on the secondary market for the transition bonds, including the liquidity and market value of the transition bonds.


                                 To reduce the impact of the possible
                                 recharacterization of a sale or other absolute transfer of intangible transition property as a financing transaction, the Pennsylvania Competition Act and related regulations provide that if an intangible transition property notice is filed and the transfer is later held to be a financing transaction, that notice will be deemed to constitute a filing with respect to a security interest. The Pennsylvania Competition Act also provides that any such filing in respect of transition bonds takes precedence over any other filings.

                                 As a result of these filings, West Penn Funding Corporation would be a secured creditor of West Penn and the issuer would be a secured creditor of West Penn Funding Corporation, entitled to recover against the collateral. If, however, intangible transition property notices are not filed for any reason, West Penn Funding Corporation or the issuer fails to otherwise perfect its interest in the transferred intangible transition property and the transfer is thereafter deemed not to constitute a true sale or other absolute transfer, West Penn Funding Corporation would be an unsecured creditor of West Penn or the issuer would be an unsecured creditor of West Penn Funding Corporation.

                                 COURT MAY ORDER CONSOLIDATION OF THE ISSUER,
                                 WEST PENN FUNDING CORPORATION AND WEST
                                 PENN.   If West Penn or West Penn Funding
                                 Corporation became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or West Penn Funding Corporation or another party may attempt to substantively consolidate the assets of the issuer and West Penn or West Penn Funding Corporation. West Penn, West Penn Funding Corporation and the issuer have taken steps to attempt to reduce this risk. However, if a court ordered that the assets and liabilities of the issuer be consolidated with those of West Penn or West Penn Funding Corporation, delays or reductions in payments on the transition bonds would result.

                                 COURT MAY MAKE LOW ESTIMATION OF CONTINGENT
                                 CLAIMS; ENFORCEABILITY OF REMEDY PROVISIONS MAY
                                 BE CHALLENGED.   If West Penn became a debtor
                                 in a bankruptcy case, claims, including
                                 indemnity claims, by the issuer against West
                                 Penn under the transfer agreement and the related documents would be unsecured claims and could be discharged. Also, the bankruptcy trustee, West Penn or another party may request that the bankruptcy court estimate any contingent claims, including for West Penn's indemnity obligation, of the issuer against West Penn and take the position that the claims should be estimated at zero or at a low amount because the contingency giving rise to the claims is unlikely to occur.


                                 If West Penn became a debtor in a bankruptcy case and West Penn were obligated under the transfer agreement to indemnify the issuer and the bond trustee, the bankruptcy trustee, West Penn or another party might challenge the enforceability of the indemnity provisions. If a court decided that the indemnity provisions were unenforceable, the issuer should have a claim against West Penn for actual damages based on breach of contract principles. The amount of those actual damages would be subject to estimation or calculation by the court.


                                 As a result of any of the above-described actions or claims, transition bondholders could suffer delays in payment, reduction in the investment value of their transition bonds or a loss of their investment.

                                 INTANGIBLE TRANSITION PROPERTY MAY NOT BE HELD TO BE CURRENT PROPERTY, RESULTING IN UNSECURED
                                 DEBT.   The Pennsylvania Competition Act
                                 provides that the transferred intangible transition property constitutes a current property right on and after the date that the West Penn qualified rate order, as supplemented, became effective. West Penn has also made a representation to that effect. However, if West Penn became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or another party could argue that, because the payments based on the transferred intangible transition property are indirectly usage-based charges, the transferred intangible transition property comes into existence only as customers use electricity.

                                 If a court adopted this position, a security interest in favor of the transition bondholders may not attach to intangible transition charges in respect of electricity used after the beginning of a bankruptcy case for West Penn. If a court took this position and also determined that the transferred intangible transition property has not been sold or transferred absolutely to West Penn Funding Corporation or the issuer, the issuer would be an unsecured creditor of West Penn Funding Corporation and West Penn Funding Corporation would be an unsecured creditor of West Penn and delays or reductions in payments on the transition bonds could result.

                                 Also, a court could rule that any intangible transition charges relating to electricity consumed after the commencement of West Penn's bankruptcy cannot be transferred to the issuer or the bond trustee. This could result in delays or reductions of payments of the transition bonds.

                                 Payments based on the intangible transition charges are indirectly usage-based charges. Therefore, if West Penn became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or another party could argue that the issuer should pay a portion of the costs of West Penn associated with generating, transmitting or distributing the electricity use of which gave rise to the collections of intangible transition charges related to the transition bonds. If a court adopted this position, there could be delays or reductions in payments to the transition bondholders.

                                 Whether or not West Penn is the debtor in a bankruptcy case, if a court decided that the transferred intangible transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of West Penn arising before the transferred intangible transition property came into existence could have priority over the issuer's interest in the transferred intangible transition property. This could result in a reduction of amounts paid to the transition bondholders. Adjustments to the intangible transition charges may be available to reduce this risk, although delays in implementation or challenges to those adjustments may cause a delay in receipt of payments.

                                 AUTOMATIC STAY MAY PREVENT OR DELAY ENFORCEMENT
                                 OF RIGHTS BY BOND TRUSTEE.   If there is an
                                 event of default under the indenture, the Pennsylvania Competition Act permits the Pennsylvania Public Utility Commission to order the segregation and payment of all intangible transition charges to transition bondholders. The Pennsylvania Competition Act provides that the order will be effective notwithstanding bankruptcy or other insolvency proceedings with respect to the utility or its assignee. The Pennsylvania Public Utility Commission, however, may not issue this order because of the automatic stay provisions of the Bankruptcy Code. Also, a bankruptcy court may not lift the stay to permit this action by the Pennsylvania Public Utility Commission. In that event, the bond trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to the Pennsylvania Public Utility Commission action and an order requiring segregation of the revenues arising from the transferred intangible transition property. However, a court may not grant either order.

BANKRUPTCY OF SERVICER MAY
RESULT IN LOSSES TO TRANSITION
BONDHOLDERS                      The servicer can commingle collections of
                                 intangible transition charges with its own funds until they are deposited with the bond trustee. The Pennsylvania Competition Act provides that the priority of a lien created under the Pennsylvania Competition Act is not adversely affected by the commingling of funds arising with respect to intangible transition property with funds of the electric utility.
                                 However, in the event of a bankruptcy of the servicer, the bankruptcy trustee, the servicer or another party might argue that collections of intangible transition charges held by the servicer were property of the servicer included in its bankruptcy estate. If a court adopted this position, there may be delays in payments due on the transition bonds.

                                 If the servicer became a debtor in a bankruptcy case, the automatic stay may prevent the issuer from effecting a transfer of servicing, even though the servicing agreement provides that the bond trustee appoint, or petition the Pennsylvania Public Utility Commission or a court to appoint, a successor servicer.

                              THE TRANSITION BONDS

ABSENCE OF SECONDARY MARKET
FOR TRANSITION BONDS COULD
LIMIT ABILITY TO RESELL
TRANSITION BONDS                 The underwriters for the transition bonds may
                                 assist in resales of the transition bonds but they are not required to do so. A secondary market for the transition bonds may not develop. If a secondary market for the transition bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the transition bonds. See "Plan of Distribution for the Transition Bonds" in this prospectus.

LIMITED SOURCES OF PAYMENTS
FOR THE TRANSITION BONDS MAY
RESULT IN LOSSES TO TRANSITION
BONDHOLDERS                      The transition bonds are obligations of the
                                 issuer, a special purpose entity, only. The transition bonds will not represent an interest in or obligation of West Penn, West Penn
                                 Funding Corporation, the bond trustee or any entity other than the issuer. The issuer has no property other than the collateral. The collateral is the sole source of payment on the transition bonds. None of the transition bonds will be guaranteed or insured by West Penn, West Penn Funding Corporation, the bond trustee or any affiliates of those entities, other than the issuer, or any other entity.

ISSUANCE OF ADDITIONAL SERIES
MAY ADVERSELY AFFECT
OUTSTANDING TRANSITION BONDS     The issuer may from time to time issue new
                                 series of transition bonds without the prior review by or consent of the transition bondholders of any previously issued series. A new series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn, but the issuance of any other series of transition bonds might have an impact on the timing or amount of payments received by transition bondholders. See "The
                                 Transition Bonds" and "The Indenture--Issuance in Series or Classes" in this prospectus.

                                 In addition, various matters relating to the transition bonds require a vote of all transition bondholders of all series, even though there may be differences in the interests or positions among those series or classes of those series. This could result in voting outcomes adverse to the interests of one or more series or classes of transition bonds.

SECURITIES RATINGS ARE LIMITED
AND DO NOT ASSESS TIMING OF
PRINCIPAL PAYMENTS               The transition bonds will be rated by one or
                                 more established rating agencies. The ratings merely analyze the probability that the issuer will repay the total principal amount of the transition bonds at final maturity--the series or class termination date, as applicable--and will make timely interest payments. The ratings do not assess the speed at which the Issuer will repay the principal of the transition bonds. As a result, any series or class of transition bonds might be paid later than scheduled, resulting in a weighted average life of those transition bonds which is longer than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.


TRANSITION BONDHOLDERS MAY
RECEIVE PRINCIPAL PAYMENTS
LATER THAN EXPECTED              The actual dates on which principal is paid on
                                 each class of transition bonds might be
                                 affected by the amount and timing of receipt of collections of intangible transition charges.
                                 Since the amount of intangible transition charges collected from each customer will depend upon the customer's usage of electricity, the aggregate amount and timing of collections of intangible transition charges--and the resulting amount and timing of principal payments on the transition bonds--will depend, in part, on actual usage of electricity and the rate of delinquencies and write-offs. See "--Servicing--Inaccurate
                                 Projections by Servicer May Result in Losses on
                                 Transition Bonds" above.


                                 Although the intangible transition charges will be adjusted from time to time based in part on the actual rate of collections of intangible transition charges during prior billing periods, the servicer may not be able to forecast accurately actual customer energy usage and the rate of delinquencies and write-offs or implement adjustments to the intangible transition charges. If collections of intangible transition charges are received at a slower rate than expected, payments on the transition bonds may be made later than expected, resulting in a longer weighted average life. Because principal will generally be paid at a rate not to exceed that reflected in the expected amortization schedule, the transition bonds are not expected to be retired earlier than scheduled other than in the event of a redemption or acceleration.

TRANSITION BONDHOLDERS MAY
HAVE TO REINVEST THE PRINCIPAL
OF THEIR INVESTMENT AT A LOWER
RATE OF RETURN BECAUSE OF
OPTIONAL REDEMPTION OF THE
TRANSITION BONDS                 If so provided in a prospectus supplement,
                                 there may be optional redemptions of the transition bonds. Future market conditions may require transition bondholders to reinvest the proceeds of a redemption at a rate lower than the rate received on the transition bonds. The issuer cannot predict whether it will redeem any series of transition bonds. See "Weighted
                                 Average Life and Yield Considerations" and "The
                                 Transition Bonds--Credit Enhancement" in this prospectus.


WEST PENN'S OBLIGATION TO
INDEMNIFY THE ISSUER FOR A
BREACH OF A REPRESENTATION OR
WARRANTY MAY NOT BE
SUFFICIENT TO PROTECT YOUR
INVESTMENT                       The obligations of West Penn under the transfer
agreement to West Penn Funding Corporation have been assigned by West Penn
                                 Funding Corporation to the issuer pursuant to the sale agreement. If West Penn breaches a representation or warranty in the transfer agreement, West Penn is obligated to indemnify the issuer and the bond trustee for any liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, West Penn is obligated to indemnify the issuer and the bond trustee for principal and interest on the transition bonds not paid when due in accordance with their terms as a result of a breach of a representation or warranty. West Penn will not be obligated to repurchase the intangible transition property in the event of a breach of any of its representations and warranties regarding the intangible transition property, and neither the bond trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of the breach. West Penn is also obligated to indemnify the issuer and the bond trustee for the amount of any deposits to the issuer required to have been made which are not made when so required as a result of a breach of a representation or warranty. However, the amount of any indemnification paid by West Penn may not be sufficient for you to recover your transition bond investment. If West Penn becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded since transition bondholders will be unsecured creditors of West Penn with respect to any of these indemnification amounts. See "The
                                 Transfer Agreement--Representations and
                                 Warranties of West Penn" in this prospectus.

                           GLOSSARY OF DEFINED TERMS


     You can find a glossary of defined terms used in this prospectus beginning on page 150 in this prospectus.


                             AVAILABLE INFORMATION


     The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some of the documents filed as exhibits to the registration statement; however, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Securities and Exchange Commission are not necessarily complete, and in each instance reference is made to the copy of the document so filed. For further information, reference is made to the registration statement and the exhibits to the registration statement, which are available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the registration statement and exhibits to the registration statement may be obtained at the above locations at prescribed rates. Information filed with the Securities and Exchange Commission can also be inspected at the Securities and Exchange Commission site on the World Wide Web at http://www.sec.gov.



     The issuer will file with the Securities and Exchange Commission the periodic reports as are required by the Securities Exchange Act of 1934, as amended, and the rules, regulations or orders of the Securities and Exchange Commission under the Exchange Act. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.



                    INCORPORATION OF DOCUMENTS BY REFERENCE



     All reports and other documents filed by the issuer under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part of this registration statement. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any of these statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement.


     The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to those documents--unless those exhibits are specifically incorporated by reference in those documents. Written requests for those copies should be directed to the issuer, c/o West Penn Funding LLC, 2325B-2 Renaissance Drive, Las Vegas, NV 89119. Telephone requests for those copies should be directed to the issuer at (702) 895-6752.

                            WEST PENN POWER COMPANY


     Incorporated in Pennsylvania in 1916, West Penn is a public utility corporation engaged in the transmission, distribution and sale of electricity to approximately 665,000 customers throughout a 9,900 square mile service territory covering all or portions of 24 counties in southwestern and central Pennsylvania. West Penn's generation facilities have in the past served those same customers. In the future, those generation facilities, which will continue to serve those customers and others in the competitive generation market, may be transferred to an affiliated or non-affiliated entity. See "The Servicer" in this prospectus.


     The electric and gas utility industries in Pennsylvania are both undergoing fundamental restructuring. See "The Pennsylvania Competition Act" in this prospectus. In addition, in 1996, the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

     None of Allegheny Energy, Inc., West Penn or West Penn Funding Corporation is currently involved in any legal proceedings that could have a material impact on the issuer, the collateral, the transition bonds or the transition bondholders. For a detailed description of the prior litigation relating to the approval of West Penn's restructuring plan, see "West Penn's Restructuring Plan--Prior Litigation."


     Allegheny Energy, Inc., the parent of West Penn, and DQE, Inc. (the parent of Duquesne Light Company in Pittsburgh) have entered into an agreement under which DQE, Inc. would merge into Allegheny Energy in a stock for stock transaction. However, the proposed merger, which has been conditionally approved by the Pennsylvania Public Utility Commission, is currently the subject of litigation in the United States District Court for the Western District of Pennsylvania. As described in "West Penn's Restructuring Plan--Provisions of the Settlement--Authorization to Securitize up to $670 million", the outcome of the DQE merger litigation will not affect the amount of West Penn's intangible transition charges and is not expected to have any impact on the payment of principal of, and interest on, the transition bonds.



     West Penn will enter into the servicing agreement with the issuer under which West Penn, as agent for the issuer, will manage, service and administer, and make collections in respect of, the transferred intangible transition property. See "The Servicing Agreement" in this prospectus. Allegheny Energy Service Corporation, an affiliate of West Penn, will enter into an administration agreement with the issuer and with West Penn Funding Corporation to provide specified administrative services. See "The Issuer" and "West Penn Funding Corporation" in this prospectus.



     West Penn files periodic reports with the Securities and Exchange Commission as required by the Exchange Act. Reports filed with the Securities and Exchange Commission are available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-

2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits to those reports may be obtained at the above locations at prescribed rates. Information filed with the Securities and Exchange Commission can also be inspected at the Securities and Exchange Commission site on the World Wide Web at http://www.sec.gov.

                        THE PENNSYLVANIA COMPETITION ACT

THE PENNSYLVANIA COMPETITION ACT'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN PENNSYLVANIA


     The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in December 1996 and provides for the restructuring of the electric utility industry in Pennsylvania. The Pennsylvania Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. Generation services may be provided by electric generation suppliers licensed by the Pennsylvania Public Utility Commission. Under the Pennsylvania Competition Act, electric generation suppliers are subject to certain limited financial and disclosure requirements but are otherwise unregulated by the Pennsylvania Public Utility Commission. Electric distribution and transmission services will remain regulated.



     The Pennsylvania Competition Act requires utilities to submit restructuring plans, including their stranded costs which will result from retail competition for generation services. Stranded costs include regulatory assets and long-term purchase power commitments for which full recovery is allowed and other costs, including investment in generating plants, retirement costs and reorganization costs, for which an opportunity for recovery is allowed in an amount determined by the Pennsylvania Public Utility Commission as just and reasonable. Under the Pennsylvania Competition Act, utilities are subject to a generation rate cap through December 31, 2005 which provides that total charges to customers cannot exceed rates in place at December 31, 1996, subject to certain exceptions. The Pennsylvania Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2001, subject to specified exceptions. Under the Pennsylvania Competition Act, each regulated electric utility was required to implement a retail access pilot program for customers representing 5% of the peak load of each customer class for the period from November 1, 1997 through December 31, 1998.


RECOVERY OF STRANDED COSTS


     As a mechanism for utilities, including West Penn, to recover their allowed stranded costs, the Pennsylvania Competition Act provides for the imposition and collection of nonbypassable charges on customers' bills called competitive transition charges. Competitive transition charges are assessed to and collected from all retail customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution systems and may be collected over a maximum period of ten years, except as that period may be extended by the Pennsylvania Public Utility Commission for good cause shown. As the competitive transition charges are based on access to the utility's transmission and distribution system, they will be assessed regardless of whether that customer purchases electricity from the utility or an independent electric generation supplier. The Pennsylvania Competition Act provides, however, that the utility's right to collect competitive transition charges is contingent on the continued operation at reasonable availability levels of the assets for which the stranded costs were awarded, except where continued operation is no longer cost efficient because of the transition to a competitive market. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Legal Challenges Could Adversely Affect Transition Bondholders" and "Risk Factors--Nature of Intangible Transition Property--Lack of Continued Operation of Existing Generation Facilities May Result in Losses to Transition Bondholders" in this prospectus.

SECURITIZATION OF STRANDED COSTS


     The Pennsylvania Competition Act authorizes the Pennsylvania Public Utility Commission to issue qualified rate orders approving the issuance of transition bonds to facilitate the recovery or financing of qualified transition expenses of an electric utility or its assignee. Transition bonds may be issued by a utility, a finance subsidiary of a utility or a third-party assignee of a utility. Under the Pennsylvania Competition Act, proceeds of transition bonds are required to be used principally to reduce qualified transition expenses, including stranded costs, and the related capitalization costs of the utility. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.


     The Pennsylvania Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs.


     Irrevocability of Intangible Transition Property.   Under the Pennsylvania
Competition Act, intangible transition property is created by the issuance by the Pennsylvania Public Utility Commission of a qualified rate order and the declaration by the Pennsylvania Public Utility Commission that the relevant paragraphs of a qualified rate order are irrevocable. The Pennsylvania Public Utility Commission is granted the power under the Pennsylvania Competition Act to specify that all or a portion of that qualified rate order will be irrevocable. The Pennsylvania Competition Act provides that to the extent that the Pennsylvania Public Utility Commission declares all or a portion of a qualified rate order irrevocable, the Pennsylvania Public Utility Commission may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized in that order. In addition, under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Pennsylvania Competition Act provides, however, that nothing precludes the Commonwealth of Pennsylvania from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected under the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders" in this prospectus.

     Adjustments of the Intangible Transition Charges.   The Pennsylvania
Competition Act requires the Pennsylvania Public Utility Commission to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Pennsylvania Competition Act requires that these adjustments be made on at least an annual basis on each anniversary of the issuance of the qualified rate order or at additional intervals as specified in that order. The Pennsylvania Public Utility Commission must approve these annual adjustments within 90 days of each request for adjustment.



     Nonbypassability.   The Pennsylvania Competition Act provides that the
competitive transition charges and the intangible transition charges will be imposed on customers accessing the utility's transmission and distribution system even if those customers elect to purchase electricity from another supplier or if the customer chooses to operate self-generation equipment in tandem with accessing the utility's transmission and distribution system. The Pennsylvania Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the Pennsylvania Public Utility Commission authorizes the utility to contract with that assignee for the utility:


         (1) to continue to operate the system to provide electric services to the utility's customers,

         (2) to impose and collect the applicable intangible transition charges for the benefit and account of the assignee,

         (3) to make periodic adjustments of the intangible transition charges, and

         (4) to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind.

     In addition, to the extent specified in the qualified rate order, the obligations of the utility under any of these contracts:

         (1)   will be binding upon the utility, its successors and assigns, and


         (2) will be required by the Pennsylvania Public Utility Commission to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's retail electric service territory, as a condition to providing service to that customer or the municipal entity providing those services in place of the utility.


     Creation of a Statutory Lien on Intangible Transition Property.   The
Pennsylvania Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued and is enforceable against all third parties, including judicial lien creditors, if:

         (1)   value is given by purchasers of the transition bonds and


         (2) a filing is made with the Pennsylvania Public Utility Commission to perfect the security interest within 10 days from issuance of the transition bonds.

     The Pennsylvania Competition Act also provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the Pennsylvania Public Utility Commission in accordance with the provisions of the Pennsylvania Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not accrued. The Pennsylvania Competition Act provides that this filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Pennsylvania Competition Act. The Pennsylvania Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by:


         (1)   commingling of revenues with other funds of the utility or

         (2) changes to the qualified rate order or the intangible transition charges.

     Characterization of Transfer of Transferred Intangible Transition Property
as True Sale.   The Pennsylvania Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if:

         (1) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer and

         (2)   the transaction is approved in a qualified rate order.

     See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.

JURISDICTION OVER DISPUTES; STANDING


     Actions against customers for nonpayment of the intangible transition charges may only be brought by the utility, its successor or any other entity providing electric service to the customers. In addition, the Pennsylvania Competition Act grants to the Pennsylvania Public Utility Commission exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a customer.


POSSIBLE FEDERAL PREEMPTION OF THE PENNSYLVANIA COMPETITION ACT


     At least one bill was introduced in the 105th Congress, First Session, prohibiting the recovery of stranded costs such as West Penn's stranded costs described in this prospectus, which could negate the existence of West Penn's intangible transition property. That bill, H.R. 1230 (The Consumers Electric Power Act of 1997), was introduced on April 8, 1997 but died at the end of that Congressional session after having been referred to the House Commerce Committee and the Subcommittee on Energy and Power. No prediction can be made as to whether any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption a taking. Moreover, even if a preemption of the Pennsylvania Competition Act or the Qualified Rate Order by the federal government were considered a taking, for which the government had to pay the estimated market value of the transferred intangible transition property at the time of the taking, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds, and transition bondholders could suffer a loss of their investment. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Federal Legislation May Result in Losses to Transition Bondholders" in this Prospectus and "--Possible Commonwealth Amendment or Repeal of the Pennsylvania Competition Act" below.


POSSIBLE COMMONWEALTH AMENDMENT OR REPEAL OF THE PENNSYLVANIA COMPETITION ACT


     Under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the transition bonds and interest thereon are fully paid and discharged. The Pennsylvania Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Pennsylvania Competition Act precludes this limitation or alteration by the Commonwealth if "adequate compensation is made by law" for the full protection of the intangible transition charges collected under a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be afforded to transition bondholders by the Commonwealth of Pennsylvania if it attempts to limit or alter intangible transition property or intangible transition charges. Accordingly, no assurance can be given that this provision would fully compensate transition bondholders for their investment and would not adversely affect the price of the transition bonds or the timing of payments with respect to the transition bonds. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Changes in Law May Result in Losses to Transition Bondholders" in this prospectus.



     In the opinion of Cravath, Swaine & Moore, counsel to West Penn, under the Contract Clause of the United States Constitution, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act--by way of legislative process--or take any other action that substantially impairs the rights of the transition bondholders, unless that action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying that action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for those bonds. Based upon such case law, in the opinion of Cravath, Swaine & Moore, it would appear unlikely that the Commonwealth of Pennsylvania could reduce, modify, alter or take any other action with respect to intangible transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose.


     Moreover, under the Taking Clause of the United States Constitution, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act--by way of legislative process--or take any action that violates its pledge and agreement described in the first paragraph of this subheading without paying just compensation to the transition bondholders if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award such just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds.



     In addition, there can be no assurance that a repeal of or amendment to the Pennsylvania Competition Act will not be sought or adopted or that any action by the Commonwealth of Pennsylvania may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the transition bondholders. If this occurs, costly and time-consuming litigation might ensue. That litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of principal of the transition bonds and, accordingly, the weighted average lives of the transition bonds. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bondholders, the outcome of that litigation cannot be predicted with certainty, and accordingly, transition bondholders could incur a loss of their investment.

                         WEST PENN'S RESTRUCTURING PLAN

THE HISTORY OF WEST PENN'S RESTRUCTURING PLAN


     In accordance with the provisions of the Pennsylvania Competition Act, in August 1997, West Penn filed with the Pennsylvania Public Utility Commission a comprehensive restructuring plan detailing its proposal to implement full customer choice of electric generation suppliers. West Penn's restructuring plan identified $1.2 billion of recoverable retail electric generation-related stranded costs.



     On May 29, 1998, the Pennsylvania Public Utility Commission adopted an Opinion and Order which modified West Penn's proposed restructuring plan. This May 29th order authorized West Penn to recover stranded costs of $593 million (or $524.2 million in the event of a merger of DQE, Inc. into Allegheny Energy). In response to West Penn's petition on June 12, 1998 requesting reconsideration of the May 29th order, the Pennsylvania Public Utility Commission entered an order that increased the amount of stranded costs recoverable by West Penn by $522,000. In response in part to these orders, West Penn and other parties filed appeals to the Commonwealth Court of Pennsylvania and a civil complaint action in the U.S. District Court for the Western District of Pennsylvania. In addition, West Penn filed an original jurisdiction action for declaratory judgment with the Commonwealth Court of Pennsylvania on September 2, 1998.



     On November 3, 1998, West Penn and some of the parties who appealed West Penn's Restructuring Plan filed a Joint Petition for Full Settlement of West Penn's Restructuring Plan and Related Court Proceedings. On November 4, 1998, the Joint Petition was tentatively approved by the Pennsylvania Public Utility Commission. On November 19, 1998, the Pennsylvania Public Utility Commission issued the Final Order, including the initial Qualified Rate Order, approving the Joint Petition. The remaining appeals to West Penn's restructuring plan were withdrawn. On August 12, 1999, the Pennsylvania Public Utility Commission issued an order approving West Penn's petition for issuance of a supplemental qualified rate order. On September 16, 1999, the supplemental order became non-appealable. The settlement effected by the Joint Petition, as supplemented by the settlement entered into in connection with the supplemental order, is referred to in this prospectus as the Settlement.


PROVISIONS OF THE SETTLEMENT


     Recovery of Stranded Costs.   The Settlement authorizes West Penn to
recover $670 million of stranded costs ($630 million in the event that the merger with DQE, Inc. is consummated), together with a return of 11.0% thereon. For good cause shown, the Pennsylvania Public Utility Commission authorized the recovery of stranded costs over a 10-year transition period beginning January 1, 1999 and ending December 31, 2008. Recovery of stranded costs and the allowed return are to be through competitive transition charges designed to recover the stranded costs. The competitive transition charges have been established assuming a specified annual growth in sales and will be reconciled annually to actual sales.

     The following table shows the estimated average levels of West Penn's competitive transition charges for the years 1999 through 2008, based on the annual sales growth assumed in the Settlement.


                                    TABLE 1

                              ANNUAL STRANDED COST
                            AMORTIZATION AND RETURN

                                                                         REVENUES EXCLUDING
                                                                       GROSS RECEIPTS TAX(3)
                                                                 ----------------------------------
                            ANNUAL     CTC WITH    CTC REVENUE               RETURN
YEAR                        SALES       GRT(2)      WITH GRT       TOTAL     @11.0%    AMORTIZATION
----                      ----------   ---------   -----------   ---------   -------   ------------
                            MWH(1)     cents/kWh     $(000)       $(000)     $(000)       $(000)
1999....................  20,740,356     0.62         128,547      122,891    71,259      51,632
2000....................  21,157,130     0.60         126,890      121,307    65,362      55,945
2001....................  21,490,380     0.56         120,367      115,071    59,212      55,859
2002....................  21,860,286     0.54         118,054      112,860    52,859      60,001
2003....................  22,146,130     0.53         117,381      112,216    45,942      66,274
2004....................  22,693,011     0.48         108,930      104,137    38,694      65,443
2005....................  23,102,818     0.45         103,950       99,376    31,366      68,010
2006....................  23,405,954     0.44         102,470       97,961    23,563      74,399
2007....................  23,697,105     0.43         101,374       96,914    15,000      81,914
2008....................  23,934,076     0.43         101,959       97,473     5,481      91,992
                                                    ---------    ---------   -------     -------
          Total.........                            1,129,923    1,080,206   408,736     671,470
                                                    =========    =========   =======     =======

------------
(1) Subject to reconciliation of actual sales and collections.


(2) Figures result in the recovery of approximately $670 million of stranded costs plus the allowed return on those costs at projected usage levels in the period during which the competitive transition charges will be collected in accordance with the terms of the Settlement. The competitive transition charges are subject to adjustment.



(3) The utilities gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth of Pennsylvania and is currently levied at the rate of 4.4% on each dollar of the utility's gross receipts arising from some sales of energy.



     Authorization to Securitize up to $670 Million.   As part of its approval
of the Settlement, the Pennsylvania Public Utility Commission issued the Qualified Rate Order allowing West Penn to securitize up to $670 million of stranded cost recovery through the issuance of transition bonds. If the merger with DQE, Inc. is consummated, West Penn will not thereafter issue transition bonds of an aggregate principal amount in excess of $630 million. If West Penn has already at that time issued transition bonds in excess of $630 million in accordance with the Qualified Rate Order, the costs of servicing the entire amount of those transition bonds, including interest, principal and all other related fees, costs, credit enhancements and charges will nevertheless constitute Qualified Transition Expenses which thereafter will be recovered through intangible transition charges. However, at the next date on which adjustments to the intangible transition charges are implemented, West Penn will establish a credit adjustment to customers' bills to account for the difference between $630 million and the actual principal amount of the transition bonds outstanding, including a reduction for all associated costs, fees and expenses attributable to the transition bonds issued in excess of $630 million. This credit adjustment will not affect the amount of intangible transition charges and is not expected to have any impact on the payment of principal of, and interest on, the transition bonds.



     The intangible transition charges associated with the issuance of transition bonds may not be imposed for service periods after December 31, 2008. Seventy-five percent of the annual net savings resulting from West Penn's securitization of stranded costs will be returned to retail customers through a reduction to the competitive transition charges. In addition, West Penn's competitive transition charges will be reduced by the amount of the intangible transition charges. See "The Qualified Rate Order and the Intangible Transition Charges" in this prospectus.


     Unbundling of Rates and Rate Reductions and Rate Caps.   The Settlement
requires West Penn to unbundle its retail electric rates on January 1, 1999 into the following components:

     (1)   distribution and transmission charges,


     (2) competitive transition charges and, if applicable, intangible transition charges and


     (3)   a shopping credit for generation.


     The sum of the competitive transition charges and the shopping credit equals the maximum amount West Penn can charge customers who do not or cannot choose to purchase electricity from alternate electric generation suppliers (referred to as serving as the "provider of last resort").


     The Settlement required West Penn to reduce rates by 2.5% effective January 1, 1999, and that 2.5% rate decrease will continue in effect through December 31, 1999. The Settlement also extends the rate caps on generation rates at higher levels than required by the Pennsylvania Competition Act, until December 31, 2008 and extends rate caps on transmission and distribution rates until December 31, 2005. West Penn's unbundled rates, rate reductions and rate caps are reflected in the schedule of system-wide average rates included in the Settlement and are shown in Table 2 below.

                                    TABLE 2

      SCHEDULE OF SYSTEM-WIDE AVERAGE RATES (PER KILOWATT-HOUR ("kWh"))(1)


                                                             T&D                 SHOPPING   GENERATION
EFFECTIVE DATE          TRANSMISSION(2)   DISTRIBUTION   RATE CAP(3)   CTC(4)     CREDIT     RATE CAP
--------------          ---------------   ------------   -----------   -------   --------   -----------
                              (a)             (b)        (c)=(a)+(b)     (d)       (e)      (f)=(d)+(e)
                             $/kWh           $/kWh          $/kWh       $/kWh     $/kWh        $/kWh
January 1, 1999.......      $0.0041         $0.0118        $0.0159     $0.0062   $0.0316      $0.0378
January 1, 2000.......       0.0041          0.0132         0.0173      0.0060    0.0318       0.0378
January 1, 2001.......       0.0041          0.0132         0.0173      0.0056    0.0322       0.0378
January 1, 2002.......       0.0041          0.0132         0.0173      0.0054    0.0324       0.0378
January 1, 2003.......       0.0041          0.0132         0.0173      0.0053    0.0325       0.0378
January 1, 2004.......       0.0041          0.0132         0.0173      0.0048    0.0330       0.0378
January 1, 2005.......       0.0041(5)       0.0132(5)      0.0173(5)   0.0045    0.0333       0.0378
January 1, 2006.......          (3)             (3)            N/A      0.0044    0.0362       0.0406
January 1, 2007.......          (3)             (3)            N/A      0.0043    0.0363       0.0406
January 1, 2008.......          (3)             (3)            N/A      0.0043    0.0391       0.0434


------------

(1) All prices reflect average retail billing for all West Penn rate schedules (including gross receipts tax). The average prices as presented in this table reflect the profile of service contained in West Penn's proof of revenue set forth in the West Penn restructuring plan.



(2) The transmission prices listed are for unbundled rates only. The Pennsylvania Public Utility Commission does not regulate the rates for transmission service.


(3) The T&D (Transmission & Distribution) Rate Cap under Section 2804(4) of the Pennsylvania Competition Act will be extended until December 31, 2005.


(4) Figures result in the recovery of approximately $670 million of stranded costs plus the allowed return on those costs at projected usage levels in the period during which the competitive transition charges will be collected in accordance with the terms of the Settlement. The competitive transition charges are subject to adjustment. intangible transition charges will be deducted from the competitive transition charges.


(5) Effective until December 31, 2005.


     The Pennsylvania Competition Act authorizes electric distribution companies to recover changes in their state tax liability resulting from the introduction of competition in the electric market through adjustments in the rates charged to customers, which in some circumstances set forth in the regulations adopted by the Pennsylvania Public Utility Commission may result in rates exceeding the applicable rate cap. West Penn may apply for this recovery of state tax liability changes in accordance with the procedures outlined in the Pennsylvania Public Utility Commission's regulations if West Penn in fact experiences adverse consequences to its state tax liability as contemplated in the Pennsylvania Competition Act.



     Competitive Metering and Billing.   As provided in the Settlement, on
September 1, 2000, West Penn will unbundle its retail electric rates for metering, meter reading, and billing and collection services to provide credits for those customers that have elected to have alternate suppliers perform these services. Effective September 1, 1999, Pennsylvania Public Utility Commission licensed entities, including electric generation suppliers, may act as agents to provide a single bill and provide associated billing and collection services to retail customers located in West Penn's retail electric service territory. In accordance with the Settlement, this date was extended to September 1, 2000 for West Penn. The Pennsylvania Public Utility Commission-licensed entities, including electric generation suppliers, may also finance, install, own, maintain, calibrate and remotely read advanced meters for service to retail customers located in West Penn's service territory. An electric generation supplier or other third party that bills on behalf of West Penn must comply with all applicable billing and disclosure requirements absent waiver by the Pennsylvania Public Utility Commission, including the unbundling of transmission and distribution rates. Only West Penn can physically disconnect or reconnect a customer's distribution service. Physical termination of the service may only be permitted for failure to pay for transmission and distribution service or provider of last resort service. See also "The Qualified Rate Order and the Intangible Transition Charges--The Intangible Transition Charges" in this prospectus.



     Customer Choice.   Under the Settlement, customer choice of electric
generation suppliers is being phased in between January 1, 1999 and January 2, 2000 with one-third of each West Penn rate schedule entitled to choose their electric generation supplier by January 1, 1999, an additional one-third by January 2, 1999 and the remaining one-third by January 2, 2000.


PROVIDER OF LAST RESORT


     Under the West Penn restructuring plan, West Penn will act as a provider of last resort for all retail electric customers in its retail electric service territory who do not choose or cannot choose to purchase power from alternative suppliers through December 31, 2010, subject to specified terms, conditions and qualifications. On January 1, 2001, 20% of all of West Penn's residential customers, determined by random selection, including low-income and inability-to-pay customers, and without regard to whether those customers are obtaining generation service from an electric generation supplier, will be assigned to a provider of last resort other than West Penn if there is a qualifying bid. The service provided by this supplier is referred to as competitive default service and this alternative supplier is referred to as the competitive default supplier. The competitive default supplier will be selected on the basis of an energy and capacity market price bidding process approved, established and maintained by the Pennsylvania Public Utility Commission among electric generation suppliers who meet specified qualifications. The right to provide competitive default service will be rebid annually, unless an alternative bidding term is approved by the Pennsylvania Public Utility Commission. If, 30 days prior to the annual bid, the number of residential customers served by competitive default service has fallen below 17%, a further random selection of customers will be assigned to competitive default service to restore the number of customers to the 20% level. The further random selection will be made from the customers not already assigned to competitive default service and customers served by electric generation suppliers other than West Penn.



     In February, 1999, some utilities, customer advocates and electric generation suppliers convened to develop proposed regulations on competitive default service. On Friday, February 26, the chairman of the group forwarded a suggested procedure for choosing a competitive default supplier to the Pennsylvania Public Utility Commission. Under those suggested procedures, entities that desire to act as a competitive default supplier have until April 1, 2000 to submit both their qualifications to act as a competitive default supplier and their bid for providing this service. Competitive default service will begin on January 1, 2001 for 20% of West Penn's residential customers. The suggested procedures would require an electric generation supplier to provide proof that it has received the requisite licenses from the state and federal governments, proof that it meets specified creditworthiness standards and assurances that it can acquire additional bonding as necessary. The supplier of competitive default service will be required to provide billing, including its payment of intangible transition charges and other revenues, to West Penn on the terms and conditions set forth in West Penn's tariff for those entities who currently provide competitive billing services to customers.



     The suggested procedures will not become final until the Pennsylvania Public Utility Commission adopts them. The Pennsylvania Public Utility Commission may choose to reject or modify the suggested procedures. The Pennsylvania Public Utility Commission has no time deadline for rendering its decision on this issue. The Pennsylvania Public Utility Commission may allow a public comment period before reaching a final resolution of these issues.



     Other Provisions.   The Settlement also provides for flexible generation
service pricing for residential customers served by competitive default service, authorization of West Penn to transfer its generation assets to a separate subsidiary, inclusion under the capped transmission and distribution rates of
 .01 cent per kilowatt-hour for a sustainable energy and economic development fund and expansion of West Penn's program for low-income customers.


PRIOR LITIGATION


     Prior litigation occurred with respect to the constitutionality of the Pennsylvania Competition Act in another restructuring case. Indianapolis Power & Light Company appealed the first qualified rate order granted to PECO Energy Company by the Pennsylvania Public Utility Commission in May, 1997, filing an action in the Commonwealth Court challenging the Pennsylvania Competition Act, alleging that the Pennsylvania Competition Act's provision allowing PECO Energy Company to recover stranded costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court of Pennsylvania dismissed Indianapolis Power & Light Company's action, holding, as a matter of law, that the Pennsylvania Competition Act does not violate the Commerce Clause. Following that dismissal, Indianapolis Power & Light Company petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, Indianapolis Power & Light Company claimed that the payment of stranded costs to PECO Energy discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court denied Indianapolis Power & Light Company's petition for allowance of appeal. On December 28, 1998, Indianapolis Power & Light Company filed a petition for a writ of certiorari with the United States Supreme Court to appeal the Commonwealth Court's decision on the claim described in this paragraph. On March 8, 1999, the United States Supreme Court denied the petition.

     Two additional actions, one filed by the Utility Workers Union of America and one filed by a group of plaintiffs including State Senator Vincent J. Fumo alleged that the adoption of the Pennsylvania Competition Act violated provisions of the Pennsylvania Constitution governing legislative procedure. The Pennsylvania Public Utility Commission filed preliminary objections seeking dismissal of these actions at the pleading stage, on the ground that enactment of the Pennsylvania Competition Act did not violate these Pennsylvania constitutional provisions as a matter of law. The Commonwealth Court of Pennsylvania upheld the Pennsylvania Public Utility Commission's preliminary objections and dismissed both actions with prejudice. The appeal period has expired without appeals being filed and the dismissal of these actions is final and non-appealable.



     On June 26, 1998, West Penn filed a complaint in the United States District Court for the Western District of Pennsylvania seeking injunctive and monetary relief on the grounds that the Pennsylvania Public Utility Commission's implementation of the Pennsylvania Competition Act through its order entered on May 29, 1998, was contrary to and preempted by federal statutory law, including the Federal Power Act and the Public Utility Regulatory Policies Act of 1978, and effected a taking of West Penn's property without just compensation, impaired the obligation of West Penn's regulatory compact, deprived West Penn of property without due process of law, and deprived West Penn of these and other rights secured by the Civil Rights Act, 42 U.S.C. sec.1983, and the Constitution of the United States.



     On September 2, 1998, West Penn also filed a Petition for Review in the Commonwealth Court of Pennsylvania, invoking that Court's original jurisdiction, to enjoin the implementation of the Pennsylvania Competition Act by the Pennsylvania Public Utility Commission as violative of law and as a deprivation of West Penn's constitutional rights.



     On June 26, 1998, West Penn filed a Petition for Review in the Commonwealth Court of Pennsylvania appealing the Pennsylvania Public Utility Commission Order entered May 29, 1998, as violative of law and contrary to the Constitution.


     Numerous petitions for reconsideration, cross-appeals and interventions were filed in the aforesaid West Penn proceedings, and numerous appeals were taken by parties in their own right.


     All the aforesaid proceedings resulting from West Penn's restructuring were withdrawn with prejudice by the parties under the terms of the Joint Petition and the settlement entered into in connection with the Supplemental Order. The appeal period of the Pennsylvania Public Utility Commission's Final Qualified Rate Order of November 19, 1998, as supplemented by the Supplemental Qualified Rate Order, approving the Settlement has lapsed without appeal or request for reconsideration. However, there can be no assurance that other parties will not bring lawsuits related to the Settlement.

         THE QUALIFIED RATE ORDER AND THE INTANGIBLE TRANSITION CHARGES



THE QUALIFIED RATE ORDER



     As part of its approval of the Settlement, the Pennsylvania Public Utility Commission issued a qualified rate order to West Penn on November 19, 1998 which was supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on August 12, 1999 (collectively, the "Qualified Rate Order"). In the Qualified Rate Order, the Pennsylvania Public Utility Commission determined that West Penn's recovery of stranded costs as set forth in the Settlement is just and reasonable and in the public interest and that securitization of up to $670 million of stranded costs as set forth in the Settlement is just and reasonable and in the public interest.



     Authorization of Issuance of Transition Bonds.   In the Qualified Rate
Order, the Pennsylvania Public Utility Commission authorized the issuance of transition bonds in an aggregate principal amount not to exceed $670 million. If the merger with DQE, Inc. is consummated, West Penn will not thereafter issue transition bonds of an aggregate principal amount in excess of $630 million. If West Penn has already at that time issued transition bonds in excess of $630 million in accordance with the Qualified Rate Order, the costs of servicing the entire amount of those transition bonds, including interest, principal and all other related fees, costs, credit enhancements and charges will nevertheless constitute Qualified Transition Expenses which thereafter will be recovered through intangible transition charges. However, at the next date on which adjustments to the intangible transition charges are implemented, West Penn will establish a credit adjustment to customers' bills to account for the difference between $630 million and the actual principal amount of the transition bonds outstanding, including a reduction for all associated costs, fees and expenses attributable to the transition bonds issued in excess of $630 million. This credit adjustment will not affect the amount of intangible transition charges and is not expected to have any impact on the payment of principal of, and interest on, the transition bonds.



     West Penn, or any assignee of West Penn to whom intangible transition property is sold, may issue and sell, in reliance on the Qualified Rate Order, one or more series of transition bonds, each series in one or more classes, secured by intangible transition property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after September 25, 2009. West Penn, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal of the transition bonds.



     The Qualified Rate Order provides that West Penn retains the sole discretion whether to issue or cause the issuance of transition bonds. Within 120 days after each issuance of transition bonds, West Penn is required to file with the Pennsylvania Public Utility Commission a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for West Penn's use of the proceeds of that offering. Notwithstanding that filing, the final structure of each issuance of transition bonds is not subject to change or revision by the Pennsylvania Public Utility Commission after the date of that issuance.



     Authorization to Impose Intangible Transition Charges.   Under the
Qualified Rate Order, the Pennsylvania Public Utility Commission determined that it was just and reasonable and in the public interest for West Penn to recover from its customers, through intangible transition charges, $670 million of stranded costs. Under the Qualified Rate Order, the Pennsylvania Public Utility Commission authorized West Penn to impose on and collect from customers, either directly or through bills rendered by electric generation suppliers, intangible transition charges in an amount sufficient to recover Qualified Transition Expenses. In accordance with the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission found that good cause had been shown to extend the payment period for assessing new intangible transition charges for service rendered up to December 31, 2008.



     In accordance with the Settlement, the rate reductions included as part of the Settlement anticipated the benefits of securitization, and no rate adjustment will be made upon issuance of any transition bonds. After January 1, 1999, competitive transition charges will be reduced by the sum of the amount of intangible transition charges associated with the issuance of transition bonds and 75% of the annual net savings resulting from West Penn's securitization of stranded costs.



     In the Qualified Rate Order, the Pennsylvania Public Utility Commission approves the allocation and methodology for imposing competitive transition charges and intangible transition charges on customers. The Qualified Rate Order also authorizes West Penn to make annual adjustments to intangible transition charges if collections of these intangible transition charges fall below or exceed the amount necessary to ensure the receipt by the transition bond trustee of revenues sufficient to fully recover the Qualified Transition Expenses in accordance with the applicable expected amortization schedule, except that those adjustments after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds may be quarterly or monthly if necessary to ensure full recovery of intangible transition charges. The Qualified Rate Order states that the revenues received by the transition bond trustee through intangible transition charges shall be determined to be sufficient for the foregoing purpose if, and only if, the collections of intangible transition charges so received are sufficient to amortize the transition bonds, fund any reserves and to pay premiums, if any, on those transition bonds, after payment of accrued interest, redemption premiums, if any, related credit enhancement, servicing fees and other related costs and expenses, in accordance with the terms of the transition bonds.



     Authorization to Sell Intangible Transition Property.   Under the Qualified
Rate Order, the Pennsylvania Public Utility Commission concluded that it is in the public interest, and authorized West Penn and any assignee of West Penn, to assign, sell, transfer or pledge intangible transition property in an amount sufficient to recover all of West Penn's Qualified Transition Expenses. The Pennsylvania Public Utility Commission directed West Penn to use the proceeds from the sale of intangible transition property to reduce stranded costs and related capitalization.



     The Qualified Rate Order provides that, to the extent that West Penn, or any assignee, assigns, sells, transfers, or pledges any interest in intangible transition property created by the Qualified Rate Order, the Pennsylvania Public Utility Commission authorizes West Penn to contract, for a specified fee, with that assignee for West Penn to continue to operate the system to provide electric services to West Penn's customers, to impose and collect the applicable intangible transition charges for the benefit and account of the assignee, to make periodic adjustments of intangible transition charges contemplated under the Qualified Rate Order and to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind, other than the specified contractual fee referred to above. The Qualified Rate Order also authorizes West Penn to contract with the issuers of transition bonds and an alternative party, which may be a trustee, that the alternative party will replace West Penn under its contract with those issuers and perform the obligations of West Penn contemplated in the Qualified Rate Order. The obligations of West Penn:


         (1)   shall be binding upon West Penn, its successors and assigns and


         (2) shall be required by the Pennsylvania Public Utility Commission to be undertaken and performed only by West Penn and any other entity which provides transmission and distribution services to a person who was a customer of West Penn located within West Penn's certificated territory on January 1, 1997, or who became a customer of electric services within such territory after January 1, 1997, and is still located within that territory.



     Irrevocability of QRO.   The Qualified Rate Order declares that the
paragraphs in the Qualified Rate Order concerning the recovery of $670 million of West Penn's stranded costs through the issuance of transition bonds, the imposition of intangible transition charges on customers in an amount sufficient to recover Qualified Transition Expenses, the methodology and allocation and timing of adjustments to the intangible transition charges and the sale of intangible transition property, are irrevocable for purposes of the Pennsylvania Competition Act, and the Pennsylvania Public Utility Commission accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the Qualified Rate Order or the intangible transition charges. In the Qualified Rate Order, the Pennsylvania Public Utility Commission further declared that the right, title and interest of West Penn and any assignee in the Qualified Rate Order and the intangible transition charges, the rates and other charges authorized by the Qualified Rate Order, and all revenues, collections, claims, payments, money or proceeds of or arising from the same constitute intangible transition property.


THE INTANGIBLE TRANSITION CHARGES


     Calculation of the Intangible Transition Charges.   The Qualified
Transition Expenses authorized in the Qualified Rate Order are to be recovered from customers in each of West Penn's separate rate schedules. The intangible transition charges initially will be calculated by determining the total amount of intangible transition charges required to be billed to each customer category, based on current estimates of sales growth, in order to generate collections of intangible transition charges sufficient to ensure timely recovery of Qualified Transition Expenses in accordance with the expected amortization schedule. The amount determined for each customer category will then be allocated to each rate schedule within that customer category based on the allocation of stranded cost recovery borne by each rate schedule through current electric rates approved by the Pennsylvania Public Utility Commission.



     The intangible transition charges will reduce competitive transition charges, as periodically adjusted, and will appear as a separate line item on each customer's bill. If the competitive transition charges have been reduced to zero, West Penn may adjust the shopping credit, rather than the intangible transition charges approved by the Qualified Rate Order, to bring the charges into compliance with the applicable rate cap.



     Collections of intangible transition charges will vary with changes in usage, number of customers, rate of delinquencies and write-offs or other factors. Variations in collections of intangible transition charges will be addressed by recalculating the intangible transition charges on each calculation date. See "The Intangible Transition Charge Adjustment Process" below.



     Initial Billing and Termination of Collections Intangible Transition Charges. Intangible transition charges for each series of transition bonds will be assessed on all customer bills rendered on or after the effective date of the rates for intangible transition charges associated with the relevant series issuance date. For instance, if a particular series issuance date is January 1 and the rates for intangible transition charges are effective January 1, bills rendered on or after January 1 will be assessed intangible transition charges with respect to that series. Upon each adjustment of intangible transition charges or issuance of additional series of transition bonds, the adjusted intangible transition charges will be assessed in the same manner. The imposition of intangible transition charges as a result of the issuance of transition bonds will result in a reduction in any competitive transition charges then in effect in an amount equal to the sum of such intangible transition charges and 75% of the annual net savings resulting from West Penn's securitization of stranded costs, so that the total amount billed to customers generally will decrease from that which would have been billed if there had been no securitization.



     The servicer, or electric generation supplier or other third-party biller, will continue to bill the intangible transition charges until the series termination date or class termination date, if applicable, with respect to each series or class, as applicable, but in no event will new intangible transition charges be imposed for service periods later than December 31, 2008. Upon the series termination date or class termination date, as applicable, relating to the series or class, as applicable, of transition bonds having the latest series termination date or class termination date, as applicable, the servicer will cease assessing the intangible transition charges. However, the servicer, or electric generation supplier or other third-party biller, will continue to collect the intangible transition charges previously billed to customers. To the extent that collections of intangible transition charges exceed the amount necessary to amortize fully all transition bonds and pay interest on the transition bonds and applicable fees and expenses and to fund the overcollateralization subaccount and capital subaccount, those collections of intangible transition charges will be retained by the issuer.



     The Intangible Transition Charge Adjustment Process.   In order to enhance
the likelihood that the actual collections of intangible transition charges are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the expected amortization schedule for that series, to replenish the capital subaccount up to the required capital amount and to fund the overcollateralization subaccount to the calculated overcollateralization level, the servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and the Qualified Rate Order require the Pennsylvania Public Utility Commission to approve, adjustments to the intangible transition charges based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future sales from which intangible transition charges are allocated, expected delinquencies and write-offs, and future expenses relating to intangible transition property and the transition bonds. Adjustments will be made to the intangible transition charges imposed upon customers to reflect shortfalls in or excesses of collections of intangible transition charges for the period since the last adjustment, including amounts of shortfalls or excesses resulting from inaccurate forecasts by the servicer. For example, if actual electricity consumption is less than the servicer forecasted because of an unusually mild summer, and this resulted in a shortfall of intangible transition charge collections, the servicer would be required to seek an adjustment from the Pennsylvania Public Utility Commission to the intangible transition charges imposed thereafter to compensate for that shortfall as described in this section and in "The Servicing Agreement -- Servicing Procedures -- Intangible Transition Charge Adjustment Process" in this prospectus.



     In addition, the adjustments will take into account any projected trends in customers or billed revenues from which intangible transition charges are allocated in order to prevent shortfalls or excesses of collections of intangible transition charges from arising in future periods so that if, for example, usage is declining at an accelerating pace, that trend will be taken into account in the calculation of the current adjustment. The Qualified Rate Order provides for annual adjustments, except that adjustments after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds may be made quarterly or monthly. If at the time of issuance of a series, the servicer determines that those additional adjustments are required, the dates for those adjustments will be specified in the prospectus supplement for that series. These adjustments will cease with respect to a series on the final date on which adjustments to the intangible transition charges are implemented specified in the related prospectus supplement for that series.



     The Schedule for Making Adjustments to Intangible Transition Charges.   The
servicer is required to file an Adjustment Request with the Pennsylvania Public Utility Commission on October 1 of each year and on any other calculation date, requesting modifications to the intangible transition charges. These Adjustment Requests are designed to result in:



         (1) the outstanding principal balance of each series or class equaling the amount provided for in the expected amortization schedule for that series or class,



         (2) the amount on deposit in the overcollateralization subaccount equaling the calculated overcollateralization level,



         (3) the amount in the capital subaccount equaling the required capital amount, and



         (4)   the amount in the reserve subaccount equaling zero.



     These Adjustment Requests are designed to achieve each of the above goals by the payment date immediately preceding the next date on which adjustments to the intangible transition charges are implemented or with respect to the period in which monthly rate adjustments are utilized, generally the 25th day of the calendar month immediately preceding the next monthly adjustment date, as applicable, taking into account any amounts on deposit in the reserve subaccount. The Pennsylvania Competition Act and the Qualified Rate Order require the Pennsylvania Public Utility Commission to approve the annual adjustments within 90 days of the Adjustment Request. The adjustment dates on which adjustments to the intangible transition charges are to be made will be set forth in the prospectus supplement for the related series.



     In order to obtain approval of each annual adjustment as expeditiously as possible, on October 1 of each year West Penn, as servicer, will file with the Pennsylvania Public Utility Commission a schedule of actual collections of intangible transition charges for the nine months ended August 31, together with an estimate of collections of intangible transition charges for the three months ending on the immediately following November 30, and the estimated intangible transition charges for the following year. On December 15, West Penn will file a schedule of actual collections of intangible transition charges as of November 30, replacing the estimates submitted on October 1, and the actual intangible transition charges for the following year. Interim adjustments beginning twelve months before the expected final payment date of the last series or class of the transition bonds will not reflect updated assumptions of projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to intangible transition property and the transition bonds. Beginning twelve months before the expected final payment date of the last series or class of the transition bonds, the Pennsylvania Public Utility Commission will permit each adjustment request to become effective within 15 days after filing. The adjustment process will continue until the earlier of the final payment of all series of transition bonds and December 31, 2008.


COMPETITIVE BILLING


     The West Penn restructuring plan and subsequent orders of the Pennsylvania Public Utility Commission give customers who purchase electric generation from electric generation suppliers or purchase billing and metering services from other third parties the opportunity to choose from several billing source options as of September 1, 2000: consolidated billing from the utility, consolidated billing from the electric generation supplier or third party biller or separate billing from the utility and from the electric generation supplier or third party biller providing billing services. Any electric generation supplier or third party biller that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier or third party biller, including the intangible transition charges, regardless of the electric generation supplier's or third party biller's ability to collect those amounts from its customers. In that event, the electric generation supplier or third party biller will replace the customer as the obligor with respect to those intangible transition charges, and the servicer, on behalf of the issuer, will generally have no right to collect those intangible transition charges from the customer. The servicer will have the right to bill and collect intangible transition charges and other amounts payable to the servicer directly from all of the electric generation supplier's or third party biller's consolidated billing customers following payment defaults by an electric generation supplier or third party biller and the expiration of the applicable grace period and can disconnect electric service to those customers. See "Risk Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Billing By Third Parties" in this prospectus.



     The West Penn restructuring plan sets forth, and future orders of the Pennsylvania Public Utility Commission will set forth, guidelines governing metering, billing and other activities by electric generation suppliers and third party billers. The Pennsylvania Public Utility Commission has determined that if an electric generation supplier or third party biller provides consolidated billing, the electric generation supplier or third party biller must first establish its creditworthiness by either:


         (1) demonstrating that it has an investment grade rating for its own long-term debt or


         (2) depositing with the Pennsylvania Public Utility Commission a letter of credit or other mechanism sufficient to cover 30 days of its expected collections from intangible transition charges.



     While the West Penn restructuring plan and Pennsylvania Public Utility Commission orders provide that an electric generation supplier or third party biller that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers or third party billers, the Pennsylvania Public Utility Commission may waive any of those requirements at any time in the future. See also "Risk
Factors -- Servicing -- It May Be More Difficult to Collect Intangible Transition Charges Due to Billing By Third Parties" in this prospectus.



     Termination Fees.   The West Penn restructuring plan requires West Penn to
allow its customers to pay competitive transition charges, and perhaps intangible transition charges, in a lump sum, based on a calculation that takes into account each of those customer's last 12 months of demand and West Penn's weighted average cost of capital. Only one customer has elected to exercise this option to date, but that prepayment will not have any effect on West Penn's intangible transition charges.

     The recovery of both competitive transition charges and intangible transition charges from industrial and commercial customers that significantly reduce their purchases of electricity generation from West Penn through the installation of onsite generation equipment will be governed by special rules set forth in the West Penn restructuring plan. These special arrangements were designed so that customers who operate generation equipment in parallel with West Penn's transmission and distribution system pay their fully allocated share of stranded costs through competitive transition charges and intangible transition charges. For each self-generating customer, the servicer will determine annually, after the end of each calendar year in which competitive transition charges or intangible transition charges are assessed, whether that customer purchased at least 10% fewer kilowatt-hours of electricity through the transmission and distribution system than the customer purchased in the applicable base year. For customers who began self-generation on or after January 1, 1997, the base year is the immediately preceding calendar year. For all others, the base year is 1996.


     If the ratio between:

         (1) the amount of usage difference caused by the onsite generation and

         (2)   the base year usage is 10% or more,

the servicer will bill the customer separately in an amount equal to the difference between:


         (x) the total competitive transition charges and intangible transition charges that the customer would have paid using usage and demand data for the base year, as adjusted for any portion not related to self-generation, and



         (y) the total competitive transition charges and intangible transition charges that the customer did pay in the preceding calendar year.



     There are other special rules for customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively self-generating as of December 31, 1996 or earlier. West Penn does not expect the number of customers who self-generate or the kilowatt-hours produced by self-generation to be significant. The calculation of the intangible transition charges and any adjusted intangible transition charges will reflect actual self-generation at the time of that calculation and the servicer's projection with respect to future self-generation.

                                  THE SERVICER
                            WEST PENN POWER COMPANY

RETAIL ELECTRIC SERVICE TERRITORY


     West Penn serves approximately 665,000 customers in an area of approximately 9,900 square miles in 24 counties of southwestern and central Pennsylvania. The service area is primarily rural and suburban, and its economy is significantly industrial-based.


     In order better to address the competitive environment for generation of electricity, West Penn is in the process of establishing a separate subsidiary to own its electric generation assets. Separation of the generation function from transmission, distribution, and corporate services will allow for more flexibility in West Penn's operations.

CUSTOMERS AND OPERATING REVENUES


     West Penn's customer base is divided into three general customer categories: residential, commercial and industrial. Individual rate schedules are created by the Pennsylvania Public Utility Commission and are subject to change. Those changes will be reflected in any Adjustment Request filed with the Pennsylvania Public Utility Commission by the servicer. The rate schedules in each customer category are:


     Residential Rate Schedules:

     Schedule 10 -- The only residential service schedule, available to all residential customers in West Penn's service area.

     Commercial Rate Schedules:

     Schedule 20 -- For small-to-medium commercial and small industrial customers.

     Schedule 22 -- For churches, schools, non-profit colleges and universities.
                    Closed to new customers as of August 30, 1979.

     Schedule 23 -- For athletic field lighting for schools, communities, civic organizations, and other public institutions. Closed to new customers as of August 28, 1985.

     Schedule 24 -- For fairs, carnivals, and other similar temporary enterprises.

     Industrial Rate Schedules:

     Schedule 30 -- For customers with demands in excess of 100 kilowatts, generally large commercial and medium-sized industrial customers.


     Schedule 40 -- For customers with demands in excess of 2,000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers.



     Schedule 41 -- For customers with demands in excess of 2,000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers. Closed to new customers as of December 31, 1998



     Schedule 44 -- For customers with interruptible demands in excess of 5,000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally large industrial customers able to withstand interruptions in service. Closed to new customers as of December 31, 1998.

     Schedule 46 -- For customers with demands in excess of 30,000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally very large industrial customers. Closed to new customers as of December 31, 1998.

     Schedules 51-56 -- For various types of street and outdoor lighting. Closed to new customers as of June 6, 1997.

     Schedules 57-58 -- For outdoor lighting of various types.

     Schedule 71 -- For municipal street and highway lighting. Closed to new customers as of August 26, 1978.

     Schedule 86 -- For alternative generation.


     Total Customers.   The following tables show, for the last five years, the
number of retail electric customers and the percentage of all retail electric customers by rate schedule (Table 3), retail electric usage by rate schedule (Table 4), and retail electric revenues by rate schedule (Table 5). For the pro forma intangible transition charges assessed to individual rate schedules as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, see the related prospectus supplement. There can be no assurance that total customers, the composition of total customers by customer category and rate schedule or usage levels or revenues for each customer category and rate schedule will remain at or near the levels reflected in the following tables.



     Rate Adjustment Among Rate Schedules Within the Three Customer Categories. In general, each customer category is responsible for a fixed percentage of the intangible transition charges. The Pennsylvania Public Utility Commission has approved this allocation of intangible transition charges among customer categories. The intangible transition charges will be determined for each rate schedule within the three customer categories. The intangible transition charges will be adjusted by rate schedule within each customer category, but not among customer categories. The Pennsylvania Competition Act prohibits allocating intangible transition charges to customer categories in a manner that results in the interclass or intraclass shifting of costs. In prior decisions, the Pennsylvania Public Utility Commission has concluded that performing rate adjustments by customer categories does not constitute interclass or intraclass shifting of costs.



     Rate Schedules and Customer Categories.   The rate schedules in the
commercial and industrial customer categories do not necessarily consist solely of commercial customers or industrial customers, as the case may be. Instead, a rate schedule placed in the commercial customer category indicates that this rate schedule consists primarily of commercial customers. Similarly, a rate schedule placed in the industrial customer category indicates that this rate schedule consists primarily of industrial customers. Tables 3, 4 and 5 below provide statistics by customer category.

In contrast, statistics provided in Tables 6, 7, 8 and 9 in this prospectus relate solely to commercial customers and industrial customers, themselves, rather than by aggregation of rate schedules into customer categories. In addition, Pennsylvania State University is treated as a commercial customer for the statistics provided in Tables 6, 7, 8 and 9 in this prospectus, but it is not included in any rate schedule or customer category for purposes of Tables 3, 4, and 5 because the University entered into an agreement with West Penn to prepay its competitive transition charges.


                                    TABLE 3

                           RETAIL ELECTRIC CUSTOMERS


                                                         FOR THE YEAR ENDED
               ------------------------------------------------------------------------------------------------------
                    12/31/94             12/31/95             12/31/96             12/31/97             12/31/98
               ------------------   ------------------   ------------------   ------------------   ------------------
                AVERAGE              AVERAGE              AVERAGE              AVERAGE              AVERAGE
               NUMBER OF    % OF    NUMBER OF    % OF    NUMBER OF    % OF    NUMBER OF    % OF    NUMBER OF    % OF
               CUSTOMERS   TOTAL    CUSTOMERS   TOTAL    CUSTOMERS   TOTAL    CUSTOMERS   TOTAL    CUSTOMERS   TOTAL
               ---------   ------   ---------   ------   ---------   ------   ---------   ------   ---------   ------
RESIDENTIAL
 Schedule 10    564,940     86.98%   569,897     86.83%   571,928     86.69%   575,526     86.60%   579,194     86.54%
                -------    ------    -------    ------    -------    ------    -------    ------    -------    ------
Sub-Total       564,940     86.98%   569,897     86.83%   571,928     86.69%   575,526     86.60%   579,194     86.54%
COMMERCIAL
 Schedule 20     72,148     11.11%    73,837     11.25%    75,214     11.40%    76,485     11.51%    78,024     11.65%
 Schedule 22      1,961      0.30%     1,858      0.28%     1,748      0.26%     1,724      0.26%     1,608      0.24%
 Schedule 23         47      0.01%        44      0.01%        40      0.01%        38      0.01%        38      0.01%
 Schedule 24          3      0.00%         5      0.00%         4      0.00%         5      0.00%         7      0.00%
                -------    ------    -------    ------    -------    ------    -------    ------    -------    ------
Sub-Total        74,159     11.42%    75,744     11.54%    77,006     11.67%    78,252     11.78%    79,677     11.90%
INDUSTRIAL
 Schedule 30      2,278      0.35%     2,256      0.35%     2,247      0.35%     2,291      0.35%     2,322      0.35%
 Schedule 40         83      0.01%        88      0.01%        91      0.01%        97      0.01%        99      0.01%
 Schedule 41          3      0.00%         2      0.00%         2      0.00%         2      0.00%         1      0.00%
 Schedule 44          2      0.00%         2      0.00%         1      0.00%         1      0.00%         1      0.00%
 Schedule 46          2      0.00%         2      0.00%         2      0.00%         2      0.00%         2      0.00%
 Schedule 86          4      0.00%         4      0.00%         4      0.00%         4      0.00%         4      0.00%
 Street
   Lighting       8,049      1.24%     8,354      1.27%     8,444      1.28%     8,343      1.26%     8,017      1.20%
                -------    ------    -------    ------    -------    ------    -------    ------    -------    ------
Sub-Total        10,421      1.60%    10,708      1.63%    10,791      1.64%    10,740      1.62%    10,446      1.56%
Total           649,520    100.00%   656,349    100.00%   659,725    100.00%   664,518    100.00%   669,317    100.00%
                =======    ======    =======    ======    =======    ======    =======    ======    =======    ======

                    FOR THE
                   SIX MONTHS
                     ENDED
               ------------------
                    6/30/99
               ------------------
                AVERAGE
               NUMBER OF    % OF
               CUSTOMERS   TOTAL
               ---------   ------
RESIDENTIAL
 Schedule 10    584,964     86.41%
                -------    ------
Sub-Total       584,964     86.41%
COMMERCIAL
 Schedule 20     80,025     11.81%
 Schedule 22      1,596      0.24%
 Schedule 23         34      0.01%
 Schedule 24          7      0.00%
                -------    ------
Sub-Total        81,662     12.06%
INDUSTRIAL
 Schedule 30      2,369      0.35%
 Schedule 40        113      0.02%
 Schedule 41          2      0.00%
 Schedule 44          1      0.00%
 Schedule 46          2      0.00%
 Schedule 86          4      0.00%
 Street
   Lighting       7,882      1.16%
                -------    ------
Sub-Total        10,373      1.53%
Total           676,999    100.00%
                =======    ======

                                    TABLE 4

             ACTUAL RETAIL ELECTRIC USAGE (PER MEGAWATT-HOUR "MWh")


                                                           FOR THE YEAR ENDED
               -----------------------------------------------------------------------------------------------------------
                    12/31/94              12/31/95              12/31/96              12/31/97              12/31/98
               -------------------   -------------------   -------------------   -------------------   -------------------
                             % OF                  % OF                  % OF                  % OF                  % OF
                  MWH       TOTAL       MWH       TOTAL       MWH       TOTAL       MWH       TOTAL       MWH       TOTAL
               ----------   ------   ----------   ------   ----------   ------   ----------   ------   ----------   ------
RESIDENTIAL
 Schedule 10    5,748,127    34.44%   5,767,542    33.48%   5,948,711    33.68%   5,766,850    32.61%   5,809,350    32.50%
               ----------   ------   ----------   ------   ----------   ------   ----------   ------   ----------   ------
Sub-Total       5,748,127    34.44%   5,767,542    33.48%   5,948,711    33.68%   5,766,850    32.61%   5,809,350    32.50%
COMMERCIAL
 Schedule 20    2,018,381    12.10%   2,090,358    12.13%   2,153,748    12.20%   2,168,078    12.26%   2,216,039    12.41%
 Schedule 22       98,538     0.59%      89,102     0.52%      81,534     0.46%      64,818     0.37%      52,501     0.29%
 Schedule 23          511     0.00%         474     0.00%         470     0.00%         477     0.00%         499     0.00%
 Schedule 24           33     0.00%          23     0.00%          22     0.00%          21     0.00%          27     0.00%
               ----------   ------   ----------   ------   ----------   ------   ----------   ------   ----------   ------
Sub-Total       2,117,463    12.69%   2,179,957    12.65%   2,235,774    12.66%   2,233,394    12.63%   2,269,066    12.70%
INDUSTRIAL
 Schedule 30    3,857,797    23.11%   3,927,383    22.80%   3,971,239    22.49%   4,047,248    22.89%   4,071,011    22.78%
 Schedule 40    3,077,059    18.44%   3,355,885    19.48%   3,540,235    20.04%   3,978,829    22.50%   3,820,137    21.37%
 Schedule 41      106,216     0.64%      46,904     0.27%      46,300     0.26%      46,786     0.26%      19,068     0.11%
 Schedule 44      118,103     0.71%     117,590     0.68%      72,775     0.41%      69,027     0.39%      78,958     0.44%
 Schedule 46    1,583,201     9.49%   1,751,520    10.17%   1,766,040    10.00%   1,460,804     8.26%   1,723,975     9.65%
 Schedule 86            9     0.00%          31     0.00%         182     0.00%           3     0.00%          15     0.00%
 Street
   Lighting        80,639     0.48%      80,951     0.47%      81,182     0.46%      81,181     0.46%      81,271     0.45%
               ----------   ------   ----------   ------   ----------   ------   ----------   ------   ----------   ------
Sub-Total       8,823,024    52.87%   9,280,264    53.87%   9,477,953    53.66%   9,683,878    54.76%   9,794,435    54.80%
Total          16,688,614   100.00%  17,227,763   100.00%  17,662,438   100.00%  17,684,122   100.00%  17,872,851   100.00%
               ==========   ======   ==========   ======   ==========   ======   ==========   ======   ==========   ======

                    FOR THE
                   SIX MONTHS
                     ENDED
               ------------------
                    6/30/99
               ------------------
                            % OF
                  MWH      TOTAL
               ---------   ------
RESIDENTIAL
 Schedule 10   3,055,975    33.56%
               ---------   ------
Sub-Total      3,055,975    33.56%
COMMERCIAL
 Schedule 20   1,138,248    12.50%
 Schedule 22      32,693     0.36%
 Schedule 23         150     0.00%
 Schedule 24           3     0.00%
               ---------   ------
Sub-Total      1,171,094    12.86%
INDUSTRIAL
 Schedule 30   2,039,918    22.41%
 Schedule 40   1,837,720    20.18%
 Schedule 41      26,080     0.29%
 Schedule 44      34,908     0.38%
 Schedule 46     899,018     9.87%
 Schedule 86          33     0.00%
 Street
   Lighting       40,730     0.45%
               ---------   ------
Sub-Total      4,878,407    53.58%
Total          9,105,476   100.00%
               =========   ======


                                    TABLE 5

                RETAIL ELECTRIC REVENUES (DOLLARS IN THOUSANDS)


                                                      FOR THE YEAR ENDED
               -------------------------------------------------------------------------------------------------
                   12/31/94            12/31/95            12/31/96            12/31/97            12/31/98
               -----------------   -----------------   -----------------   -----------------   -----------------
                           % OF                % OF                % OF                % OF                % OF
               $(000S)    TOTAL    $(000S)    TOTAL    $(000S)    TOTAL    $(000S)    TOTAL    $(000S)    TOTAL
               --------   ------   --------   ------   --------   ------   --------   ------   --------   ------
RESIDENTIAL
 Schedule 10   $376,023    41.12%  $395,209    40.56%  $403,243    40.92%  $389,460    40.13%  $381,918    40.26%
               --------   ------   --------   ------   --------   ------   --------   ------   --------   ------
Sub-Total       376,023    41.12%   395,209    40.56%   403,243    40.92%   389,460    40.13%   381,918    40.26%
COMMERCIAL
 Schedule 20   $130,657    14.29%  $140,314    14.40%  $143,273    14.53%  $143,473    14.78%  $140,749    14.84%
 Schedule 22      6,597     0.72%     6,518     0.67%     5,969     0.61%     4,810     0.50%     3,539     0.37%
 Schedule 23         75     0.01%        76     0.01%        72     0.01%        71     0.01%        65     0.01%
 Schedule 24          4     0.00%         4     0.00%         3     0.00%         3     0.00%         4     0.00%
               --------   ------   --------   ------   --------   ------   --------   ------   --------   ------
Sub-Total       137,333    15.02%   146,912    15.08%   149,317    15.15%   148,357    15.29%   144,357    15.22%
INDUSTRIAL
 Schedule 30   $194,859    21.30%  $206,145    21.17%   205,646    20.88%  $208,172    21.45%  $203,325    21.44%
 Schedule 40    121,857    13.32%   136,249    13.98%   140,287    14.23%   152,368    15.70%   142,684    15.04%
 Schedule 41      4,713     0.52%     2,142     0.22%     2,204     0.22%     2,090     0.22%       756     0.08%
 Schedule 44      4,305     0.47%     4,296     0.44%     2,582     0.26%     1,944     0.20%     2,207     0.23%
 Schedule 46     64,478     7.05%    71,817     7.37%    70,653     7.17%    56,485     5.82%    61,748     6.51%
 Schedule 86         33     0.00%        37     0.00%        42     0.00%        39     0.00%        38     0.00%
 Street
   Lighting      10,944     1.20%    11,494     1.18%    11,537     1.17%    11,554     1.19%    11,620     1.22%
               --------   ------   --------   ------   --------   ------   --------   ------   --------   ------
Sub-Total       401,189    43.86%   432,180    44.36%   432,951    43.93%   432,652    44.58%   422,378    44.52%
Total          $914,545   100.00%  $974,301   100.00%  $985,511   100.00%  $970,469   100.00%  $948,653   100.00%
               ========   ======   ========   ======   ========   ======   ========   ======   ========   ======

                  FOR THE SIX
                 MONTHS ENDED
               -----------------
                    6/30/99
               -----------------
                           % OF
               $(000S)    TOTAL
               --------   ------
RESIDENTIAL
 Schedule 10   $198,715    43.70%
               --------   ------
Sub-Total       198,715    43.70%
COMMERCIAL
 Schedule 20   $ 70,785    15.58%
 Schedule 22      2,067     0.45%
 Schedule 23         14     0.00%
 Schedule 24          1     0.00%
               --------   ------
Sub-Total        72,867    16.03%
INDUSTRIAL
 Schedule 30   $ 88,991    19.57%
 Schedule 40     58,905    12.96%
 Schedule 41        573     0.13%
 Schedule 44        976     0.21%
 Schedule 46     28,019     6.16%
 Schedule 86         21     0.00%
 Street
   Lighting       5,622     1.24%
               --------   ------
Sub-Total       183,107    40.27%
Total          $454,689   100.00%
               ========   ======

     CONCENTRATIONS.   For the six-month period ended June 30, 1999, the largest
ten residential customers represented less than 1% of West Penn's total retail electric revenues. For the six-month period ended June 30, 1999, the largest commercial customer and the largest ten commercial customers represented approximately 0.21% and 0.80%, respectively, of West Penn's retail electric revenues from commercial customers. For the six-month period ended June 30, 1999, the largest industrial customer and the largest ten industrial customers represented approximately 10.58% and 28.65%, respectively, of West Penn's retail electric revenues from industrial customers. For the six-month period ended June 30, 1999, the largest ten residential customers represented less than 1% of West Penn's total retail electric sales. For the six-month period ended June 30, 1999, the largest commercial customer and the largest ten commercial customers represented approximately 0.24% and 0.89%, respectively, of West Penn's retail electric sales from commercial customers. For the six-month period ended June 30, 1999, the largest industrial customer and the largest ten industrial customers represented approximately 10.98% and 32.30%, respectively, of West Penn's retail electric sales from industrial customers. There can be no assurance that current customers will remain customers or that the levels of customer concentration in the future will be similar to those set forth above. See "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this prospectus.



     Delinquency and Write-Off Experience.   The following tables set forth the
delinquency and write-off experience with respect to payments to West Penn by customer category for each of the periods indicated below. There can be no assurance that the future delinquency and write-off experience for West Penn or for the intangible transition charges will be similar to the historical experience set forth below:


                                    TABLE 6

        DELINQUENCIES AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES


                                                                                  FOR THE
                                                                                 SIX MONTHS
                                           FOR THE YEAR ENDED                      ENDED
                          ----------------------------------------------------   ----------
                          12/31/94   12/31/95   12/31/96   12/31/97   12/31/98    6/30/99
                          --------   --------   --------   --------   --------   ----------
RESIDENTIAL
  30-59 days............    1.33%      1.23%      1.29%      1.23%      1.23%       1.07%
  60-89 days............    0.54       0.49       0.58       0.42       0.42        0.35%
  90-119 days...........    0.17       0.16       0.26       0.15       0.15        0.14%
  120+ days.............    0.10       0.10       0.26       0.17       0.16        0.26%
COMMERCIAL
  30-59 days............    0.21%      0.26%      0.38%      0.33%      0.41%       0.40%
  60-89 days............    0.05       0.04       0.11       0.07       0.05        0.07%
  90-119 days...........    0.02       0.02       0.04       0.03       0.03        0.03%
  120+ days.............    0.03       0.02       0.06       0.07       0.04        0.07%
INDUSTRIAL
  30-59 days............    0.08%      0.14%      0.19%      0.09%      0.14%       0.19%
  60-89 days............    0.02       0.08       0.03       0.04       0.02        0.02%
  90-119 days...........    0.01       0.01       0.01       0.04       0.02        0.01%
  120+ days.............    0.02       0.01       0.01       0.01       0.00        0.01%


------------
For purposes of calculating the numbers in Table 6 for the six-month period ended June 30, 1999, the billed revenues for that six-month period were doubled.

                                    TABLE 7

       NET WRITE-OFFS AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES


                                                                                   FOR THE SIX
                                          FOR THE YEAR ENDED                       MONTHS ENDED
                       --------------------------------------------------------    ------------
                       12/31/94    12/31/95    12/31/96    12/31/97    12/31/98      6/30/99
                       --------    --------    --------    --------    --------    ------------
RESIDENTIAL..........    0.84%       0.92%       1.36%       1.57%       1.37%         0.69%
COMMERCIAL...........    0.07        0.06        0.09        0.21        0.19          0.14
INDUSTRIAL...........    0.05        0.05        0.28        0.18        0.12          0.09
TOTAL................    0.38        0.41        0.68        0.74        0.64          0.36


------------

     Unless West Penn is unable to complete all of its follow-up procedures in a timely manner, unpaid residential account balances are charged-off 141 days after the initial bill is mailed. Unless West Penn is unable to complete all of its follow-up procedures in a timely manner, unpaid commercial and industrial account balances are charged-off 101 days after the initial bill is mailed. If West Penn is delayed in completing its follow-up procedures, the 141-day and 101-day charge-off periods may increase by a few days. For a description of West Penn's collection and write-off policy, see "--Limited

Information on Customers' Creditworthiness--Collection Process for Residential Customers", "--Limited Information on Customers' Creditworthiness--Collection Process for Commercial and Industrial Customers" and "--Limited Information on Customers' Creditworthiness-- Collection Process for Governmental Customers" in this prospectus.


     During the last five years, an increased number of bankruptcy filings have resulted in an increase in delinquencies and net write-offs in the residential and industrial customer categories. In addition, all customer categories were affected by Allegheny Energy's internal reorganization that occurred in 1996. As part of that reorganization, credit and collection responsibilities, which had been performed by field locations, were transferred to a centralized customer call center. In the later part of 1996 and most of 1997, Allegheny Energy focused primarily on answering customer calls on a timely basis with other functions including credit and collection being a secondary concern. Beginning in 1998, Allegheny Energy once again began to emphasize credit and collection practices, which contributed to a 14% reduction in losses in 1998.



     West Penn does not expect the delinquency or write-off experience with respect to collections of intangible transition charges to differ substantially from the experience that it will have with its other receivables.


FORECASTING CUSTOMERS AND USAGE


     Accurate projections of the number of customers, usage and retail electric revenue are important in setting and maintaining the intangible transition charges or any adjusted intangible transition charges at levels sufficient to recover interest on and principal of the transition bonds in accordance with the expected amortization schedule, to fund the calculated overcollateralization level, to maintain the required capital amount and to pay the bond trustee's fee, the administrative agent's fee, the servicing fee and the other expenses and costs included in Qualified Transition Expenses. See "The Qualified Rate Order and the Intangible Transition Charges--The Intangible Transition Charges" and "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this prospectus.



     West Penn's customer and energy forecasts are a subset of the Allegheny Power forecasts and are produced by employees of Allegheny Energy Service Corporation using econometrics and end-use models based on demographic data, historical sales and customer data, and projections of economic and employment variables for West Penn's service territory produced by Data Resources Inc. Data Resources Inc. is an independent, nationally-known economic forecasting firm. West Penn's service area forecasts are derived from Data Resources Inc.'s macroeconomic models of the U.S. economy. A set of disaggregated customer and energy sales models use the national and service area economic forecasts and end-use data as inputs to produce the detailed customer and sales forecasts. Although the external economic projections form the foundation of the forecast, judgment, assumptions and specific information about customer segments provided by Allegheny Energy Service Corporation employees also play important roles in the final forecast. West Penn's forecasts of customers and energy sales are reviewed and approved internally by senior management executives.

     Residential customer sales are forecasted using a combination of end-use and econometric models. Separate forecasts of customers and average use per customer are combined to produce the forecast of residential customer sales. The customer forecasts are based primarily on service area demographics and population forecasts. Average use per customer forecasts are based on electricity price, weather and saturations of electric space heating and major household appliances and their corresponding levels of energy use. The model for total residential customers is driven by population and persons per household in the service area. Historical and forecast values of the population series are obtained through Data Resources Inc.'s Regional Information Service. Persons per household are derived from Residential Appliance Saturation Surveys, and are forecasted as a function of national persons per household, also obtained from Data Resources Inc. The number of residential electric heat customers is typically modeled as a function of real income per customer, total residential customers and the price of electricity relative to the competing fuel. The models for average use per customer are driven by use per appliance, number of appliances, temperature and price of electricity. Regional personal income is the primary driver in the appliance models. Some appliance models are constrained so that the number of appliances will not exceed a pre-determined percentage of total residential customers. The constraints are established in cooperation with field contacts. The residential customer sales forecast is the product of the forecast of the average use per customer and the number of customers.


     Service area employment, temperature and price of electricity drive the models for commercial customer sales. Non-manufacturing employment is used as the employment driver.

     Industrial customer sales are forecasted by major two-digit Standard Industrial Classification (SIC) codes. The primary specification for the industrial models assumes that the sale of electricity is a function of electricity price, employment and industrial production by SIC. Primary SICs modeled are Mining; Cement, Clay and Stone; Chemicals; Glass; Steel; Fabricated Metals; and Other Manufacturing.

     Actual sales can deviate from forecasted sales for many reasons, including, but not limited to, weather variations, changes in the general economic climate and levels of business activity, customer's use of more energy efficient appliances and technologies, and changes in laws and regulations which affect energy use.

     The temperature-sensitive nature of the residential, commercial and wholesale loads in the West Penn service territory causes deviations from normal weather to be potentially the largest contributor to load variances in the near-term. As the number of electrically-heated and air conditioned buildings in the service area increases, the sensitivity of demand to temperature also increases. All West Penn forecasts are intended to represent loads most likely to occur, given normal temperatures. Therefore, variances from the forecast due to temperature deviations from normal are to be expected, but should offset over time and have no effect on average growth.


     Variations between actual and projected customers and energy sales are shown in Table 8 and Table 9. Weather variation played a significant role in the forecast variances experienced in 1997 and 1998, particularly for residential and commercial customers.

The forecast variance for industrial customers in 1998 was due in large part to an unanticipated decline in steel load and one large customer which began to self-generate. This customer which began to self-generate nevertheless is obligated to pay collections of intangible transition charges since the customer continues to access West Penn's transmission and distribution grid. There can be no assurance that the future variance between actual and projected customers and sales in the aggregate, or by customer category, will be similar to the historical experience set forth in the tables.


                                    TABLE 8

             VARIANCE FROM YEAR-AHEAD FORECAST: NUMBER OF CUSTOMERS
                         FOR THE YEAR ENDED DECEMBER 31


                                            1994       1995       1996       1997       1998
                                           -------    -------    -------    -------    -------
RESIDENTIAL CUSTOMERS
  Forecasted.............................  570,494    576,399    581,899    584,460    586,512
  Actual.................................  571,682    576,372    578,465    581,943    585,316
  Variance...............................      0.2%       0.0%      -0.6%      -0.4%      -0.2%
COMMERCIAL CUSTOMERS
  Forecasted.............................   65,652     68,067     69,232     70,263     71,350
  Actual.................................   65,896     67,720     68,764     69,941     71,158
  Variance...............................      0.4%      -0.5%      -0.7%      -0.5%      -0.3%
INDUSTRIAL CUSTOMERS
  Forecasted.............................   11,280     11,538     11,870     12,144     12,351
  Actual.................................   11,398     11,666     11,940     12,076     12,307
  Variance...............................      1.0%       1.1%       0.6%      -0.6%      -0.4%
STREETLIGHTING CUSTOMERS
  Forecasted.............................      520        553        550        566        563
  Actual.................................      547        557        558        561        539
  Variance...............................      5.2%       0.7%       1.5%      -0.9%      -4.3%

                                    TABLE 9

             VARIANCE FROM YEAR-AHEAD FORECAST: ENERGY SALES (GWH)
                         FOR THE YEAR ENDED DECEMBER 31


                                                     1994     1995     1996     1997     1998
                                                     -----    -----    -----    -----    -----
RESIDENTIAL CUSTOMERS
  Forecasted.......................................  5,697    5,826    5,844    5,974    6,127
  Actual...........................................  5,763    5,781    5,963    5,781    5,823
  Variance.........................................    1.2%    -0.8%     2.0%    -3.2%    -5.0%
COMMERCIAL CUSTOMERS
  Forecasted.......................................  3,640    3,741    3,856    3,986    4,080
  Actual...........................................  3,632    3,769    3,854    3,872    3,993
  Variance.........................................   -0.2%     0.7%    -0.1%    -2.9%    -2.1%
INDUSTRIAL CUSTOMERS
  Forecasted.......................................  7,604    7,659    8,204    8,256    8,608
  Actual...........................................  7,442    7,834    8,006    8,191    8,226
  Variance.........................................   -2.1%     2.3%    -2.4%    -0.8%    -4.4%
STREETLIGHTING CUSTOMERS
  Forecasted.......................................     53       51       52       52       52
  Actual...........................................     52       52       52       52       52
  Variance.........................................   -1.9%     2.0%     0.0%     0.0%     0.0%


BILLING PROCESS

     West Penn operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 1998, West Penn mailed out an average of approximately 33,000 bills daily. West Penn bills the majority of its customers monthly. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, West Penn may change its billing policies and procedures from time to time. It is expected that any of these changes would be designed to enhance West Penn's ability to make timely recovery of amounts billed to customers.

LIMITED INFORMATION ON CUSTOMERS' CREDITWORTHINESS


     Under the servicing agreement, any changes instituted by West Penn will apply to the servicing of intangible transition property so long as West Penn is the servicer.



     Under Pennsylvania law, West Penn is obligated to provide service to new customers in the residential customer category. West Penn initiated a customer verification process in May 1999. The primary purpose of this process is to verify the social security number of new customers. If the customer is unwilling to provide, or if West Penn is unable to verify, the provided social security number, the customer will be required to complete a notarized service application to obtain electric service. West Penn is currently reviewing options that can be taken at the earliest stages to reduce the costs associated with delinquent accounts. West Penn relies on the information provided by the customer and its customer information system audits to indicate whether the customer has been previously served by West Penn.

   PAYMENT PLANS


     As part of its obligation to provide universal service, West Penn will continue the reduced payment program (the Low Income Payment and Usage Reduction Program (LIPURP)) provided to certain low income customers who are currently served under or otherwise qualify for Rate Schedule 10. Customers must be referred to this program or request admittance and must demonstrate annual household gross income below 150% of the federal poverty guidelines. Customers in LIPURP will be placed on a payment plan based on a percentage of income or annualized average payment. An additional $5.00 per month payment will be required toward the pre-program arrearages. A LIPURP debt reduction incentive will be awarded to those customers that reach yearly recertification and have less than three late payments during their program year. If the customer meets these criteria, 20% of their accounts receivable balance will be applied to any existing pre-program arrearage. West Penn has established the following funding levels through the year 2002: $1,750,000 for 1999; $3,130,000 for 2000;
$4,510,000 for 2001; and $5,880,000 for 2002. After 2002, West Penn expects the annual costs of LIPURP to be $5.88 million. As of March 31, 1999, there were approximately 300 customers enrolled in the LIPURP. By 2002, West Penn estimates that approximately 3% of its customers will be enrolled in LIPURP. Under the provisions of the Pennsylvania Competition Act, the PUC has adopted regulations which establish reporting requirements for universal service programs, such as LIPURP, that are applicable to all electric distribution companies, including West Penn.


     As of March 31, 1999, approximately 31,000 of West Penn's customers have entered into payment plans with West Penn, including those customers enrolled in LIPURP. The total amount of billings under these payment plans is approximately $14 million. Under these payment plans, West Penn customers agree to pay delinquent bills over a period of time negotiated between West Penn and each customer. Once a payment plan is entered into, the amount covered under that plan is no longer considered delinquent unless that customer subsequently fails to make any payment required to be paid on the date specified under that customer's payment plan.

     Customer Assistance and Referral Evaluation Service Program Guidelines and Procedures (CARES) is a special plan for West Penn customers who are experiencing some type of special hardship with the ability to rectify the situation. This program is for short-term problems only. Customers are not in the CARES program for more than two years. For customers enrolled in CARES, West Penn will:

         (1) provide a West Penn advocate for special payment-troubled customers confronted with severe hardships;

         (2)   provide information and guidance regarding energy usage;

         (3) provide supportive budget counseling including a review of the customer's income and expenses and a formulation of a workable budget; and

         (4) provide feedback to West Penn on the needs and circumstances of low-income customers.

     Less than 1% of West Penn customers are enrolled in the CARES Program.


     In 1998, approximately 78% of total bill payments were received by West Penn via the U.S. Mail. During the same period, approximately 14% of total payments were paid in person at approximately 200 payment agencies -- which are located in unaffiliated businesses or organizations, such as supermarkets and convenience stores -- throughout the retail electric service territory. Other payment methods include credit card payments and direct debits of customer accounts through local banks, which accounted for approximately 8% of bill payments collected in 1998.


   COLLECTION PROCESS FOR RESIDENTIAL CUSTOMERS

     Customer bills are due approximately 20 days after mailing. If the customer does not pay the bill by the due date, the customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last mailing date. West Penn's collection process is based on delinquent balance and an internal credit score, which is derived from the customer's credit history with West Penn. Each delinquent customer is scored for approximate risk based on outstanding balance, payment habits, and previous termination history. The score has been used since late 1996 to segment customers into three specific collection strategies. The lowest risk customers are sent a friendly reminder letter with no collection activity, since most customers in this category usually pay late and pay the associated finance charges. The next segment of customers are moved into a proactive collection program which is a reminder letter and a collection call strategy designed to remind the customer of the delinquency. Customers in the third segment are moved into an aggressive service termination process that is initiated by mailing a ten-day termination notice. If no payment is made within four business days of the termination date, a 72-hour personal contact is attempted by telephone. If the initial phone attempt is unsuccessful, a second attempt is made on the next business day after 6 p.m. If two telephone attempts are not completed, a 72-hour notice will be given at the property. If sufficient payment has not been received by the termination date, the account is sent for service termination by a designated West Penn employee. If the designated employee makes contact with a responsible adult, the service is terminated. If the designated employee does not make contact, a 48-hour deferred notice is left. Two days later, the service is terminated with or without contact if sufficient payment has not been made. However, termination is not permitted if the customer has filed a medical certificate, a dispute or a complaint.


     Power is not customarily disconnected if the delinquent customer is subject to a Pennsylvania Public Utility Commission mandated winter moratorium, which requires special approval from the Pennsylvania Public Utility Commission prior to the disconnection of electricity of certain customers in the residential customer category from December 1 through March 31 of each year. Currently, these accounts are managed during the winter moratorium through a combination of letters, proactive phone contacts and negotiated payment plans. Delinquencies which accumulate during the winter moratorium continue to contribute to the credit scoring, which can lead to termination after the winter moratorium.


     Collection efforts continue after service is terminated. A field service representative is again sent to collect payment and to check the status of the situation. A final bill and two reminders are sent before the account is charged-off. Once an account is charged-off, West Penn mails a charge-off notification to the customer. If West Penn is able to complete all of its follow-up procedures in a timely manner, unpaid residential account balances are charged-off 141 days after the initial bill is mailed and then referred to a collection agency at 169 days after the initial bill is mailed. Once written off, the uncollected account is monitored for four years and may be collected at any point during that time.

     If a customer declares bankruptcy, a review is conducted to assess whether the account is current. The accounts of bankrupt customers having delinquencies are finaled, and efforts are initiated to submit claims in the bankruptcy of these customers. Deposits are required for delinquent bankrupt customers for which West Penn is required to continue services. These deposits are maintained until the bankruptcy claimed is finaled and payment history is deemed satisfactory.

   COLLECTION PROCESS FOR COMMERCIAL AND INDUSTRIAL CUSTOMERS

     Customer bills are due approximately 15 days after mailing. If the customer does not pay the bill by the due date, collection action generally begins on the 19th day with a ten-day service termination notice delivered by mail. West Penn's collection process is based on delinquent balance and an internal credit score, which is derived from the customer's credit history with West Penn. In addition, the collection process of selective large commercial and industrial customers is based on providing special handling of accounts and attention to detail because of the importance of each customer as a source of revenue. The delinquency of individual customers may result from differing circumstances, and it is the operational policy of West Penn in serving these accounts to have a firm understanding of individual customers so that the collection strategy can be matched to the particular account, while ensuring that regulations are followed and collection actions are performed legally. Each delinquent customer is scored for approximate risk based on outstanding balance, payment habits, and previous termination history. The score has been used since late 1996 to segment customers into three specific collection strategies. The lowest risk customers are sent a friendly reminder letter with no collection activity, since most customers in this category usually pay late and pay the associated finance charges. The next segment of customers are moved into a proactive collection program which is a reminder letter and a collection call strategy designed to remind the customer of the delinquency. Customers in the third segment are moved into an aggressive service termination process that is initiated by mailing a ten-day termination notice. If no payment is made within four business days of the termination date, a 72-hour personal contact is attempted by telephone. If the initial phone attempt is unsuccessful, a second attempt is made on the next business day after 6 p.m. If two telephone attempts are completed, a 72-hour notice will be given at the property. If sufficient payment has not been received by the termination date, the account is sent for service termination by a designated West Penn employee. Service is terminated with or without field contact if sufficient payment has not been made. However, termination is not permitted if the customer has filed a medical certificate, a dispute or a complaint.

     Collection efforts continue after service is terminated. Ten days following the termination of service, a field service representative is again sent to collect payment and to check the status of the situation. Assuming no collection is made, a final bill and two reminders are sent before the account is charged-off. Once an account is charged-off, West Penn mails a charge-off notification to the customer. If West Penn is able to complete all of its follow-up procedures in a timely manner, unpaid commercial and industrial account balances are charged-off 101 days after the initial bill is mailed and then referred to a collection agency at 128 days after the initial bill is mailed. Once written off, the uncollected account is monitored for four years and may be collected at any point during that time.

     If a customer declares bankruptcy, a review is conducted to assess whether the account is current. The accounts of bankrupt customers having delinquencies are finaled, and efforts are initiated to submit claims in the bankruptcy of these customers. Deposits are required for delinquent bankrupt customers for which West Penn is required to continue services. These deposits are maintained until the bankruptcy claimed is finaled and payment history is deemed satisfactory.

   COLLECTION PROCESS FOR GOVERNMENTAL CUSTOMERS

     Federal, state or local government customers or accounts are billed according to the same standards as commercial and industrial accounts with the exception that the due date for governmental accounts is 30 days. Service termination is generally not used as a means of collection for governmental accounts. Telephone contact is made before any reminder or service termination notices are mailed.

   RECONNECTION POLICY

     For residential customers, service restoration generally requires either payment of the full overdue balance or a payment agreement if the customer has not previously defaulted on two payment agreements, a $30 reconnection fee during business hours-$45 after business hours and $90 on weekends-and a security deposit equal to two months of the average bill. A security deposit is not required for low-income customers.

     For non-residential customers, service restoration generally requires payment of the full overdue balance, a reconnection fee and a security deposit equal to the highest two consecutive month bills over the past 12-month period. Payment arrangements are generally not available for non-residential customers.

   APPLICATION OF CUSTOMER PAYMENTS


     The Pennsylvania Competition Act provides that the Pennsylvania Public Utility Commission require the unbundling of electric utility services, tariffs and customer bills to separate the charges for generation, transmission and distribution for billing cycles beginning in January, 1999. In the event that a customer makes a partial payment toward an outstanding balance, the payment will be applied first to intangible transition charges, when implemented, then to the competitive transition charges, then to transmission and distribution charges and finally to electric generation charges.



     West Penn offers two billing options to choice customers. A customer may elect to receive a single bill from West Penn which would include charges incurred from the electric supplier and West Penn or the customer may elect dual billing. With dual billing, the customer will receive one bill from the electric generation supplier for electric generation and one bill from West Penn for intangible transition charges, competitive transition charges and transmission and distribution charges. Under the Settlement, a third option, a single bill from the electric generation supplier containing West Penn's charges will be implemented on or after September 1, 2000.



     West Penn's electric tariff approved by the Pennsylvania Public Utility Commission in the West Penn restructuring plan provides that when West Penn is providing dual billing and a customer remits a partial payment to West Penn, the payment will be applied as follows:


         (1) To the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on this balance;

         (2)   To the balance due for state tax charges;


         (3) To the balance due or the installment amount for a payment agreement for intangible transition charges, when implemented;



         (4) To the balance due or the installment amount for a payment agreement for competitive transition charges;


         (5) To the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges;

         (6)   To the current state tax charges;


         (7)   To the current intangible transition charges, when implemented;



         (8)   To the current competitive transition charges;


         (9) To the current fixed and variable utility distribution service charges;

         (10) To the balance due for prior charges for energy and capacity (if West Penn is the provider of last resort);

         (11) To the current charges for energy and capacity charges (if West Penn is the provider of last resort); and

         (12)   To the non-basic service charges.

     If the customer elects the single bill option and remits a partial payment, the payment is applied as follows using the allocation among the charges as detailed under the dual bill option:

         (1)   West Penn's past due bills for basic service charges;

         (2)   West Penn's current bills for basic service charges;

         (3)   Suppliers' past due bills for basic service charges;

         (4)   Suppliers' current bills for basic service charges;

         (5)   West Penn's past due bills for non-basic service charges;

         (6)   West Penn's current bills for non-basic service charges;

         (7)   Suppliers' past due bills for non-basic service charges; and

         (8)   Suppliers' current bills for non-basic service charges.

ELECTRIC GENERATION SUPPLIERS AND OTHER THIRD-PARTY BILLERS


     The servicer, on behalf of the issuer, will pursue any electric generation supplier or other third party providing billing or metering services that fails to remit the applicable intangible transition charges in a manner similar to that by which the servicer will pursue any failure by a customer to remit intangible transition charges. The servicer will have the right to bill and collect intangible transition charges and other amounts payable to the issuer or the servicer directly from all customers electing consolidated billing from an electric generation supplier or other third party providing billing or metering services as follows: if the servicer does not receive payment for undisputed charges within 25 calendar days for customers in the residential customer category or 20 calendar days for customers in the commercial and industrial customer categories after the charges are communicated to the electric generation supplier or other third party providing billing or metering services, then the servicer may provide notice of breach to the electric generation supplier or other third party providing billing or metering services at any time thereafter, at the servicer's discretion. Upon notice of a breach, the electric generation supplier or other third party providing billing or metering services will have 20 calendar days to cure that breach. If the electric generation supplier or other third party providing billing or metering services has not cured that breach within 20 calendar days, the servicer may terminate consolidated billing by the electric generation supplier or other third party providing billing or metering services and take over billing functions for the customer. In no event will these procedures result in a customer being sent two bills covering the same service. Neither West Penn nor the servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties providing billing or metering services to forward collections of intangible transition charges to the servicer. See "Risk
Factors -- Servicing -- It May Be More Difficult to Collect Intangible Transition Charges Due to Billing By Third Parties" in this prospectus.

YEAR 2000 COMPLIANCE


     West Penn is faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which constrain date calculations or assign special meanings to some dates. Any of West Penn's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations of West Penn, in its capacity as servicer, or of any successor servicer, electric generation suppliers or other third parties, including a temporary inability to deliver electricity, measure usage, read meters, process transactions, send bills or operate electric generation stations. In addition, the Year 2000 issue could affect the ability of customers to receive bills sent by West Penn or make payments on those bills. West Penn has not investigated and has no intention of investigating the Year 2000 issue as it relates to any customer's ability to receive bills sent by West Penn or make payments on bills. See "Risk Factors--Servicing--Potential Computer Program Problems Beginning In The Year 2000 May Result in Payment Delays on Transition Bonds" in this prospectus.


     To minimize problems related to the Year 2000 issue, West Penn is proceeding with a comprehensive effort to continue operations without significant problems in 2000 and beyond. An Executive Task Force is coordinating the efforts of 24 separate Year 2000 teams, representing all business and support units in West Penn.

     In May 1998, the North American Electric Reliability Council (NERC), of which West Penn is a member, accepted a request from the United States Department of Energy to coordinate the industry's Year 2000 efforts. The electric utility industry and West Penn have segmented the Year 2000 problem into the following components:

      --    Computer hardware and software;

      --    Embedded chips in various equipment; and

      -- Vendors and other organizations on which West Penn relies for critical materials and services.

     The industry's and West Penn's efforts for each of these three components include assessment of the problem areas and remediation, testing and contingency plans for critical functions for which remediation and testing are not possible or which do not provide reasonable assurance. Contingency plans include alternate methods of certain operations to help avoid electric service or business interruptions, and the review and update of restoration of service plans to mitigate the severity and length of interruptions in the unlikely event that any should occur.


     The NERC has established a goal of having the industry achieve a state of Year 2000 readiness for critical systems by June 30, 1999, and, to monitor progress, requires each utility to prepare and submit a monthly report showing progress and dated plans. By order dated July 9, 1998, the Pennsylvania Public Utility Commission initiated a proceeding requiring each utility that cannot meet a Year 2000 readiness date of March 31, 1999, for mission critical systems to file contingency plans by that date. On March 30, 1999, West Penn reported to the Pennsylvania Public Utility Commission


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


that, except for a few items, its critical electricity production and delivery systems were Year 2000 ready pending final confirmation system testing of its power stations in April and May. West Penn has determined that as of June 30, 1999, all of its critical components and systems related to safety and the production and distribution of electricity and nearly all of its important business systems, including accounting and billing, are Year 2000 ready. West Penn anticipates that the remediation and testing work on the remaining business and non-critical systems will be completed by October 31, 1999. West Penn has defined Year 2000 ready to mean that a determination has been made by testing or other means that a component or system will be able to perform its critical functions, or that contingency plans are in place to overcome any inability to do so.


     Integrated electric utilities are uniquely reliant on each other to avoid, in a worst case situation, cascading failure of the entire electrical system. West Penn is working with the Edison Electric Institute, the Electric Power Research Institute, the NERC and the East Central Area Reliability Agreement Group to capitalize on industry-wide experiences and to participate in industry-wide testing and contingency planning. The NERC, on January 11, 1999, issued a press release stating, based on the individual NERC reports it had received from 98% of the electrical industry, that "although there is clearly much more work to be done, we have found that North America's electric power supply and delivery systems are well on their way to being Y2K ready."


     As part of the ongoing NERC program, West Penn participated in an industry-wide Year 2000 drill on April 9, 1999, and a more extensive industry-wide drill on September 9, 1999. During the April and September tests, West Penn was able to maintain adequate communications under a simulated failure of selected systems, and obtained valuable information for improvement of its plans. NERC has reported that the industry-wide tests produced similar results. On December 31, 1999, West Penn will have extra staff in critical areas of the system to implement these and other contingency plans if they are required.


     It is West Penn's opinion that the "most reasonably likely worst case scenario" is that there could be isolated problems at various West Penn facilities or at the facilities of neighboring utilities that may have somehow escaped discovery in the identification, remediation and testing process, and that these problems may cause isolated disruptions of service. All utilities, including West Penn, have experience in the implementation of existing emergency plans and are currently expanding their emergency plans to include contingency plans to respond quickly to any of these events. West Penn intends to review and update these plans to minimize any Year 2000 problems.


     West Penn is aware of the importance of electricity to its customers and is using its best efforts to avoid any serious Year 2000 problems. Despite West Penn's best efforts, including working with internal resources, external vendors and industry associations, West Penn cannot guarantee that it will be able to conduct all of its operations without Year 2000 interruptions. Any Year 2000 problems could have a material adverse impact on the operations and financial condition of West Penn and on the collection of intangible transition charges. The costs associated with the potential impact are speculative and not presently quantifiable.


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

                         WEST PENN FUNDING CORPORATION


     West Penn Funding Corporation, a corporation organized under the laws of the State of Delaware, was formed on October 20, 1999. West Penn Funding Corporation is a wholly owned subsidiary of West Penn. West Penn Funding Corporation is a recently formed corporation and, as of the date of this prospectus, has not carried on any business activities and has no operating history.



     West Penn Funding Corporation has been created for the purpose of owning the issuer, entering into the limited liability company agreement of the issuer and the transfer agreement, selling the transferred intangible transition property to the issuer under the sale agreement, receiving funds from the issuer from the sale of the transferred intangible transition property under the sale agreement, making loans to affiliates--including making loans, on an arms-length basis, of the net proceeds from the transition bonds to West Penn or its affiliates in exchange for interest-bearing notes--engaging in investing activities and performing activities that are necessary, suitable or convenient to accomplish these purposes. Following the sale of the transferred intangible transition property to the issuer, West Penn Funding Corporation will have no ownership or other interest in the transferred intangible transition property and will have no right to collect any intangible transition charges.



     The administrative agent, an affiliate of West Penn, will provide corporate administrative services, such as providing notices and preparing financial reports, for West Penn Funding Corporation under an administrative agreement between West Penn Funding Corporation and the administrative agent. West Penn Funding Corporation will reimburse the administrative agent for the cost of services provided computed in accordance with the applicable provisions of the Public Utility Holding Company Act of 1935.



     West Penn Funding Corporation has no intent to file, and West Penn has advised West Penn Funding Corporation that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to West Penn Funding Corporation so long as West Penn Funding Corporation is solvent and does not reasonably foresee becoming insolvent.



     The principal place of business of West Penn Funding Corporation is c/o West Penn Funding Corporation, 2325B Renaissance Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 895-6751.

                                   THE ISSUER


     West Penn Funding LLC, a special purpose, single member limited liability company organized under the laws of the State of Delaware, was formed on May 26, 1999 under a limited liability company agreement. As of the issuance date of the transition bonds, West Penn Funding Corporation is the sole member of the issuer. The assets of the issuer will consist of the transferred intangible transition property, the other collateral and any money distributed to the issuer from the collection account in accordance with the indenture. The issuer is a recently formed special purpose limited liability company and, as of the date of this prospectus, has not carried on any business activities and has no operating history. Audited financial statements of the issuer are included as an integral part of this prospectus.



     The issuer has been created for the purpose of purchasing and owning the transferred intangible transition property, issuing transition bonds from time to time, pledging its interest in the transferred intangible transition property and other collateral to the bond trustee under the indenture in order to secure the transition bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes, including but not limited to activities relating to any necessary hedge or swap transaction or credit enhancement.



     The issuer will enter into the servicing agreement with West Penn under which West Penn, as agent for the issuer, will manage, service and administer, and make collections in respect of, the transferred intangible transition property. See "The Servicing Agreement" in this prospectus.



     In addition, Allegheny Energy Service Corporation, an affiliate of West Penn, will provide corporate administrative services, such as providing notices and preparing financial reports, for the issuer under an administration agreement between the issuer and the administrative agent. The issuer will reimburse the administrative agent for the cost of services provided computed in accordance with the applicable provisions of the Public Utility Holding Company Act of 1935.



     The limited liability company agreement requires that the issuer have at least two independent directors. These independent directors must be natural persons who, for the five-year period prior to his or her appointment as an independent director has not been and during the continuation of his or her service as independent director is not:


         (1) an employee, director, stockholder, partner or officer of the issuer or any of its affiliates--other than his or her service as independent director;

         (2)   a customer or supplier of the issuer or any of its affiliates; or

         (3) any member of the immediate family of a person described in (1) or (2) above.


     The following is a list of the principal officers and directors of the issuer. All of these officers have served in the capacities set forth below since October 20, 1999, unless otherwise indicated, and all directors have served in such capacity since October 20, 1999. The officers and directors will devote that time as is necessary to the affairs of the


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

issuer. The issuer will have sufficient officers, directors and employees to carry on its business.


              NAME                AGE                  TITLE
              ----                ---                  -----
Michael P. Morrell..............          President
Anthony Wilson..................          Vice President
Keith L. Warchol................          Treasurer
Eileen Beck.....................          Secretary
Robert W. Grier.................          Vice President, Assistant
                                          Treasurer and Assistant
                                            Secretary
Kristine W. Eppes...............          Vice President, Assistant
                                          Treasurer and Assistant
                                            Secretary
Bruce Sedlock...................          Director
Terence A. Burke................          Director
Thomas C. Sheppard, Jr. ........          Assistant Secretary and Director
Mark A. Ferrucci................          Independent Director
Kim E. Lutthans.................          Independent Director



     Michael P. Morrell, the President of the issuer, is the Senior Vice President, Finance, of Allegheny Energy, Inc. Mr. Morrell also serves as either a Director or Vice President of Allegheny Energy, Inc.'s direct and indirect subsidiaries. Prior to holding these positions, Mr. Morrell served as Vice President, Regulatory and Public Affairs, and Vice President, Materials Services, of Jersey Central Power & Light Company. Prior to that, Mr. Morrell served as Vice President and Treasurer of GPU, Inc. and subsidiaries.



     Anthony Wilson, Vice President of the issuer, is a Senior Attorney at Allegheny Power. Prior to holding this position, Mr. Wilson served as counsel for the Securities and Exchange Commission. Prior to that, Mr. Wilson served as Manager, State Regulatory Affairs, of Equitable Gas. Prior to that, Mr. Wilson served as attorney-adviser to the Public Service Commission of the District of Columbia and as energy counsel at the firm of Van Ness, Feldman, Sutcliffe and Curtis.



     Keith L. Warchol, the Treasurer of the issuer, is Director, Cash Management, and Assistant Treasurer of Allegheny Energy, Inc. and its direct and indirect subsidiaries, where he is responsible for managing bank relationships and credit arrangements, company financings, daily cash flow, departmental budgets, cash forecasting, leasing arrangements, electronic commerce activities and processing of customer payments.



     Eileen M. Beck, the Secretary of the issuer, is the Secretary of Allegheny Energy, Inc. and its direct and indirect subsidiaries.



     Robert W. Grier, Vice President, Assistant Treasurer and Assistant Secretary of the issuer, is the Executive Vice President of Entity Services. Prior to holding this position, Mr. Grier served as Senior Tax Manager of KPMG Peat Marwick.



     Kristine W. Eppes, Vice President, Assistant Treasurer and Assistant Secretary of the issuer, is Administrative Manager, Nevada holding companies, of Entity Services. Prior to holding this position, Ms. Eppes served as administrative assistant to producers at Casino Resource Corporation and as a legal secretary at Prickett, Jones, Elliot, Kristol & Schnee.



     Thomas C. Sheppard, Jr., Assistant Secretary and a director of the issuer, is the Assistant Secretary at Allegheny Energy, Inc. and its principal subsidiaries. Prior to holding this position, Mr. Sheppard served as Assistant Secretary and Assistant Treasurer at Monongahela Power Company.



     Bruce M. Sedlock, a director of the issuer, is the Director of Taxes at Allegheny Power, where he is responsible for all tax compliance, tax accounting and corporate tax planning. Prior to holding this position, Mr. Sedlock served as Team Leader of Income Tax and Tax Planning at Allegheny Power, where he was responsible for income tax compliance, income tax accounting and corporate tax planning. Prior to that, Mr. Sedlock served as Supervisor, System Taxes, at Allegheny Power, where he was responsible for income tax compliance, income tax accounting and corporate tax planning.



     Terence A. Burke, a director of the issuer, is the Deputy General Counsel, Corporate & Compliance, at Allegheny Power, where he is responsible for legal aspects of corporate financial matters for unregulated subsidiary and securities law filings. Prior to holding this position, Mr. Burke served as Chief Counsel, Corporate Finance and Governance, at Niagara Mohawk Power Corporation and lead in-house attorney for that company's financial restructuring. Prior to that, Mr. Burke served as an attorney at the firm of Schiff Hardin & Waite.



     Mark A. Ferrucci, one of the independent directors of the issuer, is Assistant Vice President of The Corporation Trust Company and CT Corporation System, and President of Corporate Trinity Company.



     Kim E. Lutthans, one of the independent directors of the issuer, is Assistant to the Division Head of the Corporate Staffing Division of CT Corporation System.


     No compensation has been paid by the issuer to any officer or director of the issuer since the issuer was formed. The officers and directors of the issuer, other than the independent directors, will not be compensated by the issuer for their services on behalf of the issuer. The aggregate initial compensation for the two independent directors will be $1,200 per year. Each officer serves at the discretion of the issuer's board of directors. West Penn is an affiliate of the issuer. The issuer's organizational documents limit the personal liability of each officer and director of the issuer to the issuer for monetary damages incurred by reason of any act or omission of the officers and directors, except for damages incurred by reason of an officer's or director's gross negligence or willful misconduct. The issuer's organizational documents provide that officers and directors of the issuer shall be indemnified against liabilities incurred in connection with their services on behalf of the issuer, unless the liabilities were incurred by reason of an officer's or director's gross negligence or willful misconduct.

     The issuer has no intent to file, and West Penn Funding Corporation has advised the issuer that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the issuer so long as the issuer is solvent and does not reasonably foresee becoming insolvent.


     The limited liability company agreement requires the issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of West Penn,

West Penn Funding Corporation, other affiliates of West Penn or any other person, and that, except for financial reporting purposes--to the extent required by generally accepted accounting principles--and for state and federal income and franchise tax purposes, it is not a division of West Penn Funding Corporation or any of its affiliated entities or any other person.


     The principal place of business of the issuer is c/o West Penn Funding LLC, 2325B-2 Renaissance Drive, Las Vegas, NV 89119, and its telephone number is
(702) 895-6752.



                                USE OF PROCEEDS



     The issuer will use the proceeds of the issuance of the transition bonds to pay expenses of issuance and to purchase the transferred intangible transition property from West Penn Funding Corporation. West Penn Funding Corporation proposes using the proceeds it receives from the sale of the transferred intangible transition property for general corporate purposes and may from time to time loan, in an arms-length transaction, those net proceeds to West Penn or its affiliates in exchange for interest-bearing notes. West Penn or that affiliate would use the proceeds of any such loans principally to reduce stranded costs and related capitalization and to reduce some of its existing indebtedness.


                              THE TRANSITION BONDS


     The transition bonds will be issued under and secured by a base indenture between the issuer and the bond trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in a separate supplement to the base indenture. A form of this supplement is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary describes all material terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in that prospectus supplement. Please see the form of indenture and transition bonds and the related prospectus supplement for a complete description of all terms and provisions of the transition bonds, portions of which are summarized in this section.


GENERAL TERMS OF THE TRANSITION BONDS

     The transition bonds may be issued in one or more series, each comprised of one or more classes. The terms of all transition bonds of the same series will be identical in all respects, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical in all respects.


     The supplemental indenture will specify the following terms of the related series of transition bonds and, if applicable, the classes of that series:



          (1) the designation of the series and, if applicable, the classes of that series;



          (2) the aggregate principal amount of the transition bonds of the series and, if applicable, each class of that series;

          (3) the bond rate of the series and, if applicable, each class of that series or the formula, if any, used to calculate the applicable bond rate or bond rates;


          (4)   the payment dates for the series;


          (5) the expected final payment date of the series and, if applicable, each class of that series;



          (6) the series termination date for the series and, if applicable, the class termination dates for each class of that series;


          (7)   the issuance date for the series;

          (8)   the place or places for payments with respect to the series;

          (9)   the authorized initial denominations for the series;

         (10) the provisions, if any, for redemption of the series by the issuer;


         (11)   the expected amortization schedule for the series;



         (12) the overcollateralization amount with respect to the series and the amount anticipated to be on deposit in the overcollateralization subaccount for all series of transition bonds as of each payment date for each payment date;



         (13) the amount of capital required to be deposited by the issuer into the capital subaccount upon the issuance of each series of transition bonds, which represents a capital contribution from West Penn Funding Corporation;



         (14) the calculation dates and dates on which adjustments to the intangible transition charges are implemented for the series;


         (15) the terms of any credit enhancement applicable to the series or class;

         (16) the terms of any hedge or swap transaction applicable to the series or class; and

         (17) any other terms of the series or class that are not inconsistent with the provisions of the indenture.


     The applicable prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of the Depository Trust Company. The transition bonds will be available for purchase in initial denominations specified in the applicable prospectus supplement--which denominations will be not less than $1,000. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by the Depository Trust Company upon instructions from the participants and all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to the Depository Trust Company or Cede & Co., as the registered holder of each series of transition bonds, for distribution to transition bondholders in accordance with applicable Depository Trust Company procedures. See "--Book-Entry Registration" and "--Definitive Transition Bonds" below.


INTEREST AND PRINCIPAL

     Interest will accrue on the principal balance of transition bonds of a series or class at the bond rate specified in or determined in the manner specified in the applicable prospectus supplement and will be payable to the transition bondholders of that series or class on each payment date, commencing on the payment date specified in the related prospectus supplement.


     On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance of that series has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date and only to the extent funds are available therefor as described in this prospectus. Accordingly, principal of that series or class of transition bonds may be paid later than reflected in the expected amortization schedule for that series. See "Risk Factors--Nature of Intangible Transition Property," "--The Transition Bonds--Uncertain Weighted Average Life" and "Weighted Average Life and Yield Considerations" in this prospectus.



     The failure to make a scheduled payment of principal on the transition bonds, other than upon redemption or on the series termination date or, if applicable, class termination date, does not constitute an event of default under the indenture. The entire unpaid principal amount of the transition bonds will be due and payable if an event of default under the indenture occurs and is continuing and the bond trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding have declared the transition bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" and "Weighted Average Life and Yield Considerations" in this prospectus.


FLOATING RATE TRANSITION BONDS

     In connection with the issuance of a class or classes of floating rate transition bonds, the issuer may arrange for one or more hedge or swap transactions. If the issuer enters into or arranges for any hedge or swap transaction, the applicable prospectus supplement will include a description of:

         (1)   the material terms of that transaction;

         (2)   the identity of the counterparty or counterparties;

         (3) any payments under that hedge or swap transaction to be made by or to the issuer or the bond trustee, as assignee of the issuer;


         (4) deposits in and withdrawals from any subaccount of the collection account with respect to that class or classes of floating rate transition bonds and that transaction;


         (5) the formula for calculating the floating rate of interest of that class or classes prior to termination of that transaction; and

         (6) the rights of transition bondholders with respect to the termination of or specified other events related to that transaction.

REDEMPTION


     Redemption provisions, if any, for any series will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. The redemption price in any event will not be less than the principal balance of that series, plus interest at the applicable bond rate accrued to the redemption date. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series being redeemed includes any resulting premium that might be payable on those transition bonds, as described in the applicable prospectus supplement.



     Notice of redemption of any series of transition bonds will be given by the bond trustee to each registered holder of a transition bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in any other manner or at any other time as may be specified in the related prospectus supplement. Notice of optional redemption may be conditioned upon the deposit of moneys with the bond trustee before the redemption date and that notice shall be of no effect unless those moneys are so deposited.



     All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the bond trustee at that time, and shall no longer be considered "outstanding" under the indenture. The transition bondholders of those transition bonds will have no further rights with respect to those transition bonds, except to receive payment of the redemption price of those transition bonds and unpaid interest accrued to the date fixed for redemption, from the bond trustee.


CREDIT ENHANCEMENT


     Credit enhancement with respect to the transition bonds of all series will be provided by adjustments to the intangible transition charges and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. In addition, for any series of transition bonds or one or more classes of that series, additional credit enhancement may be provided. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, with respect to each series of transition bonds or one or more classes of that series will be described in the applicable prospectus supplement. Credit enhancement may be in the form of an additional reserve account, additional overcollateralization, a financial guaranty insurance policy, letter of credit, credit or liquidity facility, maturity guaranty, repurchase obligation, third-party payment or cash deposit, or any combination of the foregoing, as may be set forth in the applicable prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds.



     If any additional credit enhancement is provided with respect to a series by this prospectus, the applicable prospectus supplement will include a description of:



         (1)   the amount payable under that credit enhancement;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

         (4) any material provisions of any applicable agreement relating to that credit enhancement.


     Additionally, the applicable prospectus supplement may describe material information with respect to the provider of any third-party credit enhancement, including:



         (1)   a brief description of its principal business activities;


         (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         (3) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

         (4) its total assets and stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable prospectus supplement.

BOOK-ENTRY REGISTRATION


     All classes of transition bonds will be book-entry transition bonds, which are initially represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC, or another securities depository and are available only in the form of book-entries; provided, however, the applicable prospectus supplement relating to a series of transition bonds may provide that the transition bonds of that series or a class of that series will be issued as definitive transition bonds. Transition bondholders may also hold transition bonds of a class through CEDEL or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems.



     Cede, as nominee for DTC, will hold the global bond or bonds representing the transition bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. In these capacities, Citibank, N.A. and Morgan Guaranty Trust Company of New York are referred to as the Depositaries.



     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations, including

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the underwriters. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.



     Transfers between participants will occur in accordance with DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.



     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the Depositaries.



     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in those transition bonds settled during that processing will be reported to the relevant Euroclear or CEDEL participant on that business day. Cash received in CEDEL or Euroclear as a result of sales of transition bonds by or through a CEDEL participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.



     Transition bondholders that are not direct or indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, transition bonds may do so only through direct or indirect Participants. In addition, transition bondholders will receive all payments of principal and interest on the transition bonds, through the participants who in turn will receive them from DTC. Under a book-entry format, transition bondholders will receive payments after the related payment date, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each of those dates, DTC will forward such payments to its participants, which thereafter will be required to forward them to indirect participants or holders of beneficial interests in the transition bonds. The issuer and the bond trustee, and any paying agent, transfer agent or registrar may treat the registered holder in whose name any transition bond is registered--expected to be Cede--as the absolute owner of that transition bond, whether or not that transition bond is overdue and notwithstanding any notice of ownership or writing on that transition bond or any notice to the contrary, for the purpose of making payments and for all other purposes.

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


     Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be Cede, as nominee of DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references in this prospectus to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures.



     While any book-entry transition bonds of a series are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds and is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess physical bonds, the governing rules of DTC provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.



     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and specified banks, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those transition bonds, may be limited due to the lack of definitive transition bonds.


     DTC has advised the bond trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more Participants to whose account with DTC the transition bonds are credited.


     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL participants services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to a series of transition bonds offered by this prospectus. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

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


     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for crossmarket transfers with DTC described in the fifth paragraph of this subheading. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty Trust Company of New York, not Euroclear Clearance System S.C. Euroclear Clearance System S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks -- including central banks--securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.



     The operator of the Euroclear System is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.



     Securities clearance accounts and cash accounts with the operator of the Euroclear System are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These governing terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear System acts under these governing terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.



     Payments with respect to transition bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Taxation" in this prospectus.



     CEDEL or Morgan Guaranty Trust Company of New York, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


DEFINITIVE TRANSITION BONDS

     Each series or class of transition bonds will be issued in fully registered, certificated form to transition bondholders or their nominees, rather than to DTC or its nominee, only if:

         (1) the issuer advises the bond trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of transition bonds and the issuer is unable to locate a qualified successor;

         (2) the issuer, at its option, elects to terminate the book-entry system through DTC; or


         (3) after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the bond trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the transition bondholders' best interest.



     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected transition bondholders through participants of the availability of definitive transition bonds. Upon surrender by DTC of the definitive bonds representing the applicable transition bonds and receipt of instructions for re-registration, the bond trustee will authenticate and deliver definitive transition bonds, and thereafter the bond trustee will recognize the holders of these definitive transition bonds as transition bondholders under the indenture.



     Payments of principal of, and interest on, the applicable transition bonds will thereafter be made by the bond trustee, as paying agent, in accordance with the procedures set forth in the indenture directly to holders of definitive transition bonds in whose names the definitive transition bonds were registered at the close of business on the related record date. These payments will be made by check mailed to the address of such holder as it appears on the register maintained by the bond trustee. The final payment on any transition bond, however, will be made only upon presentation and surrender of that transition bond at the office or agency specified in the notice of final payment to transition bondholders.



     Definitive transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the bond trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with that registration of transfer or exchange.

                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS



     The rate of principal payments on each series or class of transition bonds, the aggregate amount of each interest payment on each series or class of transition bonds and the actual final payment date of each series or class of transition bonds will be dependent on the rate and timing of receipt of collections of intangible transition charges. Accelerated receipts of collections of intangible transition charges will generally not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates since receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule will be deposited in the overcollateralization subaccount or reserve subaccount. However, delayed receipts of collections of intangible transition charges may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption or acceleration of any class or series of transition bonds in accordance with the terms of that series or class will result in payment of principal earlier than the related expected final payment dates.



     The actual payments on each payment date for each series or class of transition bonds and the weighted average life of that series or class will be affected primarily by the rate of collections of intangible transition charges and the timing of receipt of collections of intangible transition charges, as well as amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. Because the intangible transition charges will be calculated based on estimates of usage and revenue, the aggregate amount of collections of intangible transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs. Although the intangible transition charges will be adjusted from time to time based in part on the actual rate of collections of intangible transition charges, no assurances are given that the servicer will be able to forecast accurately actual electricity usage impacting billed revenue from which intangible transition charges are allocated and the rate of delinquencies and write-offs or implement adjustments to the intangible transition charges that will cause collections of intangible transition charges to be received at any particular rate. See "Risk Factors -- Nature of Intangible Transition Property" and "The Qualified Rate Order and the Intangible Transition Charges -- The Intangible Transition Charges -- The Intangible Transition Charge Adjustment Process" in this prospectus.



     If collections of intangible transition charges are received at a slower rate than expected, transition bonds may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the expected amortization schedule for each series or class, except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default as specified in the indenture, the transition bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, this will result in a longer weighted average life of the transition bonds.

                             THE TRANSFER AGREEMENT


     The following summary describes all material terms and provisions of the transfer agreement under which West Penn is contributing to West Penn Funding Corporation intangible transition property. The transfer agreement may be amended by the parties to that agreement, with the consent of the bond trustee, provided that notice of the substance of that amendment is provided by West Penn Funding Corporation to each rating agency. The form of the transfer agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of transfer agreement for a complete description of all terms and provisions of the transfer agreement, portions of which are summarized in this section.


CONTRIBUTION OF INTANGIBLE TRANSITION PROPERTY


     On the series issuance date for the first series of transition bonds, under the transfer agreement, West Penn will contribute to West Penn Funding Corporation, without recourse, except as provided in that agreement, the initial intangible transition property representing the irrevocable right to receive through intangible transition charges amounts sufficient to recover Qualified Transition Expenses with respect to that series of transition bonds. The date that the initial intangible transition property is contributed by West Penn to West Penn Funding Corporation is referred to in this prospectus as the initial contribution date. In addition, West Penn may from time to time offer to contribute additional intangible transition property to West Penn Funding Corporation, subject to the satisfaction of some conditions. Each additional contribution of intangible transition property is referred to in this prospectus as a subsequent contribution. If any of these offers is accepted by West Penn Funding Corporation, the subsequent contribution will be effective on a date, to be referred to as a subsequent contribution date, specified in a written notice provided by West Penn to West Penn Funding Corporation.



     In accordance with the Pennsylvania Competition Act, upon the execution and delivery of the transfer agreement and the related bill of sale, the contribution of the initial intangible transition property will be perfected as against all third persons, including judicial lien creditors, and upon the execution of a subsequent bill of sale and an addition notice, a contribution of subsequent intangible transition property will also be perfected against all third persons, including judicial lien creditors.



     Initial intangible transition property means intangible transition property, as identified in the related bill of sale, contributed to West Penn Funding Corporation on the initial contribution date under the transfer agreement in connection with the issuance of the initial series of transition bonds. Subsequent intangible transition property means intangible transition property, as identified in the related bill of sale, contributed to West Penn Funding Corporation on any subsequent contribution date under the transfer agreement in connection with the subsequent issuance of a series of transition bonds.



     West Penn's accounting records and computer systems will reflect the contribution and sale of intangible transition property to West Penn Funding Corporation.

     Each contribution of intangible transition property under the transfer agreement is subject to the satisfaction or waiver of each of the following conditions:



         (1) on or prior to the initial contribution date or subsequent contribution date, as applicable, West Penn shall have delivered to West Penn Funding Corporation a duly executed bill of sale identifying the intangible transition property to be conveyed on that date, in the form required by the transfer agreement;



         (2) as of the initial contribution date or the subsequent contribution date, as applicable, West Penn was not insolvent and will not have been made insolvent by that sale, and West Penn is not aware of any pending insolvency with respect to itself;



         (3) as of the initial contribution date or the subsequent contribution date, as applicable, no breach by West Penn of its representations, warranties or covenants in the transfer agreement shall exist, and no servicer default shall have occurred and be continuing;



         (4) as of the initial contribution date or the subsequent contribution date, as applicable, the issuer shall have sufficient funds available to pay the purchase price for the transferred intangible transition property to be conveyed on that date under the sale agreement, and all conditions to the issuance of one or more series of transition bonds intended to provide those funds set forth in the indenture shall have been satisfied or waived;



         (5) on or prior to the initial contribution date or subsequent contribution date, as applicable, West Penn shall have taken all action required to transfer to West Penn Funding Corporation ownership of the transferred intangible transition property to be conveyed on that date, free and clear of all liens other than liens created by the issuer under the indenture, and West Penn Funding Corporation shall have taken any action required for West Penn Funding Corporation to transfer to the issuer ownership of the transferred intangible transition property to be conveyed on that date, free and clear of all liens other than liens created by the issuer under the indenture, and the issuer shall have taken, or the servicer shall have taken on behalf of the issuer, any action required for the issuer to grant the bond trustee a first priority perfected security interest in the collateral and maintain that security interest as of that date;



         (6) in the case of a contribution of subsequent intangible transition property only, West Penn shall have provided West Penn Funding Corporation, the issuer and the rating agencies with a timely addition notice specifying the subsequent contribution date for that subsequent intangible transition property, on or prior to that subsequent contribution date;



         (7) West Penn shall have delivered to the rating agencies, West Penn Funding Corporation and the issuer the opinion of counsel specified in the transfer agreement and other opinions of counsel to the bond trustee; and


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

         (8) West Penn shall have delivered to West Penn Funding Corporation, the bond trustee and the issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

REPRESENTATIONS AND WARRANTIES OF WEST PENN


     In the transfer agreement, West Penn will make representations and warranties to West Penn Funding Corporation--and acknowledge that those representations and warranties are also for the benefit of the issuer, as assignee of West Penn Funding Corporation, and the bond trustee, as collateral assignee of the issuer--as of the initial contribution date and any subsequent contribution date to the effect, that:



         (1) all information provided by West Penn to West Penn Funding Corporation with respect to the transferred intangible transition property is correct in all material respects;



         (2) the transfers and assignments contemplated by the transfer agreement constitute outright transfers of the initial intangible transition property or the subsequent intangible transition property, as applicable, from West Penn to West Penn Funding Corporation, and the beneficial interest in and title to the transferred intangible transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against West Penn under any bankruptcy law;



         (3) West Penn is the sole owner of the intangible transition property being contributed to West Penn Funding Corporation on the initial contribution date or subsequent contribution date, as applicable, the transferred intangible transition property has been validly transferred to West Penn Funding Corporation free and clear of all liens other than liens created by the issuer under the indenture and all filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, necessary in any jurisdiction to give West Penn Funding Corporation a valid ownership interest in transferred intangible transition property free and clear of all liens of West Penn or anyone claiming through West Penn and to give West Penn Funding Corporation a first priority perfected security interest in transferred intangible transition property have been made, other than any such filings--except for filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware--the absence of which would not have an adverse impact on:



         (x) the ability of the servicer to collect intangible transition charges with respect to the transferred intangible transition property or



         (y) the rights of West Penn Funding Corporation with respect to the transferred intangible transition property;



         (4) the Qualified Rate Order has been issued by the Pennsylvania Public Utility Commission in accordance with the Pennsylvania Competition Act, the Qualified Rate Order and the process by which it was issued comply with all applicable laws, rules and regulations and the Qualified Rate Order is in full force and effect;



         (5) as of the date of issuance of any series of transition bonds, such transition bonds are entitled to the protections provided by the Pennsylvania Competition Act and, accordingly, the provisions of the Qualified Rate Order relating to the intangible transition property and intangible transition charges are not revocable by the Pennsylvania Public Utility Commission;



         (6)   (x)   under the Pennsylvania Competition Act, neither the
     Commonwealth of Pennsylvania nor the Pennsylvania Public Utility Commission may limit, alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by the Qualified Rate Order or any rights thereunder, except such a limitation or alteration may be made by the Commonwealth of Pennsylvania or the Pennsylvania Public Utility Commission if adequate compensation is made by law for the full protection of the intangible transition charges and of transition bondholders;



         (y) under the Contract Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, neither the Commonwealth of Pennsylvania nor the Pennsylvania Public Utility Commission can take any action that substantially impairs the rights of the transition bondholders unless such action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose; and



         (z) under the Takings Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, if such action constitutes a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in transition bonds, just compensation, as determined by a court of competent jurisdiction, must be provided to transition bondholders;



         (7) there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Pennsylvania Competition Act, Qualified Rate Order, intangible transition property or the intangible transition charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the Qualified Rate Order;



         (8) no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of intangible transition property, except those that have been obtained or made;


         (9) except as disclosed by West Penn to West Penn Funding Corporation there are no proceedings or investigations pending or, to the best of West Penn's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West

     Penn or its properties challenging the Qualified Rate Order or the Pennsylvania Competition Act;



         (10) no failure on the initial contribution date or any subsequent contribution date or any time after those dates to satisfy any condition imposed by the Pennsylvania Competition Act with respect to the recovery of stranded costs will adversely affect the creation or contribution under the transfer agreement of the intangible transition property or the right to collect intangible transition charges;



         (11) the assumptions used in calculating intangible transition charges are reasonable and made in good faith;



         (12)   (x)   intangible transition property, other than intangible
     transition property, if any, retained by West Penn, constitutes a current property right;



         (y) intangible transition property includes (A) the irrevocable right of West Penn Funding Corporation and the issuer, as assignee of West Penn Funding Corporation, to receive through intangible transition charges an amount sufficient to recover all of West Penn's Qualified Transition Expenses described in the Qualified Rate Order in an amount equal to the aggregate principal amount of transition bonds plus an amount sufficient to provide for any credit enhancement, including the overcollateralization amount relating to each series of transition bonds, to fund any reserves and to pay interest, premium, if any, servicing fees and other expenses relating to the transition bonds, and (B) all right, title and interest of West Penn or its assignee applicable to the transition bonds in the Qualified Rate Order and in all revenues, collections, claims, payments, money, or proceeds of or arising from the intangible transition charges applicable to the transition bonds set forth in the Qualified Rate Order to the extent that in accordance with the Pennsylvania Competition Act, the Qualified Rate Order and the rates and charges authorized under the Qualified Rate Order are declared to be irrevocable; and



         (z) the Qualified Rate Order, including the right to collect intangible transition charges, has been declared to be irrevocable by the Pennsylvania Public Utility Commission;


         (13) West Penn is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;


         (14) West Penn has the corporate power and authority to execute and deliver the transfer agreement and to carry out its terms, West Penn has full corporate power and authority to own the intangible transition property and transfer the initial intangible transition property, in the case of the initial contribution date, and the subsequent intangible transition property, in the case of each subsequent contribution date, as applicable, and West Penn has duly authorized that transfer to West Penn Funding Corporation by all necessary corporate action and the execution, delivery and performance of the transfer agreement have been duly authorized by West Penn by all necessary corporate action;


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


         (15) the transfer agreement constitutes a legal, valid and binding obligation of West Penn, enforceable against West Penn in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;



         (16) the consummation of the transactions contemplated by the transfer agreement and the fulfillment of the terms of that agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute, with or without notice or lapse of time, a default under, the articles of incorporation or by-laws of West Penn, or any indenture, agreement or other instrument to which West Penn is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties--other than any rights under the transfer agreement--under the terms of any indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to West Penn of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West Penn or its properties;



         (17) except for continuation filings under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by West Penn of the transfer agreement, the performance by West Penn of the transactions contemplated by the transfer agreement or the fulfillment by West Penn of the terms of the transfer agreement, except those which have previously been obtained or made;


         (18) there are no proceedings or investigations pending or, to West Penn's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West Penn or its properties:


               (x) asserting the invalidity of the transfer agreement, the sale agreement, the servicing agreement, any bills of sale for intangible transition property, the limited liability company agreement, the indenture, the certificate of formation filed with the State of Delaware to form the issuer or the Certificate of Incorporation of West Penn Funding Corporation or the transition bonds;


               (y) seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the Basic Documents or the transition bonds; or

               (z) except as disclosed by West Penn to West Penn Funding Corporation, seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by West Penn of its obligations under, or the validity or enforceability of, the Basic Documents or the transition bonds;

         (19) after giving effect to the contribution of any transferred intangible transition property under the transfer agreement, West Penn


               (v)   is solvent and expects to remain solvent;

               (w) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;


               (x) is not engaged nor does it expect to engage in a business for which its remaining property represents unreasonably small capital;


               (y) believes that it will be able to pay its debts as they become due and that such belief is reasonable;


               (z) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity;



         (20) West Penn is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require those qualifications, licenses or approvals, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on West Penn's business, operations, assets, revenues, properties or prospects; and



         (21) the representations and warranties made by West Penn Funding Corporation under the sale agreement and described in "The Sale Agreement-- Representations and Warranties of West Penn Funding Corporation" are true and correct in all material respects.



     West Penn shall indemnify West Penn Funding Corporation, the issuer and the bond trustee and specified related parties, against:



         (1) all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, resulting from the acquisition or holding of transferred intangible transition property by West Penn Funding Corporation or the issuer or the issuance and sale by the issuer of transition bonds;



         (2) any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in either case as a result of West Penn's breach of any of its representations, warranties or covenants contained in the transfer agreement; and


         (3) any liabilities, obligations, losses, damages, payments or expenses which result from:


               (x) West Penn's willful misconduct, bad faith or gross negligence in the performance of its duties under the transfer agreement,


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


               (y) West Penn's reckless disregard of its obligations and duties under the transfer agreement, or



               (z) West Penn's breach of any representations or warranties under the transfer agreement.



     These indemnification obligations will rank pari passu with other general unsecured obligations of West Penn. The indemnities described above will survive the termination of the transfer agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.



     If an event like that occurs, upon receipt of written notice of the breach by West Penn from West Penn Funding Corporation, the issuer or bond trustee, West Penn will notify the servicer of the occurrence of that event so that the servicer may calculate the amount of indemnification in accordance with the provisions of the servicing agreement. Amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount shall not be available to satisfy any indemnification amounts owed by West Penn under the transfer agreement.



     West Penn will not indemnify West Penn Funding Corporation, the issuer or the bond trustee on behalf of the transition bondholders as a result of the Commonwealth of Pennsylvania's exercise of its power under the Pennsylvania Competition Act or a change in law by legislative enactment or constitutional amendment or the Commonwealth's limitation, alteration, impairment or reduction of the value of intangible transition property or intangible transition charges after the issuance date of any series of transition bonds in breach of the pledge of the Commonwealth under the Pennsylvania Competition Act. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Legal Challenges Could Adversely Affect Transition Bondholders" and "--Changes in Law May Result in Losses to Transition Bondholders" in this prospectus.



     In addition to the foregoing representations and warranties, West Penn has also covenanted that it will deliver all collections of intangible transition charges it receives or the proceeds of collections of intangible transition charges, other than collections of intangible transition charges relating to intangible transition property retained by West Penn, to the servicer and will promptly notify the bond trustee of any lien on any intangible transition property other than the conveyances under the transfer agreement, the sale agreement or the indenture.


     West Penn shall also be obligated to take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:


         (1) to protect West Penn Funding Corporation, the issuer and the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of West Penn's representations and warranties in the transfer agreement; or


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


         (2) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Pennsylvania Competition Act, the Qualified Rate Order or the rights of holders of intangible transition property by legislative enactment or constitutional amendment that would be adverse to the holders of intangible transition property.



     In addition, West Penn is required to execute and file those filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, as may be required to fully preserve, maintain and protect the interests of West Penn Funding Corporation in the transferred intangible transition property. Other than as described in the previous paragraph, West Penn shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the transfer agreement and that in its opinion may involve it in any expense or liability.



MATTERS REGARDING WEST PENN



     The transfer agreement provides that some persons which succeed to the major part of the electric distribution business of West Penn shall be the successor to West Penn if those persons execute an agreement of assumption to perform every obligation of West Penn under the transfer agreement. The transfer agreement further requires that:



         (1) immediately after giving effect to that transaction, no representation or warranty made in the transfer agreement shall have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;



         (2) the rating agencies shall have received prior written notice of that transaction; and



         (3) specified officers' certificates and opinions of counsel shall have been delivered to West Penn Funding Corporation, the issuer and the bond trustee.


GOVERNING LAW


     The transfer agreement will be governed by and construed under the laws of the State of New York.


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                               THE SALE AGREEMENT


     The following summary describes all material terms and provisions of the sale agreement under which West Penn Funding Corporation is selling and the issuer is purchasing intangible transition property. The sale agreement may be amended by the parties to that agreement, with the consent of the bond trustee, provided notice of the substance of that amendment is provided by the issuer to each rating agency. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of sale agreement for a complete description of all terms and provisions of the sale agreement, portions of which are summarized in this section.


SALE AND ASSIGNMENT OF INTANGIBLE TRANSITION PROPERTY


     On the series issuance date for the first series of transition bonds, under the sale agreement, West Penn Funding Corporation will sell and assign to the issuer, without recourse, except as provided in that agreement, the initial intangible transition property contributed by West Penn to West Penn Funding Corporation under the transfer agreement and all rights of West Penn Funding Corporation under the transfer agreement. The date that the initial intangible transition property is sold by West Penn Funding Corporation to the issuer is referred to in this prospectus as the initial transfer date. The net proceeds received from the sale of the transition bonds issued on the initial transfer date will be applied to the purchase of that transferred intangible transition property. In addition, West Penn Funding Corporation may from time to time offer to sell any additional intangible transition property which may be contributed to West Penn Funding Corporation by West Penn under the transfer agreement to the issuer, subject to the satisfaction of some conditions. Each additional sale of intangible transition property is referred to in this prospectus as a subsequent sale. Each subsequent sale will be financed through the issuance of an additional series of transition bonds. If any of these offers is accepted by the issuer, the subsequent sale will be effective on a date, to be referred to as a subsequent transfer date, specified in a written notice provided by West Penn Funding Corporation to the issuer.



     In accordance with the Pennsylvania Competition Act, upon the execution and delivery of the sale agreement and the related bill of sale, the transfer of the initial intangible transition property will be perfected as against all third persons, including judicial lien creditors, and upon the execution of a subsequent bill of sale and an addition notice, a transfer of subsequent intangible transition property will also be perfected against all third persons, including judicial lien creditors.



     West Penn Funding Corporation's accounting records and computer systems will reflect the sale and assignment of intangible transition property to the issuer, and West Penn Funding Corporation shall treat the transition bonds as debt of West Penn Funding Corporation for federal income tax purposes so long as any of the transition bonds are outstanding.


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


     Each sale of intangible transition property under the sale agreement is subject to the satisfaction or waiver of each of the following conditions:



         (1) on or prior to the initial transfer date or subsequent transfer date, as applicable, West Penn Funding Corporation shall have delivered to the issuer a duly executed bill of sale identifying the intangible transition property to be conveyed on that date, in the form required by the sale agreement;



         (2) as of the initial transfer date or the subsequent transfer date, as applicable, West Penn Funding Corporation was not insolvent and will not have been made insolvent by that sale, and West Penn Funding Corporation is not aware of any pending insolvency with respect to itself;



         (3) as of the initial transfer date or the subsequent transfer date, as applicable, no breach by West Penn Funding Corporation of its representations, warranties or covenants in the sale agreement shall exist, no servicer default shall have occurred and be continuing and no breach by West Penn of its representations and warranties in the transfer agreement shall exist;



         (4) as of the initial transfer date or the subsequent transfer date, as applicable, the issuer shall have sufficient funds available to pay the purchase price for the transferred intangible transition property to be conveyed on that date, and all conditions to the issuance of one or more series of transition bonds intended to provide those funds set forth in the indenture shall have been satisfied or waived;



         (5) on or prior to the initial transfer date or subsequent transfer date, as applicable, West Penn Funding Corporation shall have taken all action required to transfer to the issuer ownership of the transferred intangible transition property to be conveyed on that date, free and clear of all liens other than liens created by the issuer under the indenture, and the issuer shall have taken, or the servicer shall have taken on behalf of the issuer, any action required for the issuer to grant the bond trustee a first priority perfected security interest in the collateral and maintain that security interest as of that date;



         (6) in the case of a sale of subsequent intangible transition property only, West Penn Funding Corporation shall have provided the issuer and the rating agencies with a timely addition notice specifying the subsequent transfer date for that subsequent intangible transition property, on or prior to that subsequent transfer date;



         (7) West Penn Funding Corporation shall have delivered to the rating agencies and the issuer the opinion of counsel specified in the sale agreement and other opinions of counsel to the bond trustee; and


         (8) West Penn Funding Corporation shall have delivered to the bond trustee and the issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

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

REPRESENTATIONS AND WARRANTIES OF WEST PENN FUNDING CORPORATION


     In the sale agreement, West Penn Funding Corporation will make representations and warranties to the issuer as of the initial transfer date and any subsequent transfer date to the effect that:



         (1) all information provided by West Penn Funding Corporation to the issuer with respect to the transferred intangible transition property is correct in all material respects;



         (2) the transfers and assignments contemplated by the sale agreement constitute sales of the initial intangible transition property or the subsequent intangible transition property, as the case may be, from West Penn Funding Corporation to the issuer, and the beneficial interest in and title to the transferred intangible transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against West Penn Funding Corporation under any bankruptcy law;



         (3) West Penn Funding Corporation is the sole owner of the intangible transition property being sold to the issuer on the initial transfer date or subsequent transfer date, as applicable, the transferred intangible transition property has been validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer under the indenture and all filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, necessary in any jurisdiction to give the issuer a valid ownership interest in transferred intangible transition property free and clear of all liens of West Penn Funding Corporation or anyone claiming through West Penn Funding Corporation and to give the bond trustee a first priority perfected security interest in transferred intangible transition property have been made, other than any filings--except for filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware--the absence of which would not have an adverse impact on:



               (x) the ability of the servicer to collect intangible transition charges with respect to the transferred intangible transition property or



               (y) the rights of the issuer or the bond trustee with respect to the transferred intangible transition property;


         (4) West Penn Funding Corporation is a corporation duly organized and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;


         (5) West Penn Funding Corporation has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms, West Penn Funding Corporation has full corporate power and authority to own the intangible transition property and sell and assign the initial intangible transition property, in the case of the initial transfer date, and the subsequent intangible transition property, in the case of each subsequent transfer date, as applicable, and West Penn Funding Corporation has duly authorized that sale and assignment to the issuer by all necessary corporate action and the execution, delivery and performance of the sale agreement have been duly authorized by West Penn Funding Corporation by all necessary corporate action;



         (6) the sale agreement constitutes a legal, valid and binding obligation of West Penn Funding Corporation, enforceable against West Penn Funding Corporation in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;



         (7) the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms of the sale agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute, with or without notice or lapse of time, a default under, the articles of incorporation or by-laws of West Penn Funding Corporation, or any indenture, agreement or other instrument to which West Penn Funding Corporation is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties under the terms of any indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to West Penn Funding Corporation of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West Penn Funding Corporation or its properties;



         (8) except for continuation filings under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by West Penn Funding Corporation of the sale agreement, the performance by West Penn Funding Corporation of the transactions contemplated by the sale agreement or the fulfillment by West Penn Funding Corporation of the terms of the sale agreement, except those which have previously been obtained or made;


         (9) there are no proceedings or investigations pending or, to West Penn Funding Corporation's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West Penn Funding Corporation or its properties:

               (x) asserting the invalidity of the Basic Documents or the transition bonds;

               (y) seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the Basic Documents or the transition bonds; or

               (z) except as disclosed by West Penn Funding Corporation to the issuer, seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by West Penn Funding

         Corporation of its obligations under, or the validity or enforceability of, the Basic Documents or the transition bonds;


         (10) after giving effect to the sale of any transferred intangible transition property under the sale agreement, West Penn Funding
     Corporation:


               (v)   is solvent and expects to remain solvent;

               (w) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

               (x) is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small capital;

               (y) believes that it will be able to pay its debts as they become due and that such belief is reasonable; and

               (z) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

         (11) West Penn Funding Corporation is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on West Penn Funding Corporation's business, operations, assets, revenues, properties or prospects.


     West Penn Funding Corporation shall indemnify the issuer and the bond trustee and specified related parties, against:



         (1) all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, resulting from the acquisition or holding of transferred intangible transition property by the issuer or the issuance and sale by the issuer of transition bonds; and


         (2) any liabilities, obligations, losses, damages, payments or expenses which result from:


               (x) West Penn Funding Corporation's willful misconduct, bad faith or gross negligence in the performance of its duties under the sale agreement,



               (y) West Penn Funding Corporation's reckless disregard of its obligations and duties under the sale agreement, or


               (z) West Penn Funding Corporation's breach of any representations or warranties.


     West Penn has also agreed to indemnify the issuer and the bond trustee and specified related parties against any liabilities, obligations, losses, damages, payments or expenses which result from the breach of any of West Penn Funding Corporation's representations or warranties in any material respect. See "The Transfer Agreement--Representations and Warranties of West Penn" in this prospectus.



     If an event like that occurs, upon receipt of written notice of the breach by West Penn Funding Corporation from the issuer or bond trustee, West Penn Funding Corporation will notify the servicer of the occurrence of that event so that the servicer may calculate the amount of indemnification in accordance with the provisions of the servicing agreement. Amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount shall not be available to satisfy any indemnification amounts owed by West Penn Funding Corporation under the sale agreement.



     In addition to the foregoing representations and warranties, West Penn Funding Corporation has also covenanted that it will deliver all collections of intangible transition charges it receives or the proceeds of those collections of intangible transition charges, other than collections of intangible transition charges relating to intangible transition property retained by West Penn Funding Corporation, to the servicer and will promptly notify the bond trustee of any lien on any intangible transition property other than the conveyances under the sale agreement or the indenture.


     West Penn Funding Corporation shall also be obligated to take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:


         (1) to protect the issuer and the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of West Penn Funding Corporation's representations and warranties in the sale agreement; or



         (2) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Pennsylvania Competition Act, the Qualified Rate Order or the rights of holders of intangible transition property by legislative enactment or constitutional amendment that would be adverse to the holders of intangible transition property.



     West Penn Funding Corporation is required to execute and file those filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, as may be required to fully preserve, maintain and protect the interests of the issuer in the transferred intangible transition property. Other than as described in the previous paragraph, West Penn Funding Corporation shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.



GOVERNING LAW



     The sale agreement will be governed by and construed under the laws of the State of New York.

                            THE SERVICING AGREEMENT


     The following summary describes all material terms and provisions of the servicing agreement under which the servicer is undertaking to service intangible transition property. The form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of servicing agreement for a complete description of all terms and provisions of the servicing agreement, portions of which are summarized in this section.



     The servicing agreement may be amended by the parties to that agreement with the consent of the bond trustee under the indenture.


SERVICING PROCEDURES


     General.   The servicer will manage, service and administer, and make collections in respect of, the transferred intangible transition property. The servicer's duties will include:



         (1) calculating and billing the intangible transition charges and collecting, from customers, electric generation suppliers and other third parties, as applicable, all collections of intangible transition charges;



         (2) responding to inquiries by customers, electric generation suppliers and other third parties, the Pennsylvania Public Utility Commission, or any federal, local or other state governmental authority with respect to the transferred intangible transition property and intangible transition charges;



         (3) accounting for collections of intangible transition charges, investigating delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports to the issuer, the bond trustee and the rating agencies;


         (4) selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices; and


         (5) taking action in connection with adjustments to the intangible transition charges as described below under "--Intangible Transition Charge Adjustment Process."



See also "The Qualified Rate Order and the Intangible Transition
Charges--Competitive Billing" in this prospectus.



     The servicer shall notify the issuer, the bond trustee and the rating agencies in writing of any laws or Pennsylvania Public Utility Commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.



     The servicer shall institute any action or proceeding necessary to compel performance by the Pennsylvania Public Utility Commission or the Commonwealth of Pennsylvania of any of their obligations or duties under the Pennsylvania Competition Act or the Qualified Rate Order with respect to the intangible transition property. The cost of any action like that shall be payable from collections of intangible transition charges as an operating expense at the time those costs are incurred.



     Intangible Transition Charge Adjustment Process.   The servicing agreement
requires the servicer to seek, and the Pennsylvania Competition Act and the Qualified Rate Order require the Pennsylvania Public Utility Commission to approve, adjustments to the intangible transition charges charged to each rate schedule within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future sales from which intangible transition charges are allocated, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds. The servicer is required to file requests with the Pennsylvania Public Utility Commission for those adjustments on October 1 of each year and on the additional date or dates specified in the prospectus supplement for any series of transition bonds. In accordance with the Pennsylvania Competition Act and the Qualified Rate Order, the Pennsylvania Public Utility Commission has 90 days to approve annual adjustments. In addition, the Qualified Rate Order provides that adjustments after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds may be implemented quarterly or monthly.


     The servicer agrees to calculate these adjustments to result in:


         (1) the outstanding principal balance of each series or class equaling the amount provided for in the expected amortization schedule for that series or class,



         (2) the amount on deposit in the overcollateralization subaccount equaling the calculated overcollateralization level,



         (3) the amount in the capital subaccount equaling the required capital amount, and



         (4)   the amount in the reserve subaccount equaling zero.



     These Adjustment Requests are designed to achieve each of the above goals by the payment date immediately preceding the next date on which adjustments to intangible transition charges are implemented or with respect to the period in which monthly rate adjustments are utilized, generally the 25th day of the calendar month immediately preceding the next monthly adjustment date, as applicable, taking into account any amounts on deposit in the reserve subaccount. The Pennsylvania Competition Act and the Qualified Rate Order require the Pennsylvania Public Utility Commission to approve the annual adjustments within 90 days of the Adjustment Request.



     The annual adjustments to the intangible transition charges are expected to be implemented on or prior to January 1 of each year, and, with respect to each series of transition bonds, after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds on the date or dates specified in the related prospectus supplement. Those adjustments to the intangible transition charges will cease with respect to each series on the final adjustment date specified in the prospectus supplement for that series.

     Intangible Transition Charge Collections.   The servicer is required to
remit all collections of intangible transition charges, from whatever source, and all proceeds of other collateral, if any, of the issuer received by the servicer, to the bond trustee for deposit under the indenture on each Remittance Date. As long as West Penn or any successor to West Penn's electric distribution business is the servicer, the Remittance Date is the business day immediately preceding the 25th day of each month--provided that:



         (1) West Penn or its successor maintains a short-term rating of at least "A-1" by S&P, "P-1" by Moody's and, if rated by Fitch IBCA, Inc., "F-1" by Fitch IBCA--and for five business days following a reduction in, any such rating; or



         (2) the Rating Agency Condition will have been satisfied with respect to each of the rating agencies other than Moody's, to which notice will be sent, and any conditions or limitations imposed by those rating agencies in connection with that satisfaction of the Rating Agency Condition are complied with.



     Otherwise, the Remittance Date is two business days after any collections of intangible transition charges or proceeds of other collateral are received by the servicer. The monthly period represented by each of West Penn's 12 revenue months each year is referred to in this prospectus as the collection period. Until collections of intangible transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collections of intangible transition charges will not include interest on these collections prior to the Remittance Date or late fees from customers, which the servicer will be entitled to retain.


SERVICER ADVANCES


     If specified in the related annex to the servicing agreement, the servicer will make advances of interest or principal on the related series of transition bonds in the manner and to the extent specified in such annex.


SERVICING COMPENSATION; RELEASES


     The issuer agrees to pay the servicer the servicing fees with respect to their respective series of transition bonds. The servicing fee for each series, together with any portion of that servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available for payment as described under "The Indenture--Allocations and Payments" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds.



     In the servicing agreement, the servicer releases the issuer and the bond trustee from any and all claims, subject to exceptions relating to the transferred intangible transition property or the servicer's servicing activities with respect to the transferred intangible transition property.

SERVICER DUTIES


     In the servicing agreement, the servicer has agreed that, in servicing the transferred intangible transition property:



         (1) except where the failure to comply with any of the following would not adversely affect the issuer's or the bond trustee's interests in intangible transition property;



               (w) it will manage, service, administer and make collections in respect of the transferred intangible transition property with reasonable care and in material compliance with applicable law, including all applicable Pennsylvania Public Utility Commission regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others;


               (x) it will follow standards, policies and procedures in performing its duties as servicer that are customary in the servicer's industry;


               (y) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of the transferred intangible transition property;



               (z) it will calculate the intangible transition charges in compliance with the Pennsylvania Competition Act, the Qualified Rate Order and any applicable tariffs;



         (2) it will keep on file, in accordance with customary procedures, all documents related to intangible transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the intangible transition property; and



         (3) it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of intangible transition property as they become due.



     The duties of the servicer set forth in the servicing agreement are qualified by any Pennsylvania Public Utility Commission regulations or orders in effect at the time those duties are to be performed.


SERVICER REPRESENTATIONS AND WARRANTIES


     In the servicing agreement, the servicer will make representations and warranties as of each date that West Penn Funding Corporation sells or otherwise transfers any intangible transition property to the issuer to the effect that:


         (1) the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as those properties are currently owned and that business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the power, authority and legal right to service the transferred intangible transition property;


         (2) the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;


         (3) the servicer's execution, delivery and performance of the servicing agreement have been duly authorized by the servicer by all necessary corporate action;



         (4) the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;



         (5) the consummation of the transactions contemplated by the servicing agreement does not conflict with or result in any breach of the terms and provisions of or constitute a default under the servicer's articles of incorporation or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien upon the servicer's properties or violate any law or any order, rule or regulation applicable to the servicer or its properties;



         (6) except for filings with the Pennsylvania Public Utility Commission for revised intangible transition charges and Uniform Commercial Code continuation filings, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have previously been obtained or made; and



         (7) no proceeding or investigation is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:



               (x) except as disclosed by the servicer to the issuer, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement or


               (y) relating to the servicer and which might adversely affect the federal or state income tax attributes of the transition bonds.

SERVICER INDEMNIFICATION


     Under the servicing agreement, the servicer agrees to indemnify the issuer, the bond trustee, on behalf of the transition bondholders, and specified related parties, against any costs, expenses, losses, damages, claims and liabilities that may be imposed upon, incurred by or asserted against that person as a result of:



         (1) the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing


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     agreement or the servicer's reckless disregard of its obligations and duties under the servicing agreement; and



         (2) the servicer's breach of any of its representations or warranties under the servicing agreement.


STATEMENTS TO ISSUER AND BOND TRUSTEE


     For each date on which adjustments to intangible transition charges are implemented, the servicer will provide to the issuer, the bond trustee and each of the rating agencies a statement indicating, with respect to the transferred intangible transition property:



         (1) the outstanding principal balance for each series and the amount provided in the expected amortization schedule for each series as of the immediately preceding payment date;



         (2) the amount on deposit in the overcollateralization subaccount and the calculated overcollateralization level as of the immediately preceding payment date;



         (3) the amount on deposit in the capital subaccount and the required capital amount as of the immediately preceding payment date;



         (4) the sum of the amounts provided in the expected amortization schedule for each outstanding series for each payment date prior to the next adjustment date and the servicer's projection of the aggregate principal amount of all series as of each payment date prior to the next adjustment date;



         (5) the calculated overcollateralization level for each payment date prior to the next adjustment date and the servicer's projection of the amount on deposit in the overcollateralization subaccount as of each payment date prior to the next adjustment date;



         (6) the required capital amount for each payment date prior to the next adjustment date and the servicer's projections of the amount on deposit in the capital subaccount as of each payment date prior to the next adjustment date; and



         (7) the projected collections of intangible transition charges from the payment date immediately preceding the adjustment date through the next adjustment date.



     Moreover, on or before each Remittance Date, the servicer will prepare and furnish to the issuer and the bond trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the bond trustee for deposit on that Remittance Date under the indenture.



     In addition, at least three business days before each payment date for each series of transition bonds, the servicer will prepare and furnish to the issuer and the bond trustee a statement setting forth the amounts to be paid to the holders of transition bonds of that series. On the basis of this information, the bond trustee will furnish to the


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transition bondholders on each payment date the report described under "The
Indenture--Reports to Transition Bondholders" in this prospectus.

EVIDENCE AS TO COMPLIANCE


     The servicing agreement will provide that a firm of independent public accountants will furnish to the issuer, the bond trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2000, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion of that year, with standards relating to the servicing of intangible transition property. This annual accountant's report will state that the firm has performed specified procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of those procedures and including any exceptions noted. The annual accountant's report will also indicate that the accounting firm providing that report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.



     The servicing agreement will also provide for delivery to the issuer and the bond trustee on or before March 31 of each year, a certificate signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the servicing agreement for the preceding calendar year, or the relevant portion of that year, or, if there has been a material default in the fulfillment of any such obligation, describing each material default. The servicer has agreed to give the issuer, each rating agency and the bond trustee notice of any servicer default under the servicing agreement.



MATTERS REGARDING THE SERVICER



     Under the Qualified Rate Order, West Penn may assign its obligations under the servicing agreement to any electric distribution company, as that term is defined in the Pennsylvania Competition Act, which succeeds to the major part of West Penn's electric distribution business. Prior to any assignment, the servicer shall provide written notice of that assignment to each of the rating agencies. Under the servicing agreement, persons which succeed to the major part of the electric distribution business of the servicer, which persons assume the obligations of the servicer, will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that:



         (1) immediately after giving effect to that transaction, no representation or warranty made by the servicer in the servicing agreement shall have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;



         (2) specified officers' certificates and opinions of counsel shall have been delivered to the issuer, the bond trustee and the rating agencies; and



         (3) prior written notice shall have been received by the rating agencies.



     The servicing agreement provides that, subject to the foregoing provisions, West Penn shall not resign from the obligations and duties imposed on it as servicer except upon a determination, communicated to the issuer, the bond trustee and each rating agency and evidenced by an opinion of counsel, that the performance of its duties under


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the servicing agreement are no longer permissible under applicable law. No such resignation shall become effective until a successor servicer has assumed the servicing obligations and duties of West Penn under the servicing agreement.



     In addition, the Qualified Rate Order and the Pennsylvania Competition Act require that the servicer's responsibility to collect the applicable intangible transition charges and other obligations under the servicing agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the customers.



     Except as expressly provided in the servicing agreement, the servicer will not be liable to the issuer for any action taken or for refraining from taking any action under the servicing agreement or for errors in judgment, except to the extent that liability is imposed by reason of the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the servicing agreement.


SERVICER DEFAULTS


     Servicer defaults under the servicing agreement will include:



         (1) any failure by the servicer to deliver to the bond trustee, on behalf of the issuer, any required remittance that shall continue unremedied for a period of three business days after written notice of that failure is received by the servicer;



         (2) any failure by the servicer, duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement or any other Basic Document to which it is a party, which failure materially and adversely affects intangible transition property and which continues unremedied for 60 days after notice of that failure has been given to the servicer, by the issuer or the bond trustee or after discovery of that failure by an officer of the servicer, as the case may be;



         (3) any representation or warranty made by the servicer in the servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on any of the transition bondholders and the issuer and which continues unremedied for 60 days after notice of that failure has been given to the servicer by the issuer or the bond trustee; and



         (4) events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and actions by the servicer indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.



     The bond trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may waive any default by the servicer, except a default in making any required remittances to the bond trustee.


RIGHTS UPON SERVICER DEFAULT


     As long as a servicer default under the servicing agreement remains unremedied, the bond trustee, with the consent of the holders of a majority of the outstanding principal


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amount of the transition bonds of all series, may terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After that, a successor servicer appointed by the bond trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. Upon a servicer default based upon the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, the bond trustee and the issuer may be prevented from effecting a transfer of servicing. See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.



     The bond trustee may make arrangements for compensation to be paid to any successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the servicing agreement. See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.



     In addition, upon a servicer default because of a failure to make required remittances, the issuer or its pledgees or transferees will have the right to apply to the Pennsylvania Public Utility Commission for sequestration and payment of revenues arising from the intangible transition property.


SUCCESSOR SERVICER


     In accordance with the provisions of the Qualified Rate Order and under the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with the issuer, the bond trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all documentation pertaining to intangible transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. The servicing agreement will provide that the servicer shall be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.


GOVERNING LAW


     The servicing agreement will be governed by and construed under the laws of the State of New York.


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

                                 THE INDENTURE


     The following summary describes all material terms and provisions of the indenture under which transition bonds will be issued. The form of the indenture, including the form of the supplemental indenture, has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of indenture, including that form of supplemental indenture, for a complete description of all terms and provisions of the indenture and supplemental indenture, portions of which are summarized in this section. See "West Penn Power Company" in this prospectus.


SECURITY


     To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds under the indenture, the issuer will grant to the bond trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:



         (1) the transferred intangible transition property sold by West Penn Funding Corporation to the issuer from time to time under the sale agreement and all proceeds of that property;



         (2) the transfer agreement, except for provisions for indemnification of West Penn Funding Corporation and the issuer;



         (3) all bills of sale delivered by West Penn under the transfer agreement;



         (4) the sale agreement, except for provisions for indemnification of the issuer;



         (5) all bills of sale delivered by West Penn Funding Corporation under the sale agreement;



         (6) the servicing agreement, except for provisions for indemnification of the issuer;



         (7) the collection account and all amounts on deposit in that account from time to time;


         (8)   any hedge or swap agreements to which the issuer is a party;

         (9) all other property of whatever kind owned from time to time by the issuer including all accounts, accounts receivable and chattel paper;

         (10) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

         (11) all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing;


provided that cash or other property distributed to the issuer from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture.


     See "--Allocation and Payments" below.

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

ISSUANCE IN SERIES OR CLASSES


     Transition bonds may be issued under the indenture from time to time to finance the purchase by the issuer of intangible transition property (a "Financing Issuance") or to pay the cost of refunding, through redemption or payment, all or part of the transition bonds (a "Refunding Issuance"). Any series of transition bonds may include one or more classes which differ as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes of that series, will be set forth in the related prospectus supplement for that series. The terms of that series and any classes of that series will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. See "Risk Factors--The Transition Bonds--Issuance of Additional Series May Adversely Affect Outstanding Transition Bonds," "The Transition Bonds" and "West Penn Power Company" in this prospectus.



     Under the indenture, the bond trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the bond trustee of a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer and evidence of satisfaction that the issuance of that additional series of transition bonds will not result in any rating agency reducing or withdrawing its then-current rating of any outstanding series or class of transition bonds. The notification in writing by each rating agency to West Penn, West Penn Funding Corporation, the servicer, the bond trustee and the issuer that any action will not result in such a reduction or withdrawal is referred to in this prospectus as the Rating Agency Condition.



     In addition, in connection with the issuance of the each new series, the bond trustee will have to provide a certificate or opinion of a firm of independent certified public accountants of recognized national reputation to the effect that, based on the assumptions used in calculating the initial intangible transition charges with respect to the transferred intangible transition property or, if applicable, the most recent revised intangible transition charges with respect to the transferred intangible transition property, after giving effect to the issuance of that series and the application of the proceeds therefrom, that intangible transition charges will be sufficient to pay all fees and expenses of servicing the transition bonds, interest on each series of transition bonds when due and principal of each series of transition bonds in accordance with the expected amortization schedule therefor and to fund the calculated overcollateralization level and to replenish the capital subaccount as of each payment date.


     If the issuance is a Refunding Issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the transition bonds being refunded shall be deposited into a separate account with the bond trustee.

COLLECTION ACCOUNT


     Under the indenture, the issuer will establish one or more segregated trust accounts in the bond trustee's name, which collectively comprise the collection account, with the


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bond trustee or at another Eligible Institution. The collection account will be divided into subaccounts, which need not be separate bank accounts: the general subaccount, the overcollateralization subaccount, the capital subaccount, the reserve subaccount and, if required by the indenture, one or more defeasance subaccounts. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include all of the subaccounts contained in the collection account. All monies deposited from time to time in the collection account, all deposits in the collection account under the indenture, and all investments made in Eligible Investments with those monies, shall be held by the bond trustee in the collection account as part of the collateral.


     "Eligible Institution" means

         (1)   the corporate trust department of the bond trustee; or

         (2) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which


               (x) has (A) a long-term unsecured debt rating of "AAA" by S&P and "Aa3" by Moody's and (B) a short-term rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and


               (y) whose deposits are insured by the Federal Deposit Insurance Corporation.


     So long as no default or event of default under the indenture has occurred and is continuing, all funds in the collection account may be invested in any of the following Eligible Investments:


         (1) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

         (2) demand deposits, time deposits, certificates of deposit, or bankers' acceptances of Eligible Institutions which are described in clause
     (x) of the preceding paragraph;


         (3) commercial paper, other than commercial paper issued by West Penn or the servicer or any of their affiliates, having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency;



         (4) money market funds which have the highest rating from each rating agency;



         (5) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, entered into with an Eligible Institution; or


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


         (6)   any other investment permitted by each rating agency,



         in each case which mature no later than the business day prior to the next payment date for that series or class.



     The bond trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture.



     On each Remittance Date, the servicer will remit all collections of intangible transition charges, from whatever source, and all proceeds of other collateral received by the servicer to the bond trustee under the indenture for deposit pursuant to the indenture. Further, the bond trustee will deposit all Indemnity Amounts and investment earnings remitted to the bond trustee by West Penn, West Penn Funding Corporation or the servicer or otherwise received by the bond trustee into the General Subaccount of the Collection Account. "Indemnity Amounts" means any amounts paid by West Penn, West Penn Funding Corporation or the servicer to the bond trustee, for itself or on behalf of the transition bondholders, in respect of the indemnification obligations under the transfer agreement, the sale agreement and the servicing agreement. See "The Transfer Agreement", "The Sale Agreement" and "The Servicing Agreement" in this prospectus.



     General Subaccount.   Collections of intangible transition charges remitted
by the servicer to the bond trustee, as well as any Indemnity Amounts and investment earnings remitted by West Penn or the servicer or otherwise received by the bond trustee or the issuer, shall be deposited in the general subaccount. On each payment date, the bond trustee will draw on available amounts in the general subaccount to make the allocations and payments described in "--Allocations and Payments" below.



     Reserve Subaccount.   Collections of intangible transition charges
available on any payment date above that necessary to pay:



         (1) amounts payable in respect of fees and expenses of the bond trustee, the independent directors of the issuer, the administrative agent and the servicer and other fees and expenses,


         (2) amounts distributable to the transition bondholders in respect of principal of and interest paid on that payment date,


         (3)   amounts required to replenish the capital subaccount,



         (4) amounts required to replenish and fund the overcollateralization subaccount and



         (5) net investment earnings on amounts in the capital subaccount released to the issuer,



will be allocated to the reserve subaccount.



     Amounts in the reserve subaccount will be invested in Eligible Investments, and the issuer will be entitled to earnings on those amounts, subject to the limitations described under "-- Allocations and Payments" below. On each payment date, the bond trustee

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


will draw on amounts in the reserve subaccount, if any, to the extent amounts available in the general subaccount are insufficient to:



         (1)   make scheduled distributions to the transition bondholders,



         (2) pay expenses of the issuer, the bond trustee, the independent directors of the issuer, the administrative agent, the servicer and other specified fees and expenses and



         (3) fund the overcollateralization subaccount and replenish the capital subaccount.


     See "-- Allocations and Payments" below.


     Overcollateralization Subaccount.   Collections of intangible transition
charges to the extent available, as described under "-- Allocation and Payments" below, will be deposited in the overcollateralization subaccount on each payment date up to the calculated overcollateralization level for all series. Amounts in the overcollateralization subaccount will be invested in Eligible Investments and the issuer will be entitled to earnings on those amounts, subject to the limitations described under "-- Allocations and Payments" below. On each payment date, the bond trustee will draw on amounts in the overcollateralization subaccount to the extent amounts on deposit in the general subaccount and the reserve subaccount are insufficient to:



         (1)   make scheduled distributions to the transition bondholders, and



         (2) to pay expenses of the issuer, the bond trustee, the independent directors of the issuer, the administrative agent and the servicer and other specified fees and expenses.



     If any series or class of transition bonds is redeemed or any series is fully amortized as of any payment date, the amount by which amounts on deposit in the overcollateralization subaccount exceed the calculated overcollateralization level for all series will be released to the issuer, free of the lien of the indenture.



     Capital Subaccount.   Upon the issuance of each series of transition bonds,
West Penn Funding Corporation will make a capital contribution in the amount of the required capital amount to the issuer, and the issuer will pay that amount to the bond trustee for deposit into the capital subaccount which will be invested in Eligible Investments, and the issuer will be entitled to earnings on those amounts subject to the limitations described under "-- Allocations and Payments" below. The bond trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to:



         (1)   make scheduled distributions to the transition bondholders, and



         (2) pay expenses of the issuer, the bond trustee, the independent directors of the issuer, the administrative agent and the servicer and other specified fees and expenses.


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


     If any series or class of transition bonds is redeemed or any series is fully amortized as of any payment date, the amount by which amounts on deposit in the capital subaccount exceed the required capital amount will be released to the issuer, free of the lien of the indenture.



     Defeasance Subaccount.   In the event funds are remitted to the bond
trustee in connection with the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the issuer shall establish a defeasance subaccount for each series to be defeased into which those funds shall be deposited. All amounts in the defeasance subaccount will be applied by the bond trustee, in accordance with the provisions of the transition bonds and the indenture, to the payment to the holders of the particular transition bonds for the payment or redemption of which those amounts were deposited with the bond trustee, including all sums due for principal, premium, if any, and interest. See
"-- Legal Defeasance and Covenant Defeasance" below.


ALLOCATIONS AND PAYMENTS


     The bond trustee shall apply amounts on deposit in the general subaccount of the collection account to pay the monthly fees owed by the issuer to the administrative agent under the administration agreement on or before the 20th day of the month following receipt of a statement from the administrative agent showing the amount due. In addition, on each payment date, the bond trustee shall apply all amounts on deposit -- after payment of the fees paid to the administrative agent in accordance with the last sentence -- in the general subaccount of the collection account, including any Indemnity Amounts, and any investment earnings on each of the subaccounts of the collection account in the following priority:



         (1) all amounts owed to the bond trustee, including legal fees and expenses and Indemnity Amounts owing to the bond trustee, will be paid to the bond trustee so long as no event of default would result from the payment of or failure to pay those amounts;



         (2) all amounts owed to the independent directors will be paid to the independent directors so long as no event of default would result from the payment of or failure to pay those amounts;



         (3) the servicing fee and all unpaid servicing fees from prior payment dates will be paid to the servicer;



         (4) so long as no event of default has occurred and is continuing or would be caused by that payment, all operating expenses -- other than those referred to in clauses (1), (2) and (3) above and other than the fees paid to the administrative agent under the administration agreement -- will be paid to the persons entitled to that payment, provided that the amount paid on any payment date under this clause (4) may not exceed $100,000 in the aggregate for all series;



         (5) interest due and payable on the transition bonds, together with any overdue interest at the applicable bond rate and, to the extent permitted by law, interest on that overdue interest, will be paid to the transition bondholders;


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


         (6) any principal of any series or class of the transition bonds payable as a result of acceleration triggered by an event of default, any principal of any series or class of transition bonds payable on a series termination date or class termination date, as applicable, and any principal of and premium on a series or class of transition bonds payable on a redemption date will be paid to the transition bondholders;



         (7) an amount up to the principal amount of the transition bonds that is scheduled to be paid by that payment date in accordance with the expected amortization schedule will be paid to the transition bondholders in respect of principal on the transition bonds;



         (8) all unpaid operating expenses will be paid to the persons entitled to that payment;



         (9) an amount, if any, necessary to fund the balance of the capital subaccount up to the required capital amount will be transferred to the capital subaccount;



         (10) an amount necessary to cause the amount in the overcollateralization subaccount to equal the calculated overcollateralization level for that payment date will be allocated to the overcollateralization subaccount;



         (11) provided that no event of default has occurred and is continuing, an amount equal to the net investment earnings on amounts in the capital subaccount will be released to the issuer, free from the lien of the indenture;



         (12) the balance, if any, will be allocated to the reserve subaccount; and



         (13) following repayment of all outstanding series of transition bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.



     If on any payment date funds on deposit in the general subaccount are insufficient to make the payments and transfers contemplated by clauses (1) through (11) above, the bond trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make such payments and transfers: from the reserve subaccount, then from the overcollateralization subaccount and finally from the capital subaccount; provided that amounts on deposit in the overcollateralization subaccount and the reserve subaccount shall only be used for the payments contemplated by clauses
(1) through (8) above.



     All payments to transition bondholders of a series under clauses (5) or (6) of the first paragraph under "-- Allocation and Payments" shall be made pro rata based on the respective outstanding principal amounts of transition bonds of that series held by those transition bondholders, unless, in the case of a series comprised of two or more classes, the applicable supplemental indenture for that series specifies otherwise. All payments to transition bondholders of a class under clause (5) or (6) of the first paragraph under "Allocation and Payments" shall be made pro rata based on the respective outstanding principal amounts of transition bonds of that class held by those transition bondholders.


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REPORTS TO TRANSITION BONDHOLDERS

     With respect to each series of transition bonds, on or prior to each payment date, the bond trustee will deliver a statement prepared by the bond trustee to each transition bondholder of that series which will include, to the extent applicable, the following information, and any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

         (1) the amount paid to those transition bondholders in respect of principal;

         (2) the amount paid to those transition bondholders in respect of interest;


         (3) the outstanding principal balance and the amount provided in the expected amortization schedule, in each case for that series and as of the most recent payment date;



         (4) the amount on deposit in the overcollateralization subaccount and the calculated overcollateralization level, in each case for all series and as of the most recent payment date;



         (5) the amount on deposit in the capital subaccount as of the most recent payment date and the required capital amount; and



         (6) the amount, if any, on deposit in the reserve subaccount as of the most recent payment date.


MODIFICATION OF INDENTURE


     Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies, the issuer and the bond trustee may execute a supplemental indenture for any of the following purposes:


         (1) to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the bond trustee the collateral, or to subject to the lien of the indenture additional property;

         (2) to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the issuer, and the assumption by any such successor of the covenants of the issuer contained in the indenture and in the transition bonds;


         (3) to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power in the indenture conferred upon the issuer;


         (4) to convey, transfer, assign, mortgage or pledge any property to or with the bond trustee;

         (5) to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, however, that:

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

               (x) that action shall not, as evidenced by an officers certificate, adversely affect in any material respect the interests of any transition bondholder and


               (y) the Rating Agency Condition shall have been satisfied with respect to that action by all rating agencies other than Moody's--however, notice of that action shall be provided to Moody's;



         (6) to evidence and provide for the acceptance of the appointment under the indenture by a successor bond trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one bond trustee, under requirements of the indenture;


         (7) to modify, eliminate or add to the provisions of the indenture to the extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture the other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended;

         (8) to set forth the terms of any series that has not previously been authorized by a supplemental indenture; or

         (9) to provide for any hedge or swap transactions with respect to any floating rate series or class of transition bonds or any series or class specific credit enhancement; provided, however, that:


               (x) that action shall not, as evidenced by an officers certificate, adversely affect in any material respect the interests of any transition bondholder and



               (y) the Rating Agency Condition shall have been satisfied with respect thereto by all rating agencies other than Moody's--however, notice of such action shall be provided to Moody's.


     Additionally, without the consent of any of the transition bondholders, the issuer and bond trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture, or to modify in any manner the rights of the transition bondholders under the indenture; provided, however:

         (1) that action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder and

         (2) that the Rating Agency Condition shall have been satisfied with respect to that action.


     The issuer and the bond trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or modifying in any manner the rights of the transition bondholders under the indenture; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding transition bond of each series or class affected by that supplemental indenture:


         (1) change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount of any transition bond, the interest rate specified on any transition bond or the redemption price or the premium, if any, with respect to any transition bond, change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change any place of payment where, or the coin or currency in which, any transition bond or any interest on a transition bond is payable;


         (2) impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;



         (3) reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or class of transition bonds, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults under the indenture and their consequences provided for in the indenture;


         (4) reduce the percentage of the outstanding amount of the transition bonds required to direct the bond trustee to direct the issuer to sell or liquidate the collateral;


         (5) modify any provision of the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified in the indenture or to provide that specified additional provisions of the indenture or the Basic Documents cannot be modified or waived without the consent of the holder of each outstanding transition bond affected by that modification or waiver;



         (6) modify any of the provisions of the indenture in a manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or to affect the rights of transition bondholders to the benefit of any provisions for the mandatory redemption of the transition bonds contained in the indenture or change the redemption dates, expected amortization schedule or series termination dates or class termination dates of any transition bonds;



         (7) decrease the required capital amount with respect to any series, the overcollateralization amount or the calculated overcollateralization level with respect to any payment date;


         (8) modify or alter the provisions of the indenture regarding the voting of transition bonds held by the issuer, West Penn Funding Corporation, an affiliate of either of them or any obligor on the transition bonds;

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


         (9) decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or related agreements; or


         (10) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject to the lien of the indenture or deprive the holder of any transition bond of the security provided by the lien of the indenture.

ENFORCEMENT OF THE TRANSFER AGREEMENT, THE SALE AGREEMENT AND THE SERVICING AGREEMENT


     The indenture will provide that the issuer will take all lawful actions to enforce its rights under the transfer agreement, the sale agreement and the servicing agreement in a commercially reasonable manner and to compel or secure the performance and observance by West Penn, West Penn Funding Corporation and the servicer of each of their respective material obligations to the issuer under or in connection with the transfer agreement, the sale agreement and the servicing agreement. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the transfer agreement, the sale agreement and the servicing agreement. However, if the issuer and West Penn Funding Corporation or servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting intangible transition charges, the issuer shall notify the bond trustee and the bond trustee shall notify transition bondholders of that proposal and the bond trustee shall consent to that amendment, modification, supplement, termination, waiver or surrender only with the consent of the holder of each outstanding transition bond of each series or class affected by that amendment, modification, supplement, termination, waiver or surrender.



     If an event of default occurs and is continuing, the bond trustee may, and, at the direction of the holders of a majority of the outstanding principal amount of the transition bonds of all series shall, exercise all rights, remedies, powers, privileges and claims of the issuer against West Penn, West Penn Funding Corporation or the servicer under or in connection with the sale agreement and the servicing agreement, and any right of the issuer to take that action shall be suspended.


MODIFICATIONS TO THE TRANSFER AGREEMENT, THE SALE AGREEMENT AND THE SERVICING AGREEMENT


     With the consent of the bond trustee, the transfer agreement, the sale agreement and the servicing agreement may be amended at any time and from time to time, without the consent of the transition bondholders, provided that the amendment shall not, as evidenced by an officer's certificate, adversely affect the interest of any transition bondholder or change the adjustment process for the intangible transition charges. The bond trustee shall not withhold its consent to that amendment so long as the Rating Agency Condition is satisfied in connection with that amendment by each rating agency other than Moody's--and the issuer shall have furnished Moody's with written notice of that amendment prior to the effectiveness of that amendment--and the foregoing officer's certificate is provided.



     No amendment, modification, waiver, supplement, termination or surrender of the terms of the transfer agreement, the sale agreement or servicing agreement, or waiver of timely performance or observance by West Penn, West Penn Funding Corporation or the servicer under the transfer agreement, sale agreement or servicing agreement, respectively, in each case in a way as would adversely affect the interests of transition bondholders is permitted nor shall the bond trustee consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders. If the issuer, West Penn, West Penn Funding Corporation or the servicer shall otherwise propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of the terms of the transfer agreement, the sale agreement or the servicing agreement or waive timely performance or observance by West Penn, West Penn Funding Corporation or the servicer under the transfer agreement, the sale agreement or servicing agreement, respectively, the issuer shall notify the bond trustee and the bond trustee shall notify the transition bondholders. The bond trustee shall consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders only with the consent of the holders of at least a majority of the outstanding principal amount of the transition bonds of each series or class.



     The issuer shall furnish to each of the rating agencies:


         (1) prior to the execution of any such amendment or consent, written notification of the substance of that amendment or consent and

         (2) promptly after the execution of any such amendment or consent, a copy of that amendment or consent.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT


     An event of default is defined in the indenture as being:


         (1) a default for five days or more in the payment of any interest on any transition bond;

         (2) a default in the payment of the then unpaid principal of any transition bond of any series on the series termination date for that series or, if applicable, any class on the class termination date for that class;


         (3) a default in the payment of the redemption price for any transition bond on the redemption date for that transition bond;


         (4) a default in the observance or performance of any covenant or agreement of the issuer made in the indenture, other than those specifically dealt with in (1),

     (2) or (3) above, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proves to have been incorrect in any material respect as of the time when made, and the continuation of any of these defaults for a period of thirty days after notice of that default is given to the issuer by the bond trustee or to the issuer and the bond trustee by the holders of at least 25% in outstanding principal amount of the transition bonds of any series; and



         (5) events of bankruptcy, insolvency, receivership or liquidation of the issuer.



     If an event of default occurs and is continuing, the bond trustee or holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the principal of all series of the transition bonds to be immediately due and payable. That declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of all series of the transition bonds then outstanding.



     If the transition bonds of all series have been declared to be due and payable following an event of default, the bond trustee may, in its discretion, either sell the collateral or elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration. The bond trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any transition bond of any series or a default on the payment of the price set for redemption in the related supplemental indenture for any transition bond on the date for redemption for that transition bond set in the related supplemental indenture unless:


         (1) the holders of 100% of the principal amount of all series of transition bonds consent to that sale;

         (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds; or

         (3) the bond trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as those payments would have become due if the transition bonds had not been declared due and payable, and the bond trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the transition bonds of each series.


     Subject to the provisions of the indenture relating to the duties of the bond trustee, in case an event of default occurs and is continuing, the bond trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of transition bonds of any series if the bond trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the bond trustee; provided that:


         (1) that direction shall not conflict with any rule of law or with the indenture;


         (2) subject to provisions in the indenture, any direction to the bond trustee to sell or liquidate the collateral shall be by the holders of 100% of the principal amount of all series of transition bonds then outstanding; and


         (3) the bond trustee may take any other action deemed proper by the bond trustee that is not inconsistent with that direction.


     The holders of a majority in principal amount of the transition bonds of all series then outstanding may, in some cases, waive any default with respect to the transition bonds, except a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all series and classes affected.


     No transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 2812(d)(3)(v) of the Pennsylvania Competition Act, with respect to the indenture, unless:


         (1) that holder previously has given to the bond trustee written notice of a continuing event of default;


         (2) the holders of not less than 25% in principal amount of the outstanding transition bonds of each series have made written request of the bond trustee to institute such proceeding in its own name as bond trustee;

         (3) that holder or holders have offered the bond trustee security or indemnity reasonably satisfactory to the bond trustee against the costs, expenses, and liabilities to be incurred in complying with that request;

         (4) the bond trustee for 60 days after its receipt of such notice, request and offer has failed to institute that proceeding; and

         (5) no direction inconsistent with that written request has been given to the bond trustee during that 60-day period by the holders of a majority in principal amount of the outstanding transition bonds of all series.


COVENANTS


     The issuer will keep in effect its existence, rights and franchises as a limited liability company under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:


         (1) the entity formed by or surviving that consolidation or merger or to whom substantially all of those assets are sold is organized under the laws of the United States or any state of the United States and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of the issuer's obligations under the indenture;


         (2) that entity expressly assumes all obligations and succeeds to all rights of the issuer under the transfer agreement, the sale agreement and the servicing agreement under an assignment and assumption agreement executed and delivered to the bond trustee;



         (3) no default or event of default will have occurred and be continuing immediately after giving effect to that merger, consolidation or sale;



         (4) the Rating Agency Condition will have been satisfied with respect to that consolidation or merger or sale by each rating agency, except Moody's--and the issuer shall have furnished Moody's with prior written notice of that consolidation, merger or sale;



         (5) the issuer has received an opinion of counsel to the effect that the consolidation or merger or sale of assets would have no material adverse tax consequence to the issuer or any transition bondholder, that consolidation or merger or sale complies with the indenture and all conditions precedent in the indenture relating to that consolidation or merger or sale and will result in the bond trustee maintaining a continuing valid first priority security interest in the collateral;



         (6) none of the intangible transition property, the Qualified Rate Order or West Penn's, West Penn Funding Corporation's, the servicer's or the issuer's rights under the Pennsylvania Competition Act or the Qualified Rate Order are impaired by that consolidation or merger or sale; and


         (7) any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.


     The issuer will from time to time execute and deliver those documents, make all filings and take any other action necessary or advisable to maintain and preserve the lien and security interest--and priority of that lien and security interest--of the indenture and will not permit the validity of the indenture to be impaired, the lien to be amended, hypothecated, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture, nor will it permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part of the collateral or any interest in the collateral or the proceeds of the collateral, or permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.



     The issuer may not:



         (1) except as expressly permitted by the indenture, the sale agreement or the servicing agreement sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the bond trustee in accordance with the indenture; or

         (2) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer.



         The issuer may not engage in any business other than purchasing and owning the transferred intangible transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the bond trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing.



         The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire -- or agree contingently to do so -- any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except that the issuer may invest funds in Eligible Investments. The issuer may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents, including the limited liability company agreement, make any loan or advance or credit to any person. The issuer will not make any expenditure -- by long-term or operating lease or otherwise -- for capital assets -- either realty or personalty -- other than intangible transition property purchased from West Penn Funding Corporation under, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any holder of beneficial interests in the issuer in respect of that beneficial interest, except in accordance with the indenture.



     The issuer will cause the servicer to deliver to the bond trustee the annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. See "The Servicing Agreement" in this prospectus.


LIST OF TRANSITION BONDHOLDERS

     Any transition bondholder or group of transition bondholders -- each of whom has owned a transition bond for at least six months -- may, by written request to the bond trustee, obtain access to the list of all transition bondholders maintained by the bond trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The bond trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

ANNUAL COMPLIANCE STATEMENT

     The issuer will be required to file annually with the bond trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer shall

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


furnish to the bond trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the transfer agreement, the sale agreement or the servicing agreement.


BOND TRUSTEE'S ANNUAL REPORT


     If required by the Trust Indenture Act of 1939, as amended, the bond trustee will be required to mail each year to all transition bondholders a brief report relating to its eligibility and qualification to continue as the bond trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the issuer to it in the bond trustee's individual capacity, the property and funds physically held by the bond trustee as such, any additional issue of a series of transition bonds not previously reported and any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.


SATISFACTION AND DISCHARGE OF INDENTURE


     The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the bond trustee for cancelation of all the transition bonds of that series or upon the expected final payment date or the date of redemption for that series, provided that the issuer has deposited funds sufficient for the payment in full of all of the transition bonds of that series with the bond trustee and the issuer has delivered to the bond trustee the officer's certificate and opinion of counsel specified in the indenture. Those deposited funds will be segregated and held apart solely for paying those transition bonds, and those transition bonds shall not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for those transition bonds.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuer may, at any time, terminate:

         (1) all of its obligations under the indenture with respect to the transition bonds of any series ("Legal Defeasance Option") or


         (2) its obligations to comply with specified covenants, including some of the covenants described under "The Indenture -- Covenants" (the "Covenant Defeasance Option").


     The issuer may exercise the Legal Defeasance Option with respect to any series of transition bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to that series.


     If the issuer exercises the Legal Defeasance Option with respect to any series, that series of transition bonds shall be entitled to payment only from the funds or other obligations set aside under the indenture for payment of that amount on the expected final payment date or redemption date for that series as described below. That series of transition bonds shall not be subject to payment through redemption or acceleration prior to that expected final payment date or redemption date, as applicable. If the issuer exercises the Covenant Defeasance Option with respect to any series, the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.


     The issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any series of transition bonds only if:


         (1) the issuer irrevocably deposits or causes to be deposited in trust with the bond trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on those transition bonds to the expected final payment date or redemption date for those transition bonds, as applicable, that deposit to be made in the defeasance subaccount for that series of transition bonds;


         (2) the issuer delivers to the bond trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at the times and in the amounts as will be sufficient to pay in respect of the transition bonds of that series:


               (x) principal in accordance with the expected amortization schedule for that series, or if that series is to be redeemed, the redemption price of that redemption on the redemption date for that series, and


               (y)   interest when due;


         (3) in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;



         (4) no default has occurred and is continuing on the day of that deposit and after giving effect to that deposit;


         (5) in the case of the Legal Defeasance Option, the issuer delivers to the bond trustee an opinion of counsel stating that:

               (x) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or


               (y) since the date of execution of the indenture, there has been a change in the applicable federal income tax law;



     in either case to the effect that, and based on that ruling that opinion shall confirm that, the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of that Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;


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


         (6) in the case of the Covenant Defeasance Option, the issuer delivers to the bond trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of that Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred; and


         (7) the issuer delivers to the bond trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

     There will be no other conditions to the exercise by the issuer of its Legal Defeasance Option or its Covenant Defeasance Option.


     U.S. Government Obligations means direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality of the United States of America, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


THE BOND TRUSTEE


     Bankers Trust Company will be the bond trustee under the indenture. The bond trustee may resign at any time by so notifying the issuer. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the bond trustee by so notifying the bond trustee and may appoint a successor bond trustee. The issuer will remove the bond trustee if the bond trustee ceases to be eligible to continue as so under the indenture, the bond trustee becomes insolvent, a receiver or other public officer takes charge of the bond trustee or its property or the bond trustee becomes incapable of acting. If the bond trustee resigns or is removed or a vacancy exists in the office of bond trustee for any reason, the issuer will be obligated to appoint a successor bond trustee eligible under the indenture. Any resignation or removal of the bond trustee and appointment of a successor bond trustee will not become effective until acceptance of the appointment by a successor bond trustee. The issuer is required under the indenture to provide the rating agencies with written notice of any successor bond trustee.


     The bond trustee shall at all times satisfy the requirements of the Trust Indenture Act and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" by Fitch IBCA--if currently rated by Fitch IBCA. If the bond trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor bond trustee.

GOVERNING LAW


     The indenture will be governed by and construed under the laws of the State of New York, provided that the laws of the Commonwealth of Pennsylvania govern the creation, attachment, perfection and enforcement of the security interest under the indenture in the intangible transition property under the Pennsylvania Competition Act.

                             UNITED STATES TAXATION

GENERAL

     This section summarizes the material U.S. tax consequences to holders of transition bonds. However, the discussion is limited in the following ways:

      -- The discussion only covers you if you buy your transition bonds in the initial offering.

      -- The discussion only covers you if you hold your transition bonds as a capital asset--that is, for investment purposes--and if you do not have a special tax status.

      -- The discussion does not cover tax consequences that depend upon your particular situation in addition to your ownership of transition bonds. We suggest that you consult your tax advisor about the consequences of holding transition bonds in your particular situation.

      -- The discussion is based on current law. Changes in the law may change the tax treatment of the transition bonds.

      --    The discussion generally does not cover state, local or foreign law.

      -- The discussion does not apply to you if you are a non-U.S. holder of transition bonds and if you (a) own 10% or more of the voting stock of Allegheny Energy, (b) are a "controlled foreign corporation" with respect to Allegheny Energy, or (c) are a bank making a loan in the ordinary course of its business.

TAXATION OF THE ISSUER AND OF THE TRANSITION BONDS


     West Penn has received a ruling from the Internal Revenue Service that:



         (1) the issuance of the Qualified Rate Order by the Pennsylvania Public Utility Commission will not result in the recognition of gross income by West Penn or West Penn Funding Corporation,


         (2) the issuance of the transition bonds will not result in the recognition of gross income by West Penn or West Penn Funding Corporation and

         (3) the transition bonds will be classified as obligations of West Penn Funding Corporation.


     Moreover, the issuer is a wholly owned subsidiary of West Penn Funding Corporation and has not elected to be taxed as a corporation for federal income tax purposes. In the opinion of our tax counsel, Cravath, Swaine & Moore, based on the foregoing, for U.S. federal income tax purposes:



         (1) the issuer will be treated as a division of West Penn Funding Corporation and will not be treated as a separate taxable entity; and



         (2) the transition bonds will be treated as debt of West Penn Funding Corporation secured by a pledge of the collateral.

     We have relied on the ruling and the opinion in preparing this section.

     IF YOU ARE CONSIDERING BUYING TRANSITION BONDS, WE SUGGEST THAT YOU CONSULT YOUR TAX ADVISORS ABOUT THE TAX CONSEQUENCES OF HOLDING THE TRANSITION BONDS IN YOUR PARTICULAR SITUATION.

TAX CONSEQUENCES TO U.S. HOLDERS

     This section applies to you if you are a "U.S. Holder". A "U.S. Holder" is:

      --    an individual U.S. citizen or resident alien;

      -- a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state); or

      -- an estate or trust whose worldwide income is subject to U.S. federal income tax.

If a partnership holds transition bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. We suggest that partners of partnerships holding transition bonds consult their tax advisors.

   INTEREST

      -- If you are a cash method taxpayer, including most individual holders, you must report that interest in your income when you receive it.

      -- If you are an accrual method taxpayer, you must report that interest in your income as it accrues.

   SALE OR RETIREMENT OF TRANSITION BONDS

     On a sale or retirement of a transition bond:


      -- You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the transition bond. Your tax basis in the transition bond is your cost, subject to adjustments.


      -- Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the transition bond for more than one year.

      -- If you sell the transition bond between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the transition bond but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

   INFORMATION REPORTING AND BACKUP WITHHOLDING


     Under the tax rules concerning information reporting to the Internal Revenue Service:



      -- Assuming you hold your transition bonds through a broker or other securities intermediary, the intermediary is required to provide information to the Internal

            Revenue Service concerning interest and retirement proceeds we pay on transition bonds you own, unless an exemption applies.



      -- Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.


      -- If you are subject to these requirements but do not comply, the intermediary is required to withhold 31% of all amounts payable to you on the transition bonds, including principal payments. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

      -- All U.S. Holders that are individuals are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:

      --    an individual that is a nonresident alien;

      --    a corporation organized or created under non-U.S. law; or

      -- an estate or trust that is not taxable in the U.S. on its worldwide income.

   WITHHOLDING TAXES

     Generally, payments of principal and interest on the transition bonds will not be subject to U.S. withholding taxes.

     However, in order for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

      -- You provide your name, address, and a signed statement that you are the beneficial owner of the transition bond and are not a U.S. Holder. This statement is generally made on Form W-8 or Form W-8BEN.

      -- You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

      -- You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form 4224 or Form W-8ECI.

We suggest that you consult your tax advisor about the specific methods to satisfy these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the claim has actual knowledge that the statements on the applicable form are false.

   SALE OR RETIREMENT OF TRANSITION BONDS

     If you sell a transition bond or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

      -- The gain is connected with a trade or business that you conduct in the U.S.


      -- You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the transition bond, and other conditions are satisfied.


      -- The gain represents accrued interest, in which case the rules for interest would apply.

   U.S. TRADE OR BUSINESS

     If you hold a transition bond in connection with a trade or business that you are conducting in the U.S.:

      -- Any interest on the transition bond, and any gain from disposing of the transition bond, generally will be subject to income tax as if you were a U.S. Holder.

      -- If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the transition bond. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

   ESTATE TAXES

     If you are an individual, the transition bonds will not be subject to U.S. estate tax when you die. However, this rule only applies if, at the time of your death, payments on the transition bond would not have been connected to a trade or business that you were conducting in the U.S.

   INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. rules concerning information reporting and backup withholding are described above under "Tax Consequences to U.S. Holders--Information Reporting and Backup Withholding". Under these rules:


      -- Principal and interest payments received by you will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above under "Tax Consequences to U.S. Holders--Information Reporting and Backup Withholding". The exemption does not apply if the recipient of the applicable form knows that the form is false. However, interest payments made to you will be reported to the Internal Revenue Service on Form 1042-S.



      -- Sale proceeds you receive on a sale of your transition bonds through a broker may be subject to information reporting or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting--but not backup withholding--may apply if you use the foreign office of a broker if the broker has specified connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.


               MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Pennsylvania tax counsel to the issuer and West Penn, interest from the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to Pennsylvania inheritance and estate taxes.


     Due to the pendency of litigation involving the constitutionality of personal property taxes heretofore in effect, none are currently imposed in Pennsylvania. In the event enforcement of the personal property tax is resumed, residents of Pennsylvania, other than corporations and specified other exempt persons holding transition bonds, would be subject to these taxes. Nonresidents would be exempt. The taxes referred to include the County Personal Property Tax and the additional property taxes imposed on Pittsburgh residents by the School District of Pittsburgh and the City of Pittsburgh.

                              ERISA CONSIDERATIONS

     Employee benefit plans are permitted to purchase transition bonds.


     ERISA and Section 4975 of the Internal Revenue Code impose specified requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans. ERISA imposes on Plan fiduciaries certain general fiduciary requirements. In addition,
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of "prohibited transactions" involving assets of a Plan ("Plan Assets") and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code), unless a statutory or administrative exemption is available.



     Additional prohibited transactions could arise if assets of the issuer were considered to be Plan Assets with respect to any Plan that acquired transition bonds. However, the transition bonds are debt for state law purposes and should not be considered to have "substantial equity features". As a result, a Plan's acquisition of transition bonds should not cause assets of the issuer to be considered to be Plan Assets.


     If you are considering whether to purchase transition bonds with Plan Assets, we suggest that you consult with your legal advisor and refer to the related prospectus supplement for further guidance.

                              PLAN OF DISTRIBUTION


     The transition bonds of each series may be sold to or through underwriters named in the related prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the bond trustee intend that transition bonds will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.


     The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange.


     In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters, and any discounts or commissions received by them from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.



     Under agreements which may be entered into by West Penn, West Penn Funding Corporation, the issuer and the bond trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by West Penn, West Penn Funding Corporation and the issuer against liabilities specified in those agreements, including under the Securities Act.



     The underwriters may, from time to time, buy and sell transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS


     It is a condition of any underwriter's obligation to purchase the transition bonds that each class receive the rating indicated in the related prospectus supplement, which will be in one of the four highest categories, from at least one rating agency.



     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any class of transition bonds is revised or withdrawn, the liquidity of that class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transaction bonds by the applicable series termination date or class termination date.

                                 LEGAL MATTERS


     Some legal matters relating to the issuance of the transition bonds will be passed upon for the issuer by Cravath, Swaine & Moore, New York, New York and for the underwriters by Latham & Watkins, New York, New York. Some legal matters relating to the issuer and issuance of the transition bonds under the laws of the State of Delaware will be passed upon for the issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for the issuer by Cravath, Swaine & Moore. Some legal matters relating to the issuer and the issuance of the transition bonds under the State of Pennsylvania, including the state tax consequences of the issuance of the transition bonds, will be passed upon for the issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.



                                    EXPERTS





     The balance sheet of the issuer as of October 21, 1999, included in this prospectus has been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report included in this prospectus.

                           GLOSSARY OF DEFINED TERMS

     Set forth below is a glossary of defined terms used in this prospectus.


     "ADJUSTMENT REQUEST" means each request filed by the servicer with the Pennsylvania Public Utility Commission for adjustments to the intangible transition charges assessed to each rate schedule within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to the projected future usage of electricity by customers on which intangible transition charges are assessed, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds.



     "ADMINISTRATIVE AGENT" means Allegheny Energy Service Corporation, as administrative agent under the administration agreements with the issuer and with West Penn Funding Corporation, and its permitted successors and assigns under that agreement.


     "BANKRUPTCY CODE" means Title 11 of the United States Code, as the same may be amended, modified or supplemented from time to time.


     "BASIC DOCUMENTS" means, collectively, the transfer agreement, the sale agreement, the servicing agreement, the administration agreement between the issuer and the administrative agent, any bills of sale for intangible transition property, the indenture, the limited liability company agreement, the certificate of formation filed with the State of Delaware to form the issuer and the certificate of incorporation of West Penn Funding Corporation.



     "CALCULATED OVERCOLLATERALIZATION LEVEL" means the amount anticipated to be on deposit in the overcollateralization subaccount for all series of transition bonds as of each payment date, as specified in each prospectus supplement.



     "CALCULATION DATE" means, with respect to any series of transition bonds, each date on which the servicer is required to file an Adjustment Request, as specified in the related prospectus supplement.



     "CAPITAL SUBACCOUNT" means a subaccount of the collection account in which the amount of capital required to be held by the issuer for a series of transition bonds will be deposited by West Penn Funding Corporation on the date of issuance of that series.



     "CEDEL" means Cedel Bank, societe anonyme.



     "COLLECTION ACCOUNT" means the single collection account for all series of transition bonds established by the issuer and held by the bond trustee under the indenture.



     "DTC" means The Depository Trust Company.



     "EUROCLEAR" means the Euroclear System.



     "EXPECTED AMORTIZATION SCHEDULE" means, with respect to any series or class of transition bonds, the expected amortization schedule for the principal balance of that series or class, as set forth in the related prospectus supplement.



     "GENERAL SUBACCOUNT" means a subaccount of the collection account into which funds received from collections of intangible transition charges will initially be allocated.

     "INDEMNITY AMOUNTS" means any amounts paid by West Penn, West Penn Funding Corporation or the servicer to the bond trustee, for itself or on behalf of the transition bondholders, in respect of the indemnification obligations pursuant to the transfer agreement, the sale agreement and the servicing agreement.



     "LIMITED LIABILITY COMPANY AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the issuer, as amended and supplemented from time to time.



     "OVERCOLLATERALIZATION SUBACCOUNT" means a subaccount of the collection account into which the overcollateralization amount will be deposited over the expected life of a series of transition bonds.



     "QUALIFIED RATE ORDER" means the qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on November 19, 1998, as supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on August 12, 1999.



     "QUALIFIED TRANSITION EXPENSES", as set forth in the Qualified Rate Order, means, collectively, the aggregate principal amount of the transition bonds and an amount sufficient to provide for any credit enhancement to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.



     "RATING AGENCY" means any rating agency rating the transition bonds of any class or series at the time of issuance of that class or series at the request of the issuer.



     "RATING AGENCY CONDITION" means, with respect to any action, the notification in writing by each rating agency to West Penn, West Penn Funding Corporation, the servicer, the bond trustee and the issuer that any such action will not result in a reduction or withdrawal of the then current rating by that rating agency of any outstanding series or class of transition bonds.



     "REQUIRED CAPITAL AMOUNT" means the amount of capital required to be deposited by the issuer into the capital subaccount upon the issuance of a series of transition bonds, which represents a capital contribution from West Penn Funding Corporation.



     "RESERVE SUBACCOUNT" means a subaccount of the collection account into which will be deposited the excess, if any, of collections of intangible transition charges over amounts then scheduled to be paid or due on a series of transition bonds, plus related expenses, plus amounts needed to make required deposits to the overcollateralization subaccount and the capital subaccount, plus net investment earnings on amounts in the capital subaccount released to the issuer.



     "SALE AGREEMENT" means the Intangible Transition Property Sale Agreement between the issuer and West Penn Funding Corporation, as amended and supplemented from time to time.

     "SERVICER DEFAULT" means a default of the servicer under the servicing agreement, including the defaults described under the "The Servicing Agreement--Servicer Defaults."



     "SERVICING AGREEMENT" means the Servicing Agreement between West Penn, as servicer, and the issuer, as amended and supplemented from time to time.



     "TRANSFER AGREEMENT" means the Intangible Transition Property Transfer Agreement between West Penn and West Penn Funding Corporation, as amended and supplemented from time to time.



     "TRANSFERRED INTANGIBLE TRANSITION PROPERTY" means intangible transition property which is transferred from West Penn to West Penn Funding Corporation under the Transfer Agreement and the related bill of sale and then sold by West Penn Funding Corporation to the issuer under the sale agreement and the related bill of sale.


     "WEST PENN" means West Penn Power Company, a Pennsylvania corporation.

                             WEST PENN FUNDING LLC

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Financial Statement:
Balance Sheet...............................................  F-3
Notes to Financial Statement................................  F-4

                       REPORT OF INDEPENDENT ACCOUNTANTS



To West Penn Funding Corporation, the Sole Member of


West Penn Funding LLC:



     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of West Penn Funding LLC (the Company) at October 21, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



[PricewaterhouseCoopers LLP (signed)]



October 21, 1999

                             WEST PENN FUNDING LLC



                                 BALANCE SHEET


                             (THOUSANDS OF DOLLARS)



                                                               OCTOBER 21,
                                                                  1999
                                                              -------------
ASSETS:
  Cash and temporary cash investments.......................      3,000
                                                                 ------
     Total Assets...........................................     $3,000
                                                                 ======
LIABILITIES AND MEMBER'S EQUITY:
  Member's equity...........................................      3,000
                                                                 ------
     Total Liabilities and Member's Equity..................     $3,000
                                                                 ======



See accompanying notes to financial statement.

                             WEST PENN FUNDING LLC



                          NOTES TO FINANCIAL STATEMENT



1.   FINANCIAL STATEMENT



     This financial statement represents the assets and equity of West Penn Funding LLC as of and at October 21, 1999, the date of initial capital contribution from West Penn Funding Corporation.



2.   NATURE OF OPERATIONS



     West Penn Funding LLC (the Company), a limited liability company established under the laws of the State of Delaware, was formed on May 26, 1999 pursuant to a limited liability company agreement. West Penn Funding Corporation is the sole member of the Company. West Penn Funding Corporation is a wholly owned subsidiary of West Penn Power Company (West Penn), an operating electric utility. West Penn is a wholly-owned subsidiary of Allegheny Energy, Inc., a public utility holding company.



     The Company was organized for the sole purpose of purchasing and owning Intangible Transition Property (ITP), issuing Transition Bonds (Bonds), pledging its interest in ITP and other collateral to the bond trustee, and performing activities that are necessary, suitable or convenient to accomplish these purposes. ITP represents the irrevocable right of West Penn, or its successor or assignee, to collect a non-bypassable Intangible Transition Charge (ITC) from customers pursuant to a Qualified Rate Order (PUC Order) issued November 19, 1998 and supplemented by order dated August 12, 1999 by the Pennsylvania Public Utility Commission (PUC) in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act (applicable law) enacted in Pennsylvania in December 1996. The PUC Order authorizes the ITC to be sufficient to recover the principal amount of Bonds issued by the Company, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds. The Company's organizational documents require it to operate in a manner so that is should not be consolidated in the bankruptcy estate of West Penn or West Penn Funding Corporation in the event West Penn or West Penn Funding Corporation becomes subject to a bankruptcy proceeding.



     West Penn will transfer the ITP to West Penn Funding Corporation which will sell the ITP to West Penn Funding LLC. West Penn, West Penn Funding Corporation, and the Company will treat the transfer of ITP to the Company as a sale under applicable law.



     The Company intends to issue Bonds in series (the Series) from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of ITP. The ITP and other assets of the Company will collateralize the Bonds. Under applicable law, the Bonds will be recourse to the Company and will be collateralized on a pro rata basis by the ITP

                             WEST PENN FUNDING LLC
and the equity and assets of the Company. The source of repayment will be the ITC authorized pursuant to a PUC Order, which charges will be collected from West Penn customers by West Penn, as servicer.



     ITC collections will be deposited by West Penn with the Company and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund credit enhancement for the Bonds. The Company will also pledge the capital contributed by West Penn Funding Corporation to collateralize the debt service requirements of the Bonds. The debt service requirements will include an Overcollateralization Account, a Capital Account and a Reserve Account which will be available to Bondholders. Any amounts collateralizing the Bonds will be returned to the Company upon payment in full of the Bonds.



     The Company anticipates issuing Bonds in the fourth quarter of 1999.



     The Bonds will be treated as debt obligations of the Company. The results of operations of the Company will be consolidated with West Penn for financial and federal income tax reporting purposes. The Bonds are non-recourse to West Penn Funding Corporation, West Penn, and Allegheny Energy, Inc.



     Under the Servicing Agreement to be entered into by the Company and West Penn concurrently with the issuance of the first Series of Bonds, West Penn, as servicer, will be required to manage and administer the ITP of the Company and to collect the ITC on behalf of the Company. The Company will pay an annual servicing fee to West Penn. West Penn will also invoice the Company for certain other administrative expenses incurred.



     Some of the debt issuance costs will be paid by West Penn and reimbursed by the Company upon issuance of the Bonds.



3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



   MANAGEMENT'S ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions will affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.



   CASH AND TEMPORARY CASH INVESTMENTS



     The Company considers all liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


THE DATE OF THIS PROSPECTUS SUPPLEMENT IS                   , 1999.



DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE SECURITIES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE SECURITIES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee............................................  $  166,800
Printing and Engraving Expenses.............................     200,000
Trustees' Fees and Expenses.................................      20,000
Legal Fees and Expenses.....................................   1,000,000
Blue Sky Fees and Expenses..................................       9,000
Accountants' Fees and Expenses..............................      75,000
Rating Agency Fees..........................................     500,000
Miscellaneous Fees and Expenses.............................      75,000
                                                              ----------
     Total..................................................  $2,045,800
                                                              ==========


------------


ITEM 15.   INDEMNIFICATION OF MEMBERS AND MANAGERS


     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of West Penn Funding LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence.

ITEM 16.   EXHIBITS


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
     1.1      Form of Underwriting Agreement.*
     4.1.1    Limited Liability Company Agreement of West Penn Funding
              LLC.*
     4.1.2    Form of Assignment of Limited Liability Company Interest and
              Amendment to Limited Liability Company Agreement.*
     4.1.3    Form of Amended and Restated Limited Liability Company
              Agreement of West Penn Funding LLC.*
     4.2      Certificate of Formation for West Penn Funding LLC.*
     4.3      Form of Indenture.*

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
     4.4      Form of Transition Bonds.*
     5.1      Opinion of Richards, Layton & Finger, P.A. relating to
              legality of the Transition Bonds.
     5.2      Opinion of Cravath, Swaine & Moore, relating to legality of the Transition Bonds.
     8.1.1    Opinion of Cravath, Swaine & Moore with respect to material federal tax matters.
     8.1.2    Opinion of Ballard Spahr Andrews & Ingersoll, LLP with
              respect to material state tax matters.*
    10.1      Form of Transfer Agreement.*
    10.2      Form of Sale Agreement.*
    10.3      Form of Servicing Agreement.*
    10.4      Joint Petition for Full Settlement of West Penn Power
              Company's Restructuring Plan and Related Appeals and
              Application for a Qualified Rate Order and Application for
              Transfer of Generation Assets dated November 3, 1998.*
    23.1      Consent of Cravath, Swaine & Moore (included in its opinions filed as Exhibits 5.2 and 8.1.1).
    23.2      Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).
    23.3      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 8.1.2).*
    23.4      Consent of PricewaterhouseCoopers LLP.
    25.1      Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Bankers Trust Company, as Bond Trustee under the Indenture.
    27.1      Financial Data Schedule.
    99.1      Qualified Rate Order issued November 19, 1998.*
    99.2      Supplemental Qualified Rate Order issued August 12, 1999.*
    99.3      Internal Revenue Service Private Letter Ruling pertaining to
              Transition Bonds.*


------------

* Previously filed


ITEM 17.   UNDERTAKINGS

     The undersigned Registrant on behalf of West Penn Funding LLC (the "Issuer") hereby undertakes as follows:

     (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of

Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that
(a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), with respect to the Issuer that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to members, managers, directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, theretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a member, manager, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such member, manager, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the

Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on October 21, 1999.


                                          WEST PENN FUNDING LLC,


                                          by /s/ MICHAEL P. MORRELL

                                            ------------------------------------

                                             Name: Michael P. Morrell


                                             Title: President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed on behalf of West Penn Funding LLC on October 21, 1999 by the following persons in the capacities indicated.



                      SIGNATURE                                        TITLE
                      ---------                                        -----

               /s/ MICHAEL P. MORRELL                  President (Principal Executive
-----------------------------------------------------  Officer)
                 Michael P. Morrell

                /s/ KEITH L. WARCHOL                   Treasurer (Principal Financial Officer
-----------------------------------------------------  and Principal Accounting Officer)
                  Keith L. Warchol

                /s/ BRUCE M. SEDLOCK                   Director
-----------------------------------------------------
                  Bruce M. Sedlock

                /s/ TERENCE A. BURKE                   Director
-----------------------------------------------------
                  Terence A. Burke

             /s/ THOMAS C. SHEPPARD, JR.               Director
-----------------------------------------------------
               Thomas C. Sheppard, Jr.

                               INDEX TO EXHIBITS


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
     1.1      Form of Underwriting Agreement.*
   4.1.1      Limited Liability Company Agreement of West Penn Funding
              LLC.*
   4.1.2      Form of Assignment of Limited Liability Company Interest and
              Amendment to Limited Liability Company Agreement.*
   4.1.3      Form of Amended and Restated Limited Liability Agreement of
              West Penn Funding LLC.*
     4.2      Certificate of Formation for West Penn Funding LLC.*
     4.3      Form of Indenture.*
     4.4      Form of Transition Bonds.*
     5.1      Opinion of Richards, Layton & Finger, P.A. relating to
              legality of the Transition Bonds.
     5.2      Opinion of Cravath, Swaine & Moore, relating to legality of the Transition Bonds.
   8.1.1      Opinion of Cravath, Swaine & Moore with respect to material federal tax matters.
   8.1.2      Opinion of Ballard Spahr Andrews & Ingersoll, LLP with
              respect to material state tax matters.*
    10.1      Form of Transfer Agreement.*
    10.2      Form of Sale Agreement.*
    10.3      Form of Servicing Agreement.*
    10.4      Joint Petition for Full Settlement of West Penn Power
              Company's Restructuring Plan and Related Appeals and
              Application for a Qualified Rate Order and Application for
              Transfer of Generation Assets dated November 3, 1998.*
    23.1      Consent of Cravath, Swaine & Moore (included in its opinion filed as Exhibits 5.2 and 8.1.1).
    23.2      Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).
    23.3      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 8.1.2).*
    23.4      Consent of PricewaterhouseCoopers LLP.
    25.1      Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Bankers Trust Company, as Bond Trustee under the Indenture.
    27.1      Financial Data Schedule.
    99.1      Qualified Rate Order issued November 19, 1998.*
    99.2      Supplemental Qualified Rate Order issued August 12, 1999.*
    99.3      Internal Revenue Service Private Letter Ruling pertaining to
              Transition Bonds.*


------------


* Previously filed